As filed with the Securities and Exchange Commission on January 29, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hempacco Co., Inc.
(Exact name of registrant as specified in its charter)

Nevada	2111	83-4231457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9925 Airway Road,

San Diego, CA, 92154

(619) 779-0715

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sandro Piancone

Chief Executive Officer

9925 Airway Road,

San Diego, CA, 92154

(619) 779-0715

(Name, address and telephone number of agent for service)

Copies to:

Lance Brunson, Esq.

Callie Tempest Jones, Esq.

Brunson Chandler & Jones, PLLC

Walker Center

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

(801) 303-5737

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registration No. 333-_____

SUBJECT TO COMPLETION, DATED JANUARY 29, 2024

PRELIMINARY PROSPECTUS

HEMPACCO CO., INC.

6,600,295 SHARES OF COMMON STOCK

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) of up to 6,600,295 shares of common stock, par value $0.001 (“Common Stock”), of Hempacco Co., Inc. a Nevada corporation.

We are registering the resale of (i) up to 5,000,311 shares of Common Stock issuable upon conversion of the convertible promissory notes (the “Convertible Notes”) issued in five private placement transactions (the “Placements”) completed on October 19, 2023, October 20, 2023, December 12, 2023, December 19, 2023, and January 9, 2024, pursuant to substantially identical Securities Purchase Agreements (the “Purchase Agreements”) with the two selling stockholders, FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), and Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill,” and together with FirstFire, the “Selling Stockholders”), (ii) up to 1,299,995 shares issuable upon exercise of the Common Stock Purchase Warrants (the “Placement Warrants”) issued to the Selling Stockholders in the Placements, and (iii) 299,989 shares of Common Stock issued to the Selling Stockholders in the Placements as commitment fees for entering into the Purchase Agreements.

The 6,600,295 shares of Common Stock being registered in accordance with the Placements consist of the following: (i) pursuant to the Purchase Agreement for the Placement that closed on October 19, 2023, with FirstFire, up to 462,992 shares issuable upon conversion of the $277,777.78 Convertible Note issued to FirstFire in that Placement, up to 120,370 shares issuable upon exercise of the Placement Warrant issued to FirstFire in that Placement, and 27,777 shares of Common Stock issued to FirstFire as a commitment fee for entering into the Purchase Agreement for that Placement; (ii) pursuant to the Purchase Agreement for the Placement that closed on October 20, 2023, with Mast Hill, up to 1,391,753 shares issuable upon conversion of the $835,000 Convertible Note issued to Mast Hill in that Placement, up to 361,832 shares issuable upon exercise of the Placement Warrant issued to Mast Hill in that Placement, and 83,497 shares of Common Stock issued to Mast Hill as a commitment fee for entering into the Purchase Agreement for that Placement; (iii) pursuant to the Purchase Agreement for the Placement that closed on December 12, 2023, with Mast Hill, up to 1,391,753 shares issuable upon conversion of the $835,000 Convertible Note issued to Mast Hill in that Placement, up to 361,832 shares issuable upon exercise of the Placement Warrant issued to Mast Hill in that Placement, and 83,497 shares of Common Stock issued to Mast Hill as a commitment fee for entering into the Purchase Agreement for that Placement; (iv) pursuant to the Purchase Agreement for the Placement that closed on December 19, 2023, with FirstFire, up to 462,992 shares issuable upon conversion of the $277,777.78 Convertible Note issued to FirstFire in that Placement, up to 120,370 shares issuable upon exercise of the Placement Warrant issued to FirstFire in that Placement, and 27,777 shares of Common Stock issued to FirstFire as a commitment fee for entering into the Purchase Agreement for that Placement; and (v) pursuant to the Purchase Agreement for the Placement that closed on January 9, 2024, with Mast Hill, up to 1,290,821 shares issuable upon conversion of the $774,444.44 Convertible Note issued to Mast Hill in that Placement, up to 335,591 shares issuable upon exercise of the Placement Warrant issued to Mast Hill in that Placement, and 77,441 shares of Common Stock issued to Mast Hill as a commitment fee for entering into the Purchase Agreement for that Placement. For a more complete discussion of the terms and conditions of the Purchase Agreements and Placements, see the discussion under the heading “Recent Developments” in the Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The resale of the 6,600,295 shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from the exercise of the Placement Warrants if they are exercised for cash.

Each of the Selling Stockholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our principal executive offices are located at 9925 Airway Road, San Diego, California, 92154.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol "HPCO." On January 25, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.3299 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2024

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to maintain or expand our product sales and service offerings; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 9 of this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including "Disrupting Tobacco," "HempBox," "Hempbar," "The Real Stuff," "Solito," and "Cali Vibes D8." For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys including but not limited to certain publications of Hemp Industry Daily - Sector Snapshot - Smokable Hemp, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management's estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the "Risk Factors" section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled "Cautionary Note Regarding Forward-Looking Statements."

In this prospectus, "we," "us," "our," "our company," the “Company,” and similar references refer to Hempacco Co., Inc., a Nevada corporation formerly known as The Hempacco Co., Inc.

OUR COMPANY

Overview

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp and herb-based smokable alternatives. We also offer nutritional supplement and beauty product manufacturing services through our recently acquired subsidiary, Green Star Labs, Inc.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our inhouse brands are currently sold in over 200 retail locations located in the San Diego, California, area, our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 600 kiosk vending machines which we plan to refurbish and use to distribute our products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production and manufacturing facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can ship small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

We believe that our manufacturing technologies will be a critical component of our success. We plan to continue to invest in research and development, and we currently have one approved patent and one patent pending with respect to our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing marketing efforts, reaching agreements with master distributors who will sell to a broad network of retail establishments, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase customer traffic with internet marketing to or with the clients that carry our products.

We have experienced operating losses to date and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our expanding operations and to generate operating losses in the near future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of $2,261,508 and $6,251,412 for the three and nine months ended September 30, 2023, respectively, a net loss of $7,134,957 for the year ended December 31, 2022, our accumulated deficit increased to $16,640,974 as of September 30, 2023, we had a working capital deficit of $2,307,210 as of September 30, 2023, and we had cash and cash equivalents of $17,076 as of September 30, 2023.

Although our audited financial statements for the years ended December 31, 2022 and 2021, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2022 and 2021, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on our financial statements and results at that time, including our recurring losses from operations and use of cash in operating activities, in light of our net loss of $7,134,957 during the year ended December 31, 2022, our accumulated deficit of $10,463,048 as of December 31, 2022, and $4,370,475 of net cash used in operations during the year ended December 31, 2022.

Our Products

We have launched the production and sale of our own in-house brand of hemp-based cigarettes, The Real Stuff Smokables, in three presentations: the twenty pack, the ten pack, and the Solito™ single pack, all of which are sold in our patented counter displays in convenience stores through master distributors.

We have also entered into several joint ventures to launch multiple smokables brands: Cali Vibes D8, a joint venture focused on Delta 8 smokable products; Hemp Hop Smokables, a joint venture with rapper Rick Ross and Rap Snack's CEO James Lindsay; a joint venture with StickIt Ltd., an Israeli corporation, to manufacture cannabinoid sticks for insertion into other cigarettes; a joint venture to launch Cheech & Chong-branded hemp smokables; Hempacco Paper Co., Inc., a joint venture with Sonora Paper Co., Inc. focused on rolling papers; Organipure, Inc., a joint venture with High Sierra Technologies, Inc. focused on hemp smokables; and HPDG, LLC, a joint venture to launch smokables products with Alfalfa Holdings, LLC.

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We have launched a brand of flavored hemp rolling papers, we manufacture private label hemp rolling papers for third parties, and through our recently acquired subsidiary, Green Star Labs, Inc., we provide nutritional supplement and beauty product manufacturing services to customers as well. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world, and in the fall of 2021, we received our largest purchase order to date for approximately $9.2 million from HBI International's Skunk and Juicy brand to manufacture hemp rolling papers for it.

Our products include the following:

Competitive Strengths

We believe our manufacturing technologies, manufacturing facility manufacturing capacity, and management with extensive industry experience are strengths that set us apart from our competitors.  Our manufacturing facility can quickly scale up production volumes, our management team has extensive experience in the cigarette and food and beverage industries, and because of our manufacturing technologies, which allow us to spray hemp with terpenes for flavoring or to add CBD or CBG, and add flavoring via our filter infusion technology, we believe our smokables products offer consistent and unique flavor and odor profiles to consumers, which we believe sets our products apart from competing products, which may lack flavor and odor consistency or smell like marijuana when smoked.

Growth Strategy

We seek to become the leader in sales and distribution of alternative smokable products. We aim to offer our products and affiliate products in over 100,000 convenience and liquor stores in the United States, and we also intend to build international sales and distribution channels for our products and affiliate products. Our goal is to build a portfolio of non-tobacco smokables brands, become the United States market leader in the space, and subsequently build exclusive master distribution relationships in other countries. We plan to do this in four ways:

●

We intend to focus on growing our fast-moving consumer goods brands, such as our "The Real Stuff" smokables and "Hempbar," our line of "liquor flavored" infused hemp smokables for sale in liquor stores and bars.

●	We plan to build a portfolio of patents and technologies, which should allow us to protect and grow our competitive position in the industry.
●	We intend to expand our manufacturing capabilities.
●	We plan to increase sales by focusing on master distributor relationships, e-commerce sales, and distribution of our brands, and joint venture brands.

Our Corporate History and Structure

We were incorporated in the State of Nevada on April 1, 2019, as "The Hempacco Co., Inc.," and on April 23, 2021, changed our name to "Hempacco Co., Inc." On May 21, 2021, we were acquired by Green Globe International, Inc., a Delaware corporation (“Green Globe”), and became a wholly owned subsidiary of it, and as of immediately prior to this offering, we are a majority-owned subsidiary of Green Globe International, Inc., with Green Globe International, Inc. owning approximately 56.6% of our capital stock. Additional information regarding our corporate history and transactions in connection with our prior acquisition by Green Globe are discussed more fully in the "Our Corporate History and Structure" section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 31.

Corporate Information

We are currently incorporated and in good standing in the State of Nevada. Our principal executive offices are located at 9925 Airway Road, San Diego, California, 92154, and our telephone number is (619) 779-0715. We maintain a website at https://hempaccoinc.com/. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

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SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the "Risk Factors" section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

•	Since inception, we have experienced operating losses and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the near future.

•

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

•	We may be unable to effectively manage future growth. We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

•	If we are unable to continue as a going concern, our securities will have little or no value.

•	We have a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

•	We may incur significant debt to finance our operations.

•	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

•	Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

•

Competition from traditional and large, well-financed tobacco or nicotine cigarette manufacturers or distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

•

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers' changing preferences will determine our long-term success.

•	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

•	We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

•	Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

•	Our ability to develop, commercialize and distribute hemp smokables products and comply with laws and regulations governing cannabis, hemp or related products will affect our operational results.

•	International expansion efforts would likely significantly increase our operational expenses.

•

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

•	We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

•	We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

•	We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

•	Wholesale price volatility may adversely affect operations.

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•	The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

•	The Company may be subject to product liability claims and other claims of our customers and partners.

•	If we encounter product recalls or other product quality issues, our business may suffer.

•	It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

•	If we do not adequately manage our inventory levels, our operating results could be adversely affected.

•	Increases in costs or shortages of raw materials could harm our business and financial results.

•	Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

•	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

•	If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

•	If we lose the services of our Chief Executive Officer, our future operations could be impaired until such time as a qualified replacement can be found.

•	If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

•

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•	Our business is subject to many regulations and noncompliance is costly.

•	Significant additional labeling or warning requirements may inhibit sales of affected products.

•	Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC).

•	Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

•	Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

•	Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

•	We may not be able to satisfy the continued listing requirements of Nasdaq and maintain a listing of our common stock on Nasdaq.

•

We are majority-owned by Green Globe International, Inc. ("GGII"), a small group of Company officers and directors hold a majority of the control of GGII, those officers and directors are able to control the election of members of GGII’s Board of Directors as well as the election of members of our Board of Directors, and they are able to generally exercise control over our affairs.

•	Our executive officers and the majority of our directors are also officers and directors of GGII, and conflicts of interest may arise as a result.

•

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

•	As of September 30, 2023, the balance owed to us by GGII was $1,684,053, we may not be repaid by GGII, and we have recorded a reserve of $1,684,053 against this balance as of September 30, 2023.
•

We are not currently in compliance with Nasdaq’s minimum bid listing requirement, Nasdaq’s audit committee requirement, or Nasdaq’s annual shareholder meeting requirement; if we are not able to regain compliance with those requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital.

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Recent Financings

Beginning on October 19, 2023, the Company entered into the first of several securities purchase agreements for the sale of, in the aggregate (the “Financing Transactions”), (i) up to $3,000,000 in convertible promissory notes (the “Convertible Notes”), (ii) warrants to purchase up to 1,300,000 shares of common stock (the “Warrants”), and (iii) up to 300,000 shares of common stock (the “Shares”).

The Financing Transactions have resulted in the issuance of 299,989 shares of our Common Stock and instruments exercisable for or convertible into a substantial number of additional shares of our Common Stock, diluting the interests of our existing shareholders. The purchasers of our securities in these transactions were granted registration rights with respect to the Common Stock issued to them, and to be issued to them upon the exercise of warrants or conversion of Convertible Notes granted to them as part of such transactions. All of the shares being registered in this Registration Statement are shares of Common Stock issued or issuable pursuant to such transactions. These transactions consist of the following:

October 19th Financing Transaction

Effective October 19, 2023, we entered into a securities purchase agreement (the “FirstFire October 19th SPA”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire October 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire October 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire October 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire October 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire October 19th RRA”). The FirstFire October 19th Transaction closed on October 19, 2023, and on such date pursuant to the FirstFire October 19th SPA, FirstFire’s legal expenses of $10,000 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $20,000 from the gross purchase price, we received net funding of $220,000, and the FirstFire October 19th Note, FirstFire October 19th Warrants, and FirstFire October 19th Shares were issued to FirstFire.

The FirstFire October 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning February 18, 2024, with additional payments of $9,300/month due on August 18, 2024, and September 18, 2024, and all other amounts under the note due on October 18, 2024. The FirstFire October 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire October 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire October 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire October 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire October 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire October 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire October 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire October 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire October 19th Warrants shall have the right to exercise the FirstFire October 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire October 19th Warrants.

The FirstFire October 19th Shares, the 462,992 shares of Common Stock issuable upon conversion of the FirstFire October 19th Note, and the 120,370 shares issuable upon exercise of the FirstFire October 19th Warrants are being registered under the registration statement of which this prospectus forms a part for resale by FirstFire, as required by the FirstFire October 19th RRA.

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October 20th Financing Transaction

Effective October 20, 2023, we entered into a securities purchase agreement (the “Mast Hill October 20th SPA”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill October 20th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill October 20th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill October 20th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill October 20th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill October 20th RRA”). The Mast Hill October 20th Transaction closed on October 20, 2023, and on such date pursuant to the Mast Hill October 20th SPA, Mast Hill’s legal expenses of $7,500 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $57,240 from the gross purchase price, we received net funding of $686,760, and the Mast Hill October 20th Note, Mast Hill October 20th Warrants, and Mast Hill October 20th Shares were issued to Mast Hill.

The Mast Hill October 20th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning February 19, 2024, with additional payments of $27,955.80/month due on August 19, 2024, and September 19, 2024, and all other amounts under the note due on October 19, 2024. The Mast Hill October 20th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill October 20th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill October 20th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill October 20th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill October 20th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill October 20th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill October 20th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill October 20th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill October 20th Warrants shall have the right to exercise the Mast Hill October 20th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill October 20th Warrants.

The Mast Hill October 20th Shares, the 1,391,753 shares of Common Stock issuable upon conversion of the Mast Hill October 20th Note, and the 361,832 shares issuable upon exercise of the Mast Hill October 20th Warrants are being registered under the registration statement of which this prospectus forms a part for resale by Mast Hill, as required by the Mast Hill October 20th RRA.

December 12th Financing Transaction

Effective December 12, 2023, we entered into another securities purchase agreement (the “Mast Hill December 12th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill December 12th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill December 12th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill December 12th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill December 12th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill December 12th RRA”). The Mast Hill December 12th Transaction closed on December 12, 2023, and on such date pursuant to the Mast Hill December 12th SPA, Mast Hill’s legal expenses of $15,000 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $63,000 from the gross purchase price, we received net funding of $673,500, and the Mast Hill December 12th Note, Mast Hill December 12th Warrants, and Mast Hill December 12th Shares were issued to Mast Hill.

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The Mast Hill December 12th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning April 11, 2024, with additional payments of $27,955.80/month due on October 11, 2024, and November 11, 2024, and all other amounts under the note due on December 11, 2024. The Mast Hill December 12th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill December 12th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill December 12th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill December 12th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill December 12th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill December 12th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill December 12th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill December 12th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill December 12th Warrants shall have the right to exercise the Mast Hill December 12th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill December 12th Warrants.

The Mast Hill December 12th Shares, the 1,391,753 shares of Common Stock issuable upon conversion of the Mast Hill December 12th Note, and the 361,832 shares issuable upon exercise of the Mast Hill December 12th Warrants are being registered under the registration statement of which this prospectus forms a part for resale by Mast Hill, as required by the Mast Hill December 12th RRA.

December 19th Financing Transaction

Effective December 19, 2023, we entered into another securities purchase agreement (the “FirstFire December 19th SPA”) with FirstFire, pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire December 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire December 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire December 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire December 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire December 19th RRA”). The FirstFire December 19th Transaction closed on December 19, 2023, and on such date pursuant to the FirstFire December 19th SPA, FirstFire’s legal expenses of $2,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $20,000 from the gross purchase price, we received net funding of $227,500, and the FirstFire December 19th Note, FirstFire December 19th Warrants, and FirstFire December 19th Shares were issued to FirstFire.

The FirstFire December 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning April 18, 2024, with additional payments of $9,300/month due on October 18, 2024, and November 18, 2024, and all other amounts under the note due on December 18, 2024. The FirstFire December 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire December 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire December 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire December 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire December 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

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The FirstFire December 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire December 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire December 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire December 19th Warrants shall have the right to exercise the FirstFire December 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire December 19th Warrants.

The FirstFire December 19th Shares, the 462,992 shares of Common Stock issuable upon conversion of the FirstFire December 19th Note, and the 120,370 shares issuable upon exercise of the FirstFire December 19th Warrants are being registered under the registration statement of which this prospectus forms a part for resale by FirstFire, as required by the FirstFire December 19th RRA.

January 9th Financing Transaction

Effective January 9, 2024, we entered into another securities purchase agreement (the “Mast Hill January 9th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $774,444.44 (the “Mast Hill January 9th Note”), (ii) warrants to purchase 335,591 shares of Common Stock (the “Mast Hill January 9th Warrants”), and (iii) 77,441 shares of Common Stock (the “Mast Hill January 9th Shares”), for an aggregate purchase price of $696,999.99 (the “Mast Hill January 9th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill January 9th RRA”). The Mast Hill January 9th Transaction was the final transaction that was part of the Financing Transactions and closed on January 9, 2024, and on such date pursuant to the Mast Hill January 9th SPA, Mast Hill’s legal expenses of $13,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $55,758 from the gross purchase price, we received net funding of $627,741.99, and the Mast Hill January 9th Note, Mast Hill January 9th Warrants, and Mast Hill January 9th Shares were issued to Mast Hill.

The Mast Hill January 9th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $129,084.40/month for 6 months beginning May 8, 2024, with additional payments of $25,928.40/month due on November 8, 2024, and December 8, 2024, and all other amounts under the note due on January 8, 2025. The Mast Hill January 9th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill January 9th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill January 9th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill January 9th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill January 9th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill January 9th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill January 9th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill January 9th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill January 9th Warrants shall have the right to exercise the Mast Hill January 9th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill January 9th Warrants.

The Mast Hill January 9th Shares, the 1,290,821 shares of Common Stock issuable upon conversion of the Mast Hill December 12th Note, and the 335,591 shares issuable upon exercise of the Mast Hill January 9th Warrants are being registered under the registration statement of which this prospectus forms a part for resale by Mast Hill, as required by the Mast Hill December 12th RRA.

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THE OFFERING

Securities Offered by the Selling Stockholders	6,600,295 shares of Common Stock.

Common Stock Outstanding Before Offering	29,351,135 shares.

Common Stock Outstanding After Offering

35,951,430 shares, assuming (i) the Convertible Notes issued to the Selling Stockholders (FirstFire and Mast Hill) are converted into Common stock, (ii) the Warrants held by the Selling Stockholders are exercised for shares of Common Stock, and (iii) no other shares of Common Stock are issued by us. If less than all of the Convertible Notes or Warrants are converted into or exercised for shares of Common Stock, we would have less Common Stock outstanding after the Offering.

Use of Proceeds

We will not receive any of the proceeds from the sale of the Common Stock registered hereunder. We will receive proceeds upon exercise of the Warrants, assuming they are not exercised on a “cashless” basis. We anticipate that the Warrants will only be exercised on a “cashless basis,” but if they were not exercised on a “cashless” basis, we intend to use such proceeds, if any, for general corporate purposes and working capital requirements, and other purposes that the Board of Directors deems to be in the best interests of the Company.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile, and we do not have the right to control the timing and amount of any sales by the Selling Stockholders of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 12.

Symbol on the NASDAQ	HPCO

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

Since inception, we have experienced operating losses and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the near future.

We have experienced operating losses to date and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our expanding operations and to generate operating losses in the near future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of $2,261,508 and $6,251,412 for the three and nine months ended September 30, 2023, respectively, a net loss of $7,134,957 for the year ended December 31, 2022, our accumulated deficit increased to $16,640,974 as of September 30, 2023, we had a working capital deficit of $2,307,210 as of September 30, 2023, and we had cash and cash equivalents of $17,076 as of September 30, 2023.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

We may be unable to effectively manage future growth.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for its products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We will require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our sales goals and otherwise successfully execute our operating plan. We believe it is imperative that we meet these sales objectives in order to lessen our reliance on external financing in the future. We intend to continually monitor and adjust our operating plan as necessary to respond to developments in our business, our markets and the broader economy. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in the best interest of the Company and our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

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If we are unable to continue as a going concern, our securities will have little or no value.

Although our financial statements have been prepared under the assumption that we would continue our operations as a going concern, there is substantial doubt about our ability to continue as a going concern, based on our financial statements and results of operations at that time. Specifically, as noted above, we have experienced losses from operations and negative cash flows from operating activities due primarily to relatively high general and administrative expenses associated with launching our business, as well as an inventory obsolescence allowance expense. An inventory obsolescence allowance was created as a precautionary measure with regard to a large quantity of hemp biomass that is currently being used in production of our products, which we expect will be consumed within 6 to 12 months. All or a portion the allowance is expected to be credited back as other income as the biomass is used, but there is no guarantee that the biomass will be used, and that the allowance will be credited back as other income.

Although our audited financial statements for the years ended December 31, 2022 and 2021, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2022 and 2021, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on our financial statements and results at that time, including our net loss of $7,134,957 during the year ended December 31, 2022, and our accumulated deficit of $10,463,048 as of December 31, 2022.

We expect to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

RISK FACTORS RELATING TO OUR BUSINESS AND INDUSTRY

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target market: trendy, young consumers looking for a distinctive product tonality and/or the perceived benefits of hemp, CBD and CBG in their smokables as compared to nicotine or tobacco-based smokables. In addition, our business depends on acceptance by our independent distributors and retailers of our brands that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, we may not be able to effectively execute our marketing strategies. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products' branding and on consumer preferences. In addition, negative public relations and product quality issues, including negative perceptions regarding the hemp industry, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed tobacco or nicotine cigarette manufacturers or distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The smokables industry is highly competitive. We compete with other smokables companies, including with "Big Tobacco" manufacturers and distributors, not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, many of whom also distribute other smokables brands. Our products compete with both tobacco-based and hemp-based smokables, many of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive hemp brands such as ours. We also compete with regional hemp smokables producers and "private label" smokables suppliers.

Our direct competitors in the smokables industry include large domestic and international traditional tobacco companies and distributors as well as regional or niche smokables companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to grow our volumes or maintain our selling prices, whether in existing markets or as we enter new markets.

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Increased competitor consolidations, market-place competition, particularly among branded hemp smokables products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all.

Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers' changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers' changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary, and consumers' preferences and loyalties change over time. We may not succeed at innovating new products to introduce to our consumers. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for our products as a result of general economic conditions. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain products and market products that meet customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing our product portfolio may require significant investments in licensing fees and royalties. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers' needs or preferences, then our business, financial condition and results of operations could be adversely affected.

We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about smoking, vaping, and their adverse consequences. There has been a trend among many public health advocates to pursue generalized reduction in consumption of smokables products, as well as increased public scrutiny, new taxes on smokables products, and additional governmental regulations concerning the marketing and labeling/packing of smokable products. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to smokables could reduce demand for our hemp smokables products.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state, and local governments in the United States, or other countries in which we operate could cause consumers to shift away from purchasing our hemp smokables products. These taxes could materially affect our business and financial results.

Our ability to develop, commercialize and distribute hemp smokables products and comply with laws and regulations governing cannabis, hemp or related products will affect our operational results.

As of December 31, 2022, more than 40 states had enacted legislation to establish hemp production programs pursuant to the 2018 farm bill (the Agricultural Improvement Act of 2018, the "2018 Farm Bill"), which legalized the regulated production of hemp.

The 2018 Farm Bill was signed into law on December 20, 2018. The 2018 Farm Bill removed hemp from the U.S. Controlled Substances Act (the "CSA") and established a federal regulatory framework for hemp production in the United States. Among other provisions, the 2018 Farm Bill: (a) explicitly amends the CSA to exclude all parts of the cannabis plant (including its cannabinoids, derivatives, and extracts) containing a delta-9 THC concentration of not more than 0.3% on a dry weight basis from the CSA's definition of "marihuana"; (b) permits the commercial production and sale of hemp; (c) precludes states, territories, and Indian tribes from prohibiting the interstate transport of lawfully-produced hemp through their borders; and (d) establishes the USDA as the primary federal agency regulating the cultivation of hemp in the United States, while allowing states, territories, and Indian tribes to obtain (or retain) primary regulatory authority over hemp activities within their borders after receiving approval of their proposed hemp production plan from the USDA. Any such plan submitted by a state, territory, or Indian tribe to the USDA must meet or exceed minimum federal standards and receive USDA approval. Any state, territory, or Indian tribe that does not submit a plan to the USDA, or whose plan is not approved by the USDA, will be regulated by the USDA; provided that, states retain the ability to prohibit hemp production within their borders.

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Marijuana continues to be classified as a Schedule I substance under the CSA. As a result, any cannabinoids (including CBD) derived from marijuana, as opposed to hemp, or any products derived from hemp containing in excess of 0.3% THC on a dry-weight basis, remain Schedule I substances under U.S. federal law. Cannabinoids derived from hemp are indistinguishable from those derived from marijuana, and confusion surrounding the nature of our smokables products containing hemp or CBD, inconsistent interpretations of the definition of "hemp", inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in our products being intercepted by federal and state law enforcement as marijuana and could interrupt and/or have a material adverse impact on the Company's business. The Company could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or improper, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company. If the Company makes mistakes in processing or labeling, and THC in excess of 0.3% on a dry-weight basis is found in our products, the Company could be subject to enforcement and prosecution under local, state, and federal laws which would have a negative impact on the Company's business and operations.

Under the 2018 Farm Bill, states have authority to adopt their own regulatory regimes, and as such, regulations will likely continue to vary on a state-by-state basis. States take varying approaches to regulating the production and sale of hemp and hemp-derived products under state food and drug laws. The variance in state law and that state laws governing hemp production are rapidly changing may increase the chance of unfavorable law enforcement interpretation of the legality of Company's operations as they relate to the cultivation of hemp. Further, such variance in state laws that may frequently change increases the Company's compliance costs and risk of error.

While some states explicitly authorize and regulate the production and sale of hemp products or otherwise provide legal protection for authorized individuals to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish between marijuana, hemp and/or hemp-derived CBD, resulting in hemp being classified as a controlled substance under state law. In these states, sale of CBD, notwithstanding origin, is either restricted to state medical or adult-use marijuana program licensees or remains otherwise unlawful under state criminal laws. Variance in hemp regulation across jurisdictions is likely to persist. This patchwork of state laws may, for the foreseeable future, materially impact the Company's business and financial condition, limit the accessibility of certain state markets, cause confusion amongst regulators, and increase legal and compliance costs.

On October 6, 2021, the California Assembly Bill Number 45 (“AB 45”) was passed into law. Despite the fact that industrial hemp is federally legal and not a controlled substance, this bill prohibits the sale of “inhalable” hemp products in California. However, the manufacture of inhalable hemp products for the sole purpose of sale in other states is not prohibited. This ban on any kind of smokable flower will remain in force until such time as the California Legislature enact a bill to tax the product. It is also legal to manufacture Delta-8 products containing less than 0.3% THC for sale in another state.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. Further, there is a risk that state regulators and/or law enforcement may interpret provisions of state law prohibiting unlawful marijuana activity to apply to in-process hemp at any facility where we manufacture our hemp smokables products so that such activity is considered unlawful under state law.

In the event that the Company's operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Continued development of the industrial hemp and cannabis industries will be dependent upon new legislative authorization of industrial hemp and cannabis at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp and cannabis industries is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp and cannabis, which could negatively impact our business and financial results.

In addition, the general manufacture, labeling and distribution of our hemp smokables products is regulated by various federal, state, and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future.

The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our business, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and its financial results.

International expansion efforts would likely significantly increase our operational expenses.

We may in the future expand into other geographic areas, which could increase our operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of our operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require us to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. We may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with our existing operations.

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Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including tobacco-based or nicotine-based smokables products, and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors, retailers, and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other hemp smokables companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties' financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

•	the level of demand for our brands and products in a particular distribution area;
•	our ability to price our products at levels competitive with those of competing products; and
•	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

We currently have approximately ten distributors who service numerous retail accounts. If we were to lose any of our distributors, or if they were to lose national, regional or larger retail accounts, our financial condition and results of operations could be adversely affected. While we continually seek to expand and upgrade our distributor network, we may not be able to maintain our distributor or retailer base. The loss of any of our distributors, or their significant retail accounts, could have adverse effects on our revenues, liquidity and financial results, could negatively impact our ability to retain our relationships with our other distributors and our ability to expand our market, and would place increased dependence on our other independent distributors and national accounts.

The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, and it then spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases or other adverse public health developments could have a material adverse effect on our business operations. These impacts to our operations have included, and could again in the future include, disruptions or restrictions on the ability of our employees and customers to travel or our ability to pursue collaborations and other business transactions, travel to customers and/or promote our products at conferences or other live events, oversee the activities of our third-party manufacturers and suppliers. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers.

In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, placed significant restrictions on travel and many businesses announced extended closures. These travel restrictions and business closures had, and similar pandemic restrictions in the future may have, an adverse impact on our operations locally and worldwide, including our ability to manufacture, market, sell or distribute our products. Such restrictions and closure have caused or may cause temporary closures of the facilities of our suppliers, manufacturers or customers. A disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our sales and operating results. We plan to continue to monitor and assess the effects of the COVID-19 pandemic and similar health-related geopolitical developments on our commercial operations; however, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of viruses, the severity of the diseases arising from these viruses, the duration of the outbreaks and speed of vaccinations, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

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We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

The Company intends to maintain a full supply chain for the provision of its hemp-based smokables products. Due to the novel and variable regulatory landscape for hemp and CBD production in the United States, the Company's third-party hemp and hemp smokables suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Company's operations. Loss of these suppliers, manufacturers and contractors, including for non-hemp-based ingredients in the Company's hemp smokables products, may have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the ingredients in the Company's products provided by any such third-party suppliers, manufacturers and contractors could materially impact the Company's business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on the Company's business, financial condition, results of operations and prospects.

We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

Sales to one of our customers, HBI International, made up approximately 34.2% of our revenues for the twelve months ended December 31, 2022, and the balance receivable from HBI International at December 31, 2022, represents approximately 31.2% of the total accounts receivable balances as of that date. We do not have a binding purchase agreement with this customer, and were we to lose this customer, our revenues would significantly decline, and our business would be harmed.

Wholesale price volatility may adversely affect operations.

The hemp smokables industry is margin-based with gross profits typically dependent on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the hemp smokables and hemp industries (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the regulation of hemp and/or smokables products), and other market conditions, all of which are factors beyond the control of the Company. The Company's operating income will be sensitive to changes in the price of hemp and other product ingredients, and the overall condition of the hemp and smokables industries, as the Company's profitability is directly related to the price of hemp and our other smokables ingredients. There is currently not an established market price for hemp, and the price of hemp is affected by numerous factors beyond the Company's control. Ingredient price volatility may have a material adverse effect on the Company's business, financial condition, and results of operations.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. While the Company currently has some liability insurance coverage, it does not have broad coverage at high levels. The Company plans to continue to review its liability coverage in the light of its expanding operations in order to insure against potential major insurable liabilities. Should uninsured losses occur, shareholders could lose their invested capital.

The Company may be subject to product liability claims and other claims of our customers and partners.

The sale of hemp smokables products to consumers involves a certain level of risk of product liability claims and the associated adverse publicity. Because use of the Company's hemp smokables products could cause injury to consumers if packaging or ingredients are defective, we are subject to a risk of claims for such injuries and damages. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our hemp smokables products, packaging for those products, or the ingredients in those products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with distributors and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. While we do have product liability insurance, our amounts of coverage may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the hemp industry, is expensive, and additional coverage may be difficult to obtain. Also, additional insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our hemp smokables products, packaging and ingredients will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

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It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

Many of our white label clients (clients who we manufacture product for, and which product is labeled with the clients' own branding and then sold by the clients) are required to place minimum orders with us, but we cannot accurately predict what our sales will be. As to our own brand of smokables, The Real Stuff, the number of stores where our product is available continues to increase each month, providing a major indicator of future product demand. However, such an indicator is not dispositive, and our sales forecasts are uncertain.

Our independent distributors and national accounts are not generally required to place minimum monthly orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a "just in time" basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot accurately predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and regional partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could also negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Increases in costs or shortages of raw materials could harm our business and financial results.

In addition to the primary ingredient, the hemp blend, other principal ingredients we use include (but are not limited to) paper wrappers, filters, glue, terpenes, labels and cardboard cartons. These manufacturing and ingredient costs are subject to fluctuation. Substantial increases in the prices of ingredients, raw materials and packaging materials, used to produce our products, to the extent that they cannot be recouped through increases in the prices of finished hemp smokables products, would increase our operating costs and could reduce our profitability. If the supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we or any contract manufacturers we may use are unable to secure sufficient ingredients or raw materials including hemp, the various paper products and filters, and other key supplies, we might not be able to satisfy demand for our hemp smokables products on a short-term basis. Moreover, in the past there have been industry-wide shortages of hemp, papers and other ingredients in our products, and these shortages could occur again from time to time in the future, which could interfere with and delay production of our products and could have a material adverse effect on our business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet our performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 pandemic, which could cause a serious disruption to our business, increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2023 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as COVID-19, influenza, and other viruses, labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

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If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development and distribution. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Recently, we have experienced significant changes in our sales personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our future operations could be impaired until such time as a qualified replacement can be found.

Our business plan relies significantly on the continued services of Sandro Piancone, our Chief Executive Officer. If we were to lose the services of Mr. Piancone, our ability to obtain new business and new strategic partners, as well as our ability to manage our operations, could be materially impaired.

We are required to indemnify our directors and officers.

Our Articles of Incorporation and Bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director did not act in bad faith or breach his or her duty to us or our stockholders, or that it is more likely than not that it will ultimately be determined that the officer or director has met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company's business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current arrangements and plans are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

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In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our hemp smokables products, including contents, labels, and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or "run" is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of our hemp smokables products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our hemp smokables products produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC).

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our products are subject to law and regulation by the FDA. Moreover, the regulatory status of our products are currently in a state of flux as the FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek the FDA's approval to market our products. It is also possible that the FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because the FDA's regulatory process is subject to change, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act ("FTC Act") requires that product advertising be truthful, substantiated and not misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act. In addition, most states where our products are legal provide their own regulatory guidelines and regulations in connection with cigarette or other smokable product sales. Any failure by us to remain current on state regulatory changes could negatively affect our ability to operate our business.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

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Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as hemp, natural flavors and other ingredients used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales may be seasonal, and we experience fluctuations in quarterly results as a result of many factors. We expect to generate a greater percentage of our revenues during the warm weather months of April through September. Timing of customer purchases will vary each year, and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

In addition, our operating results may fluctuate due to a number of other factors including, but not limited to:

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Our ability to maintain, develop and expand distribution channels for current and new products, develop favorable arrangements with third party distributors of our products and minimize or reduce issues associated with engaging new distributors and retailers, including, but not limited to, transition costs and expenses and down time resulting from the initial deployment of our products in each new distributor's network;

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Unilateral decisions by distributors, grocery store chains, specialty chain stores, club stores, mass merchandisers and other customers to discontinue carrying all or any of our products that they are carrying at any time;

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Our ability to manage our resources to sufficiently support general operating activities, promotion allowances and slotting fees, promotion and selling activities, and capital expansion, and our ability to sustain profitability;

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Our ability to meet the competitive response by much larger, well-funded and established companies currently operating in the hemp smokables industry, as we introduce new competitive products, and our hemp smokables products; and

•	Competitive products and pricing pressures and our ability to gain or maintain share of sales in the marketplace as a result of actions by competitors.

Due to these and other factors, our results of operations have fluctuated from period to period and may continue to do so in the future, which could cause our operating results in a particular quarter to fail to meet market expectations.

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Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations. Further, we may be unable to utilize our net operating losses in the event a change in control is determined to have occurred.

Global economic, political, social and other conditions, including the COVID-19 pandemic and any resurgence of it, may adversely impact our business and results of operations.

The hemp smokables industry can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised, and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the continued impact on our business and financial condition is unknown at this time, we may continue to be negatively affected by COVID-19 and any resurgence of it, or similar pandemics, and actions taken to address and limit the spread of those pandemics, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of COVID-19 or similar pandemics, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, we will also be negatively impacted by current and future closures of retail locations and independent accounts, will likely negatively affect our revenues and cash flows. Although the current status of retail and convenience chains remains unknown at this time, the future closure of these types of establishments will also likely adversely impact our business and financial condition.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company's liquidity, capital resources, operations and business and those of third parties on which we rely.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine, as well as the current armed conflict in Israel and the Gaza Strip. Our business may be materially adversely affected by any negative impact on the global economy and capital markets resulting from these conflicts or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the on-going military conflict between Russia and Ukraine, as well as the current armed conflict in Israel and the Gaza Strip. Although the length and impact of these conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situations in Ukraine and Israel, and globally and assessing its potential impact on our business.

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Additionally, Russia's prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People's Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds and sell the shares we are offering. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described herein.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, inventory, revenue recognition, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could adversely affect our reported financial results.

RISKS RELATED TO OWNING OUR STOCK

We may not be able to satisfy the continued listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

We must meet governance, financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq Capital Market. If we violate Nasdaq's listing requirements, or if we fail to meet any of Nasdaq's listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our shareholders' ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your shares.

We are not currently in compliance with Nasdaq’s Minimum Bid Listing Requirement, Nasdaq’s Audit Committee Requirement, or Nasdaq’s Annual Shareholder Meeting Requirement; if we are not able to regain compliance with those requirements within the time periods permitted by Nasdaq, our common stock may be delisted, which would likely impair our ability to raise capital.

On April 6, 2023, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per share, and, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days (February 23, 2023 to April 5, 2023), the Company no longer met this requirement. The Nasdaq rules provided the Company a compliance period of 180 calendar days from the date of the notice in which to regain compliance with the Minimum Bid Price Requirement. On October 4, 2023, Nasdaq provided the Company an extension of until April 1, 2024, to regain compliance with the Bid Price Requirement.

On November 15, 2023, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605 (the “Audit Committee Requirement”). The Nasdaq listing rules require the Company to have an audit committee comprised of at least three independent directors, and as of October 26, 2023, the Company no longer complied with that requirement upon Dr. Stuart Titus’s resignation as a director of the Company. The Nasdaq rules provide the Company a cure period of until the earlier of (i) the Company’s next annual shareholders’ meeting or October 26, 2024; or (ii) if the next annual shareholders’ meeting is held before April 23, 2024, then no later than April 23, 2024.

On January 9, 2024, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq’s annual shareholder meeting requirement as set forth in Listing Rules 5620(a) and 5810(c)(2)(G) (the “Annual Shareholder Meeting Requirement”). The Nasdaq listing rules require the Company to have an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, and the Company has not had an annual meeting within twelve months of the Company’s 2022 fiscal year end as required. The Nasdaq rules provide the Company 45 calendar days to submit a plan to regain compliance with Annual Shareholder Meeting Requirement, and if Nasdaq accepts that plan, up to 180 calendar days from the recent fiscal year end, or until June 28, 2024, to regain compliance.

If the Company’s common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

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The recent listing our common stock on Nasdaq has increased our regulatory burden.

Our common stock was listed on the Nasdaq Capital Market under the symbol "HPCO" on August 30, 2022, and we became subject to the continuous and timely disclosure requirements of Nasdaq’s exchange rules, regulations and policies. We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on Nasdaq on a timely basis and that we will be able to maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on Nasdaq increases our operational costs and requires the time and attention of management. We cannot predict the amount of the additional costs that we will incur as a result of being a publicly traded company, the timing of such costs or the effects that management's attention to these matters will have on our business.

The market price of our common stock may fluctuate, and you could lose all or part of your investment.

The market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead investors of our common stock to demand a higher investment return;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by shareholders;
•	speculation in the media, online forums, or investment community; and
•	our ability to maintain the listing of our common stock on the Nasdaq.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will ever be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell their shares, and they may be unable to sell their shares on favorable terms or at all.

We are majority-owned by Green Globe International, Inc. ("GGII"), and a small group of Company officers and directors hold a majority of the control of GGII.

As of January 25, 2024, the Company was a majority-owned subsidiary of GGII with GGII owning approximately 56.5% of our outstanding shares of common stock. The Company's key officers and directors beneficially owned a significant portion of GGII's outstanding common stock and a majority of GGII's outstanding preferred stock. By virtue of such stock ownership, those principal GGII shareholders are able to control the election of the members of GGII's Board of Directors. In turn, GGII, by virtue of its majority ownership of the Company, is able to control the election of the members of our Board of Directors. As a result, those principal GGII shareholders can generally exercise control over the affairs of the Company, including the election and removal of members of our board of directors, amending our Articles of Incorporation and Bylaws, and adopting measures that could delay or prevent a change of control.

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Such concentration of ownership and control could have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to our key officers and directors, or that such conflicts will be resolved in a manner favorable to the Company.

Our executive officers and the majority of our directors are also officers and directors of our majority owner, GGII, and conflicts of interest may arise as a result.

Because our executive officers and a majority of our directors are also officers and directors of GGII, conflicts of interest between us and GGII may arise, including with respect to how our management evaluates acquisition and other business development opportunities, hiring opportunities, and financing opportunities. There can be no assurance that conflicts of interest will be resolved in a manner favorable to the Company.

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because GGII owns a majority of our common stock, we are a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to and do rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•	an exemption from the rule that our compensation committee be composed entirely of independent directors;
•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

As a result, a majority of the members of our board of directors are not independent directors, our nominating and corporate governance and compensation committees do not consist entirely of independent directors, and you d not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance rules.

We may need funding from GGII in the future, which may not be available when needed.

During the twelve months ended December 31, 2022, GGII advanced $333,273 in funding to us. We may need additional funding from GGII in the future, which may not be available when needed depending on a number of factors, including GGII’s operating plans and results, GGII’s business performance, the status and cost of litigation GGII may be involved in, and other factors affecting the financial condition of GGII which we cannot control.

Additionally, if securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our securities.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our securities.

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We are authorized to issue "blank check" preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of "blank check" preferred stock, meaning our board of directors can designate the rights and preferences of classes or series of such preferred stock without shareholder approval. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. There can be no assurance that we will not issue preferred stock in the future.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

BUSINESS

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp and herb-based smokable alternatives. We also offer nutritional supplement and beauty product manufacturing services through our recently acquired subsidiary, Green Star Labs, Inc.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our inhouse brands are currently sold in over 200 retail locations located in the San Diego, California, area, our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 600 kiosk vending machines which we plan to refurbish and use to distribute our products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production and manufacturing facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can ship small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

We believe that our manufacturing technologies will be a critical component of our success. We plan to continue to invest in research and development, and we currently have one approved patent and one patent pending with respect to our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing marketing efforts, reaching agreements with master distributors who will sell to a broad network of retail establishments, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase customer traffic with internet marketing to or with the clients that carry our products.d

We have experienced operating losses to date and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our expanding operations and to generate operating losses in the near future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of $2,261,508 and $6,251,412 for the three and nine months ended September 30, 2023, respectively, a net loss of $7,134,957 for the year ended December 31, 2022, our accumulated deficit increased to $16,640,974 as of September 30, 2023, we had a working capital deficit of $2,307,210 as of September 30, 2023, and we had cash and cash equivalents of $17,076 as of September 30, 2023.

Although our audited financial statements for the years ended December 31, 2022 and 2021, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2022 and 2021, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on our financial statements and results at that time, including our recurring losses from operations and use of cash in operating activities, in light of our net loss of $7,134,957 during the year ended December 31, 2022, our accumulated deficit of $10,463,048 as of December 31, 2022, and $4,370,475 of net cash used in operations during the year ended December 31, 2022.

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Our Products

We have launched the production and sale of our own in-house brand of hemp-based cigarettes, The Real Stuff Smokables, in three presentations: the twenty pack, the ten pack, and the Solito™ single pack, all of which are sold in our patented counter displays in convenience stores through master distributors.

We have also entered into several joint ventures to launch multiple smokables brands: Cali Vibes D8, a joint venture focused on Delta 8 smokable products; Hemp Hop Smokables, a joint venture with rapper Rick Ross and Rap Snack's CEO James Lindsay; a joint venture with StickIt Ltd., an Israeli corporation, to manufacture cannabinoid sticks for insertion into other cigarettes; a joint venture to launch Cheech & Chong-branded hemp smokables; Hempacco Paper Co., Inc., a joint venture with Sonora Paper Co., Inc. focused on rolling papers; Organipure, Inc., a joint venture with High Sierra Technologies, Inc. focused on hemp smokables; and HPDG, LLC, a joint venture to launch smokables products with Alfalfa Holdings, LLC.

We have launched a brand of flavored hemp rolling papers, we manufacture private label hemp rolling papers for third parties, and through our recently acquired subsidiary, Green Star Labs, Inc., we provide nutritional supplement and beauty product manufacturing services to customers as well. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world, and in the fall of 2021, we received our largest purchase order to date for approximately $9.2 million from HBI International's Skunk and Juicy brand to manufacture hemp rolling papers for it.

Our products include the following:

Our Competitive Strengths

We believe our manufacturing technologies, manufacturing facility manufacturing capacity, and management with extensive industry experience are strengths that set us apart from our competitors.  Our manufacturing facility can quickly scale up production volumes, our management team has extensive experience in the cigarette and food and beverage industries, and because of our manufacturing technologies, which allow us to spray hemp with terpenes for flavoring or to add CBD or CBG, and add flavoring via our filter infusion technology, we believe our smokables products offer consistent and unique flavor and odor profiles to consumers, which we believe sets our products apart from competing products, which may lack flavor and odor consistency or smell like marijuana when smoked.

Our Growth Strategy

We seek to become the leader in sales and distribution of alternative smokable products. We aim to offer our products and affiliate products in over 100,000 convenience and liquor stores in the United States, and we also intend to build international sales and distribution channels for our products and affiliate products. Our goal is to build a portfolio of non-tobacco smokables brands, become the United States market leader in the space, and subsequently build exclusive master distribution relationships in other countries. We plan to do this in four ways:

•	We intend to focus on growing our fast-moving consumer goods brands, such as our "The Real Stuff" smokables and "Hempbar," our line of "liquor flavored" infused hemp smokables for sale in liquor stores and bars.

•	We plan to build a portfolio of patents and technologies, which should allow us to protect and grow our competitive position in the industry.

•	We intend to expand our manufacturing capabilities.

•	We plan to increase sales by focusing on master distributor relationships, e-commerce sales, and distribution of our brands, and joint venture brands.

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Our Corporate History and Structure

We were incorporated in the State of Nevada on April 1, 2019, as "The Hempacco Co., Inc.," and on April 23, 2021, changed our name to "Hempacco Co., Inc." As further described below, on May 21, 2021, we were acquired by Green Globe International, Inc., a Delaware corporation, and became a wholly owned subsidiary of it. Subsequently, we issued additional shares of common stock, and as of immediately prior to this offering, we are a majority-owned subsidiary of Green Globe International, Inc., with Green Globe International, Inc. owning approximately 78.7% of our capital stock. Green Globe International, Inc. operates exclusively in the fast-moving consumer goods space, focusing on products such as nutraceuticals and CBD edible gummies, but it does not compete with us, and it does not have operations in the smokables space separate from us.

In February 2021, we negotiated the acquisition from an unrelated third party of 100 shares of super-voting Series A Preferred Stock (the “Control Block”) of Green Globe International, Inc., a Delaware corporation (“Green Globe”), for a purchase price of $50,000, with the understanding that the officers and directors of Green Globe at the time would resign and our officers and directors and nominees would be appointed as the officers and directors of Green Globe upon payment of the $50,000 acquisition purchase price. The Control Block was entitled to approximately 80% of the voting rights of the capital stock of Green Globe, and there were approximately 3,700,640,356 shares of Green Globe common stock outstanding at the time. As of February 2021, Green Globe had not filed any quarterly or annual reports with OTCMarkets.com since May 16, 2019, and we viewed Green Globe as insolvent because, at that time, its liabilities exceeded its assets, it had no current assets and had a working capital deficit, it was not generating revenues, and it was not generating any cash flows from operations, investing activities, or financing activities. Subsequent reports filed by Green Globe with OTCMarkets.com indicated that it was a shell company (i.e., a company with no or nominal non-cash assets and no or nominal operations) at that time. We also determined that upon acquiring control of Green Globe, we would cancel the Control Block and have Green Globe acquire Hempacco in a share exchange transaction by issuing 70,312,160,174 shares of Green Globe common stock in exchange for all outstanding shares of Hempacco, such that (i) Hempacco would become a wholly-owned subsidiary of Green Globe, (ii) Hempacco’s shareholders immediately prior to acquiring Hempacco would receive 95% of the common stock of Green Globe (70,312,160,174 shares out of 74,012,800,530 that would be outstanding following the share exchange), and (iii) Green Globe’s common shareholders immediately prior to acquiring Hempacco would retain 5% of Green Globe’s common stock (3,700,640,356 shares out of 74,012,800,530 shares that would be outstanding following the share exchange). We also determined at the time that we did not want to effect the share exchange with Green Globe until we had resolved as many of our outstanding liabilities as practicable. We did not obtain any fairness opinion or other valuation of either Green Globe or Hempacco at the time, and the 70,312,160,174-share number (the number of shares of Green Globe we determined would be issued to Hempacco’s shareholders in the share exchange transaction) was arbitrarily determined by us without reference to any particular valuation or book value.

On or about March 22, 2021, we paid the $50,000 purchase price for the Control Block and acquired it, the officers and directors of Green Globe resigned, and our officers, our sole director at the time, and two other director nominees selected by us were appointed as the officers and directors of Green Globe as follows: (i) our CEO and sole director, Sandro Piancone, was appointed as CEO and director of Green Globe; (ii) Neville Pearson, our Chief Financial Officer, was appointed as the Chief Financial Officer, Secretary and Treasurer of Green Globe; (iii) Jorge Olson, our Chief Marketing Officer, was appointed as the Chief Marketing Officer of Green Globe; and (iv) Jerry Halamuda and Dr. Stuart Titus, who at the time had no positions with us, were appointed as directors of Green Globe at our direction.

As of March 22, 2021, we had outstanding approximately 8,478,000 shares of common stock and 8,000,000 Series A Preferred Shares. Between March 22, 2021, and May 21, 2021, we negotiated with counterparties owed funds by us, including the related parties described below, with the goal of resolving as much of our outstanding obligations as possible prior to effecting the share exchange with Green Globe. We then issued 9,917,532 shares of our common stock, and then closed the share exchange with Green Globe on May 21, 2021, with all 18,395,532 shares of our outstanding common stock transferred to Green Globe in consideration of Green Globe’s issuance of an aggregate of 70,312,160,174 shares to our shareholders. The 9,917,532 shares of common stock we issued on May 21, 2021, are described below. Between March 22, 2021, and May 21, 2021, Mr. Piancone was our CEO and sole director, he was the CEO and one of the directors of Green Globe, he was the officer and control person of several of the related party entities described below, and he functionally controlled both us and Green Globe.

On October 22, 2019, we had entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF") (a related party entity of which approximately 31% is owned by our founder and CEO, Sandro Piancone, and approximately 25% is owned by our founder and CMO, Jorge Olson) to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of our Series A Preferred Shares to MFOF. On May 21, 2021, we issued 8,757,479 shares of common stock to MFOF upon conversion of the 8,000,000 shares of Series A Preferred Shares into common stock at $1.00 per share, and payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, we issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders at $1.00 per share, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

On May 21, 2021, we issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of our Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda at $1.00 per share, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, we issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as our Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus at $1.00 per share, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Strategic Global Partners, Inc.) controlled by our founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by us.

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On May 21, 2021, we issued 185,000 shares of common stock to an entity (Cube17, Inc.) controlled by our founder and CMO, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Primus Logistics) controlled by our founder and CEO, Mr. Piancone, for rent of our manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $170,000.

On May 21, 2021, we issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services provided by them to us valued at $100,000.

Recent Developments

In December 2021, we sold 1,300,000 shares of common stock at $1.00 per share to 24 investors, and in April 2022, we sold 208,000 shares of common stock at $2.00 per share to 9 investors.

On or about March 18, 2022, we borrowed $50,000 from Jerry Halamuda, one of our directors, and issued Mr. Halamuda a $50,000 promissory note, accruing interest at 8% per annum, which originally matured on June 18, 2022, and was extended to mature on September 18, 2022. The note is secured by 50,000 shares of our common stock.

In July 2022, we launched sales of our Hemp Hop Smokables joint venture products, as well as our Cheech & Chong-branded joint venture products.

On or about June 10, 2022, we issued 56,592 shares of common stock to our lender, Mario Taverna, in conversion of $50,000 in principal and $6,592 of accrued interest due to Mr. Taverna under a convertible promissory note.

On July 15, 2022, we settled two vendor accounts payable balances totaling $100,000 by issuing 50,000 shares of common stock to the vendors.

On or about July 15, 2022, we acquired two cigarette equipment and machinery lines, as well as a suite of trademarks described below, from the seller, Nery’s Logistics, Inc., in consideration of the issuance of 2,000,000 shares of our common stock to the seller. The trademarks we acquired include multiple smokables product trademarks in Mexico for smokable brands including “Tijuana,” “Gladiator,” “Anchor,” “Black Cat,” and “Solitos.” The acquired equipment and trademarks will be used in connection with our hemp smokables products and will not be used for tobacco smokables products.

On August 29, 2022, we entered into an underwriting agreement with Boustead Securities, LLC (“Boustead”), in connection with the initial public offering of our common stock (the “IPO”), pursuant to which we (i) sold 1,000,000 shares of our common stock at a price to the public of $6.00 per share, (ii) issued Boustead 70,000 warrants to purchase shares of common stock, exercisable from September 1, 2022, through August 29, 2027, and initially exercisable at $9.00 per share (the “Boustead Warrants”), and (iii) granted Boustead an option for a period of 45 days to purchase up to an additional 150,000 shares of common stock.

On August 30, 2022, our common stock was listed and began trading on the Nasdaq Capital Market, and on September 1, 2022, the IPO closed. At the closing, we (i) issued 1,000,000 shares of common stock for total gross proceeds of $6,000,000, and (ii) issued Boustead the Boustead Warrants. After deducting underwriting commission and expenses, we received net proceeds of $5,468,812 from the IPO. On September 6, 2022, Boustead exercised the Boustead Warrants in full on a cashless basis, and on September 7, 2022, we issued 54,928 shares of common stock to Boustead for their warrant exercise.

On September 6, 2022, we entered into a settlement agreement with Titan General Agency Ltd. (“Titan”), our creditor equipment financier which was owed approximately $1,450,000 by us as of September 6, 2022 (the “Titan Debt”), pursuant to our prior purchase of cigarette manufacturing machinery and equipment, pursuant to which we agreed to pay Titan $250,000 in cash (the “Settlement Cash Payment”) and issue Titan 266,667 shares of our common stock (the “Settlement Shares”), in full satisfaction of the Titan Debt. On or about September 8, 2022, we made the Settlement Payment to Titan and issued Titan the Settlement Shares, extinguishing the Titan Debt.

On October 4, 2022, we issued North Equities USA Ltd. (“North”) 41,494 shares of Company common stock for six months of marketing services to be rendered by North to us, commencing on September 19, 2022, and including content management for our YouTube channel, establishment of a brand ambassador, and social media services.

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On October 12, 2022, we entered a Broadcasting and Billboard Agreement with FMW Media Works LLC (“FMW”) of Hauppauge, New York, for a period of three months. FMW will produce an informative TV show which will discuss the Company and its business, and as compensation, FMW was issued 63,292 shares of Company common stock.

In October 2022, we entered into a joint venture agreement with Sonora Paper Co., Inc., a California corporation (“Sonora”), to form a joint venture entity in Delaware, Hempacco Paper Co., Inc., which will market and sell hemp rolling papers. Pursuant to the agreement, the joint venture entity will be owned 80% by us and 20% by Sonora, we are required to manufacture and package joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity, and Sonora is required to provide its patented and patent-pending technologies for the joint venture’s use, with the joint venture obligated to pay royalties of $0.0025 per paper cone manufactured by the joint venture entity and provide lodging for Sonora’s director, Daniel Kempton.

In November 2022, we entered into a joint venture agreement with High Sierra Technologies, Inc. (“High Sierra”), a Nevada corporation and subsidiary of High Sierra Technologies, Inc., a Colorado corporation, to form a joint venture entity in Nevada, Organipure, Inc., which will market and sell hemp smokables products. Pursuant to the agreement, the joint venture entity will be owned 50% by each of us and High Sierra, with each of us contributing $1,000 to the joint venture initially, we are required to manufacture joint venture product, High Sierra is required to process raw hemp biomass initially, and each of us is required to provide joint accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity.

In January 2023, we entered into a joint venture agreement with Alfalfa Holdings, LLC (“Alfalfa”), a California limited liability company, to operate a joint venture entity in California, HPDG, LLC (the “Joint Venture”), which will market and sell hemp smokables products. Pursuant to the agreement, the Joint Venture will be owned 50% by each of us and Alfalfa, we are required to fund $10,000 to the Joint Venture, we are required to manufacture Joint Venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the Joint Venture, and Alfalfa is required to provide online marketing and promotion, design and branding, and brand management and development services to the Joint Venture, as well as Snoop Dogg attendance and appearances at Joint Venture events subject to professional availability, and subject to a services agreement between Alfalfa, the Joint Venture, and Spanky’s Clothing, Inc., and Calvin Broadus, Jr. p/k/a “Snoop Dogg” (collectively “Talent”). Pursuant to that services agreement, the Joint Venture was required to cause us to issue (i) to Talent a fully vested warrant to acquire 450,000 shares of Company common stock at a strike price of $1.00 per share, and (ii) to Talent’s designee a fully vested warrant to acquire 50,000 shares of Company common stock at a strike price of $1.00 per share, and we issued those warrants to Talent and Talent’s designee as of January 30, 2023.

On February 9, 2023, we entered into an underwriting agreement with Boustead and EF Hutton, a division of Benchmark Investments, LLC (the “Representatives”) in connection with the public offering of additional shares of our common stock. The offering closed on February 11, 2023, and (i) we sold an aggregate of 4,830,000 shares of our common stock for total gross proceeds of $7,245,000, and (ii) we issued the Representatives 338,100 warrants to purchase shares of our common stock, exercisable from February 14, 2023, through February 10, 2028, and initially exercisable at $1.50 per share. After deducting underwriter commissions and offering expenses, the Company received net proceeds of $6,610,400 in the offering.

In collaboration with our joint-venture partner Alfalfa and its Talent, Snoop Dogg, we have recently launched plans to manufacture and distribute several new product lines containing hemp derived CBD, starting with the “Dogg lbs” brand of CBD gummies.

On November 6, 2023, we entered into agreements with Ispire North America, LLC, to, under license, manufacture and distribute vaporizer products under our joint venture celebrity brands.

Recent Acquisitions

Effective July 24, 2023, we acquired from Viva Veritas LLC (“Veritas”) its 50% ownership interest in Green Star Labs, Inc., a Delaware corporation (“Green Star Labs”), together with additional equipment and inventory related to bottling and gummy production, for total consideration of $3,500,000, with $300,000 paid in cash (which was deemed previously paid by the Company), and $3,200,000 paid by the issuance of a convertible promissory note to the Seller (the “Veritas Note”).

The Veritas Note matures twelve months after issuance, and unpaid principal accrues interest at 10% per annum. The Veritas Note is convertible at the election of the holder into shares of Common Stock at any time six months following issuance at a conversion price equal to 95.238% multiplied by the average of the closing bid prices during the three trading days prior to conversion; provided, however, that the holder may not convert the Veritas Note into Common Stock to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of issued and outstanding Common Stock. Additionally, the Veritas Note contains a maximum issuance limitation such that the Veritas Note will no longer be convertible after we have issued an aggregate of 5,572,000 shares upon conversion of the Veritas Note.

The other 50% ownership interest in Green Star Labs was owned by our majority shareholder, Green Globe International, Inc., a Delaware corporation (“GGII”).

Effective December 31, 2023, we acquired from GGII the remaining 50% ownership interest in Green Star Labs for a purchase price of $2,500,000, paid by the issuance of a $2,500,000 promissory note to GGII (the “GGII Note”), resulting in Green Star becoming a wholly owned subsidiary of the Company.

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The GGII Note matures twelve months after issuance, can be paid in cash or via the cancellation of receivables owed to us by GGII in our discretion, and interest accrues at 10% per annum for that portion of the GGII Note that is paid in cash. The GGII Note is not convertible into Common Stock.

These acquisitions furthered our plans to increase our product line and manufacturing capabilities to cover a broad range of nutraceutical products which will be produced at the Company’s approximately 50,000-sf certified GMP facility in San Diego.

Recent Financings

Beginning on October 19, 2023, the Company entered into the first of several securities purchase agreements for the sale of, in the aggregate, (i) up to $3,000,000 in convertible promissory notes, (ii) warrants to purchase up to 1,300,000 shares of common stock, and (iii) up to 300,000 shares of common stock (the “Financing Transactions”).

The Financing Transactions have resulted in the issuance of 299,989 shares of our Common Stock and instruments exercisable for or convertible into a substantial number of additional shares of our Common Stock, diluting the interests of our existing shareholders. The purchasers of our securities in these transactions were granted registration rights with respect to the Common Stock issued to them, and to be issued to them upon the exercise of warrants or conversion of convertible notes granted to them as part of such transactions. These transactions consist of the following:

October 19th Financing Transaction

Effective October 19, 2023, we entered into a securities purchase agreement (the “FirstFire October 19th SPA”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire October 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire October 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire October 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire October 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire October 19th RRA”). The FirstFire October 19th Transaction closed on October 19, 2023, and on such date pursuant to the FirstFire October 19th SPA, FirstFire’s legal expenses of $10,000 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $20,000 from the gross purchase price, we received net funding of $220,000, and the FirstFire October 19th Note, FirstFire October 19th Warrants, and FirstFire October 19th Shares were issued to FirstFire.

The FirstFire October 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning February 18, 2024, with additional payments of $9,300/month due on August 18, 2024, and September 18, 2024, and all other amounts under the note due on October 18, 2024. The FirstFire October 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire October 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire October 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire October 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire October 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire October 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire October 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire October 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire October 19th Warrants shall have the right to exercise the FirstFire October 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire October 19th Warrants.

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October 20th Financing Transaction

Effective October 20, 2023, we entered into a securities purchase agreement (the “Mast Hill October 20th SPA”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill October 20th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill October 20th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill October 20th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill October 20th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill October 20th RRA”). The Mast Hill October 20th Transaction closed on October 20, 2023, and on such date pursuant to the Mast Hill October 20th SPA, Mast Hill’s legal expenses of $7,500 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $57,240 from the gross purchase price, we received net funding of $686,760, and the Mast Hill October 20th Note, Mast Hill October 20th Warrants, and Mast Hill October 20th Shares were issued to Mast Hill.

The Mast Hill October 20th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning February 19, 2024, with additional payments of $27,955.80/month due on August 19, 2024, and September 19, 2024, and all other amounts under the note due on October 19, 2024. The Mast Hill October 20th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill October 20th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill October 20th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill October 20th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill October 20th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill October 20th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill October 20th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill October 20th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill October 20th Warrants shall have the right to exercise the Mast Hill October 20th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill October 20th Warrants.

December 12th Financing Transaction

Effective December 12, 2023, we entered into another securities purchase agreement (the “Mast Hill December 12th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill December 12th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill December 12th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill December 12th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill December 12th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill December 12th RRA”). The Mast Hill December 12th Transaction closed on December 12, 2023, and on such date pursuant to the Mast Hill December 12th SPA, Mast Hill’s legal expenses of $15,000 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $63,000 from the gross purchase price, we received net funding of $673,500, and the Mast Hill December 12th Note, Mast Hill December 12th Warrants, and Mast Hill December 12th Shares were issued to Mast Hill.

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The Mast Hill December 12th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning April 11, 2024, with additional payments of $27,955.80/month due on October 11, 2024, and November 11, 2024, and all other amounts under the note due on December 11, 2024. The Mast Hill December 12th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill December 12th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill December 12th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill December 12th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill December 12th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill December 12th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill December 12th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill December 12th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill December 12th Warrants shall have the right to exercise the Mast Hill December 12th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill December 12th Warrants.

December 19th Financing Transaction

Effective December 19, 2023, we entered into another securities purchase agreement (the “FirstFire December 19th SPA”) with FirstFire, pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire December 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire December 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire December 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire December 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire December 19th RRA”). The FirstFire December 19th Transaction closed on December 19, 2023, and on such date pursuant to the FirstFire December 19th SPA, FirstFire’s legal expenses of $2,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $20,000 from the gross purchase price, we received net funding of $227,500, and the FirstFire December 19th Note, FirstFire December 19th Warrants, and FirstFire December 19th Shares were issued to FirstFire.

The FirstFire December 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning April 18, 2024, with additional payments of $9,300/month due on October 18, 2024, and November 18, 2024, and all other amounts under the note due on December 18, 2024. The FirstFire December 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire December 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire December 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire December 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire December 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

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The FirstFire December 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire December 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire December 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire December 19th Warrants shall have the right to exercise the FirstFire December 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire December 19th Warrants.

January 9th Financing Transaction

Effective January 9, 2024, we entered into another securities purchase agreement (the “Mast Hill January 9th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $774,444.44 (the “Mast Hill January 9th Note”), (ii) warrants to purchase 335,591 shares of Common Stock (the “Mast Hill January 9th Warrants”), and (iii) 77,441 shares of Common Stock (the “Mast Hill January 9th Shares”), for an aggregate purchase price of $696,999.99 (the “Mast Hill January 9th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill January 9th RRA”). The Mast Hill January 9th Transaction was the final transaction that was part of the Financing Transactions and closed on January 9, 2024, and on such date pursuant to the Mast Hill January 9th SPA, Mast Hill’s legal expenses of $13,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $55,758 from the gross purchase price, we received net funding of $627,741.99, and the Mast Hill January 9th Note, Mast Hill January 9th Warrants, and Mast Hill January 9th Shares were issued to Mast Hill.

The Mast Hill January 9th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $129,084.40/month for 6 months beginning May 8, 2024, with additional payments of $25,928.40/month due on November 8, 2024, and December 8, 2024, and all other amounts under the note due on January 8, 2025. The Mast Hill January 9th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill January 9th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill January 9th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill January 9th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill January 9th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill January 9th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill January 9th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill January 9th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill January 9th Warrants shall have the right to exercise the Mast Hill January 9th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill January 9th Warrants.

Going Concern

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we will likely incur continued operating losses. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit to cover our operating expenses. Consequently, there remains the possibility that we may not continue to operate as a going concern in the long term. We are subject to many factors which could detrimentally affect us. Many of these risk factors are outside management’s control, including demand for our products, our ability to hire and retain talented and skilled employees and service providers, as well as other factors.

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We do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and settle its liabilities in the normal course of business for the foreseeable future.

We do not have any commitments or arrangements from any person to provide us with any equity capital.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 to our financial statements. While these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

OUR PROPERTIES

As of December 31, 2023 and 2022, we had leased office, manufacturing and storage facilities of approximately 6,300 square feet for our corporate headquarters in San Diego, California. The property is leased from a related party, we currently pay monthly rent of $11,254, and the lease will expire on December 31, 2025.

On or about February 8, 2023, our subsidiary, Hempacco paper Co., Inc. entered into a one-year lease for approximately 43,000 sf of manufacturing space in Tijuana, Mexico. The landlord, US Tobacco de Mexico is a related party, we currently pay monthly rent of $2,500, and the Company has also guaranteed the master lease on this building.

Our recently acquired subsidiary, Green Star Labs, Inc., leases approximately 47,544 sf of manufacturing space at a certified GMP facility in San Diego, California, with monthly rent of $69,102 in 2023. On January 1, 2024, a new 91-month lease was signed with the building owner with starting monthly rent of $77,972, increasing annually by 3.5%.

We believe our facilities are adequate and suitable for our current needs and that suitable additional or alternative space will be available to accommodate our operations if needed.

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LEGAL PROCEEDINGS

On or about October 7, 2022, the Company accepted service in a suit filed in the United States District Court for the Southern District of New York by Long Side Ventures LLC, R & T Sports Marketing Inc., Sierra Trading Corp., Taconic Group LLC, KBW Holdings LLC, Robert Huebsch and Ann E. Huebsch, Joseph Camberato, Joseph Crook, Sachin Jamdar, Michael Matilsky, Gerard Scollan, and Daisy Arnold (collectively “Plaintiffs”) against Hempacco Co., Inc., Mexico Franchise Opportunity Fund, LP, Sandro Piancone, Jorge Olson, Neville Pearson, Stuart Titus, Jerry Halamuda, Retail Automated Concepts, Inc. f/k/a Vidbox Mexico Inc., and Vidbox Mexico S.A. De C.V. (collectively “Defendants”) (Case No. 1:22-cv-08152 (ALC)), alleging that (i) Plaintiffs previously received a judgment (the “Judgment”) in a New York state court action (the “State Action”) against Retail Automated Concepts, Inc. (“RAC”) and Vidbox Mexico S.A. De C.V. (“Vidbox Mexico”), for breach of promissory notes issued by RAC to Defendants in 2018 and guaranteed by Vidbox Mexico, and (ii) prior to the filing of the State Action, Defendants fraudulently transferred and commingled assets, specifically 600 retail kiosks, in order to avoid enforcement of the Judgment, with Plaintiffs seeking monetary damages from Defendants. Defendants believe the suit is without merit and intend to defend the matter vigorously. Following the filing of pre-answer motions to dismiss by the Company, its officers, directors, and shareholders, the court dismissed the Company, Neville Pearson, Stuart Titus, and Jerry Halamuda from the litigation due to a lack of personal jurisdiction, allowed the Plaintiffs to engage in jurisdictional discovery to determine whether there exists a basis on which the Plaintiffs' can proceed with their claims in the Southern District of New York, and allowed the claims made against Sandro Piancone and Jorge Olson to proceed based on their relationships with Vidbox Mexico. Jurisdictional discovery is currently scheduled to proceed through late spring of 2024, following which the Company intends to file another pre-answer motion to dismiss based on a lack of personal jurisdiction.

On or about September 15, 2023, the Company accepted service in a suit filed in the Superior Court of the State of California by the People of the State of California (by and through Rob Bonta, Attorney General), alleging that the Company (together with eight other co-Defendants) did knowingly sell inhalable hemp products in California contrary to Assembly Bill 45. The suit also alleges that Defendants failed to warn their customers of the risks involved by the inhalation of the highly toxic chemicals that are present in all commercial hemp products, contrary to Proposition 65 that requires all such products to carry prop 65 warnings on the packaging. The Plaintiff asked the court for civil penalties of $2,500 against Defendants for each violation and to award Plaintiff the cost of its suit, and to grant such other and further relief as the court deems just and proper. As the Company believes it ceased its distribution and sale of hemp smokable products as soon as was practical after AB 45 was enacted and printed Proposition 65 warnings on all of its products that might be considered to contain (in the opinion of the State of California) “highly toxic chemicals,” the Company believes it has meritorious defenses to the claims in the suit, and it is currently in settlement negotiations with the State of California.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders.

We will receive proceeds upon exercise of the Warrants, assuming they are not exercised on a “cashless” basis. However, we anticipate that the Warrants will only be exercised on a “cashless basis.” In the unlikely event that the Warrants were not exercised on a “cashless” basis, we intend to use the proceeds from any exercise of the Warrants on a non-cashless basis entirely for general corporate purposes and working capital requirements, and other purposes that the Board of Directors deems to be in the best interests of the Company.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “HPCO.” On January 11, 2023, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $0.351 per share.

Stockholders of Record

As of January 25, 2024, an aggregate of 29,351,135 shares of our Common Stock were issued and outstanding and owned by approximately 28 stockholders of record.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. For example, statements in this Annual Report regarding our plans, strategy and focus areas are forward-looking statements. You can identify some forward-looking statements by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “goal,” “plan,” and similar expressions. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to maintain or expand our product sales and service offerings; the ongoing war in Ukraine and its impact on the global economy; other geopolitical conditions affecting our supply chains; our history of losses since inception; our dependence on a limited number of customers for a significant portion of our revenue; the demand for hemp smokables products; our dependence on key members of our management and development team; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” herein and in our other publicly available filings with the Securities and Exchange Commission. Forward-looking statements reflect our analysis only as of the date of this prospectus. Because actual events or results may differ materially from those discussed in or implied by forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statement. We do not undertake responsibility to update or revise any of these factors or to announce publicly any revision to forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion and analysis should be read in conjunction with the consolidated financial statements and the notes thereto included with this prospectus.

Hempacco Co., Inc., collectively with its subsidiaries, is referred to in this prospectus as “Hempacco,” “we,” “us,” “our,” “registrant,” “issuer,” or the “Company”.

Overview

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp- and herb-based smokable alternatives. Recently, we also began offering nutritional supplement and beauty product manufacturing services through our subsidiary, Green Star Labs, Inc.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 580 kiosk vending machines which we plan to refurbish and use to distribute our products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

Effective July 24, 2023, we acquired from Viva Veritas LLC (“Veritas”) its 50% ownership interest in Green Star Labs, Inc., a Delaware corporation (“Green Star Labs”), together with additional equipment and inventory related to bottling and gummy production. The other 50% ownership interest in Green Star Labs was owned by our majority shareholder, Green Globe International, Inc., a Delaware corporation (“GGII”). Effective December 31, 2023, we acquired from GGII the remaining 50% ownership interest in Green Star Labs for a purchase price of $2,500,000, paid by the issuance of a $2,500,000 promissory note to GGII (the “GGII Note”), resulting in Green Star becoming a wholly owned subsidiary of the Company.

These acquisitions further our plans to increase our product line and manufacturing capabilities to cover a broad range of nutraceutical products which will be produced at the Company’s approximately 50,000-sf certified GMP facility in San Diego.

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Results of Operations

For the Three and Nine Months Ended September 30, 2023, compared to the Three and Nine Months Ended September 30, 2022

Revenue

For the three and nine months ended September 30, 2023, and 2022, revenues were as follows:

	Three Months Ended September 30,		Change
	2023	2022	$	%
Revenues
Product sales	$1,305,254	$561,818	$743,436	132%
Product sales, related parties	11,709	16,940	(5,231)	(31)%
Manufacturing service revenue	9,049	6,653	2,396	36%
Kiosk revenue	-	6,824	(6,824)	(100)%
Total Revenues	$1,326,012	$592,235	$733,777	124%

	Nine Months Ended September 30,		Change
	2023	2022	$	%
Revenues
Product sales	$1,950,460	$3,373,380	$(1,422,920)	(42)%
Product sales, related parties	32,028	22,940	9,088	40%
Manufacturing service revenue	22,487	33,248	(10,761)	(32)%
Kiosk revenue	-	8,890	(8,890)	(100)%
Total Revenues	$2,004,975	$3,438,458	$(1,433,483)	(42)%

The decrease in revenues during the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022, was a result of a temporary decline in orders from one of our largest customers due to a legal dispute, as well as the passing of AB 45 by the State of California, which banned the sale of smokable hemp products in California until such time as the legislature decided on a tax policy with regard to these products.

However, the increase in revenues of 124% for the three months ended September 30, 2023, as compared to September 30, 2022, was primarily a result of our first shipments of CBD gummies under the “Dogg lbs” brand, a product of our joint venture with Snoop Dogg’s entity, as well as increasing sales by our subsidiary, Hempacco Paper Co., Inc.

Cost of Goods Sold

For the three and nine months ended September 30, 2023, and 2022, cost of goods sold were as follows:

	Three Months Ended September 30,		Change
	2023	2022	$	%
Cost of Goods Sold
Cost of goods sold	$1,349,631	$598,627	$751,004	125%
Cost of goods sold related parties	414,374	-	414,374	-%
Total Cost of Goods Sold	$1,764,005	$598,627	$1,165,378	195%

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	Nine months Ended September 30,		Change
	2023	2022	$	%
Cost of Goods Sold
Cost of goods sold	$2,227,521	$2,795,661	$(568,140)	(20)%
Cost of goods sold related parties	490,260	-	490,260	-%
Total Cost of Goods Sold	$2,717,781	$2,795,661	$(77,880)	(3)%

The increase in relative total cost of goods sold in the three months ended September 30, 2023, is primarily due to increased production overhead expenses associated with set-up of new product production lines, compared to the same period in 2022.

The decrease in relative total cost of goods sold in the nine months ended September 30, 2023, is primarily due to decreasing sales and production in the nine months ended September 30, 2023, as compared to the same period in 2022.

Operating Expenses

For the three and nine months ended September 30, 2023, and 2022, operating expenses were as follows:

	Three Months Ended September 30,		Change
	2023	2022	$	%

Operating Expenses
General and administrative	$1,037,790	$791,562	$246,228	31%
General and administrative, related parties	135,454	45,000	90,454	201%
Sales and marketing	306,505	200,976	105,529	52%
Sales and marketing, related parties	29,794	-	29,794	-%
Expensing of related party advances and loans	166.267	-	166,267	-%
Total Operating Expenses	$1,675,810	$1,037,538	$638,272	61%

	Nine Months Ended September 30,		Change
	2023	2022	$	%
Operating Expenses
General and administrative	$2,770,482	$1,758,561	$1,011,921	57%
General and administrative, related parties	403,963	195,000	208,963	107%
Sales and marketing	668,227	685,086	(16,859)	(2)%
Sales and marketing, related parties	79,881	-	79,881	-%
Expensing of related party advances and loans	1,487,042	-	1,487,042	-%
Total Operating Expenses	$5,409,595	$2,638,647	$2,770,948	105%

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The increase in general and administrative expenses during the three and nine months ended September 30, 2023, compared to the same periods in 2022 was mainly due to accounting, legal and insurance costs related to Nasdaq/SEC compliance expenses plus additional staffing for improvement of internal systems and controls.

During the three and nine months ended September 30, 2023, related party general and administrative expenses consisted of senior management consulting fees, write offs of related party receivables and rent payable on our premises leased in San Diego, California. During the three and nine months ended September 30, 2022, related party general and administrative expenses consisted of related party fees and rent. The landlord, Primus Logistics, is 90%-owned by Sandro Piancone, the Company’s CEO.

The Company’s sales and marketing expenses decreased during the nine months ended September 30, 2023, compared to sales and marketing expenses during the nine months ended September 30, 2022, due to scaling back our expansion efforts in the current year compared to the same period of the prior year. Sales and Marketing expenses increased during the three months ended September 30, 2023, due to the promotional activities related to new joint venture product launches and trade shows.

Related party sales and marketing expenses for the three and nine months ended September 30, 2023, include costs of services provided by the CMO.

During the three months and nine months ended September 30, 2023, the Company recorded an allowance for the potential non-payment of certain inter-company receivables in the amount of $166,267 and $1,487,042, compared to an allowance of $0 and $0, respectively, during the three and nine months ended September 30, 2022.

Net Loss

The Company had net losses of $2,261,508 and $6,251,412, respectively, during the three and nine months ended September 30, 2023, compared to net losses of $1,049,473 and $2,024,039, respectively, during the three and nine months ended September 30, 2022. The increase in net loss for the three months ended September 30, 2023, was due primarily to increases in operations of the Company that resulted in additional overhead expenses. The increase in net loss for the nine months ended September 30, 2023, was due primarily to significant additional one-off expenses incurred in connection with the provision for impairment of inter-company loans receivable.

Liquidity and Capital Resources

The table below, for the periods indicated, provides selected cash flow information:
	Nine months Ended September 30, 2023	Nine months Ended September 30, 2022

Net cash used in operating activities	$(4,972,225)	$(3,217,684)
Net cash provided by (used in) investing activities	(163,184)	(282,007)
Net cash provided by financing activities	4,604,154	5,539,908
Net change in cash	$(531,255)	$2,040,217

Cash Flows from Operating Activities

We had cash used in operating activities of $4,972,225 in the nine months ended September 30, 2023, as compared to cash used in operating activities of $3,217,684 during the nine months ended September 30, 2022. The increase in cash used in operating activities of $1,754,541 for the nine months ended September 30, 2023, is primarily attributable to the increase in net operating loss of $2,688,705 (after deduction of reserve for related party loans of $1,464,475) as well as increases attributable to prepaid expenses and inventory.

Cash Flows from Investing Activities

We had cash used in investing activities of $163,184 for the nine months ended September 30, 2023, as compared to cash used in investing activities of $282,007 for the nine months ended September 30, 2022. The increase of $1,605,177 was primarily due to the purchase of plant and equipment of $163,184 during the nine months ended September 30, 2023.

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Cash Flows from Financing Activities

We had cash provided by financing activities of $4,604,154 in the nine months ended September 30, 2023, as compared to cash provided by financing activities of $5,539,908 in the comparative period in 2022, with this net decrease of $935,754 was primarily due to an increase of $777,000 from the sale of common stock, offset by a $300,000 acquisition investment in Green Star Labs, Inc., a net outflow of $50,000 from a shoirt-term promissory note, and loans to related parties of $1,750,649 and zero payments of equipment loans compared to $300,000 in the nine months ended September 30, 2022.

We anticipate that our cash needs for the next twelve months for working capital and capital expenditures will be approximately $3,000,000. As of September 30, 2023, we had $17,076 in cash, and we believe that our current cash and cash flow from operations will not be sufficient to meet anticipated cash needs for the next twelve months for working capital and capital expenditures. We will likely also require additional cash resources due to possible changed business conditions or other future developments. We plan to seek to sell additional equity securities to generate additional cash to continue operations. We may also sell debt securities to generate additional cash. The sale of equity securities, or of debt securities that are convertible into our equity, could result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including the following: investors’ perception of, and demand for, securities of cigarette and hemp companies; conditions of the U.S. and other capital markets in which we may seek to raise funds; future results of operations, financial condition and cash flow. Therefore, our management cannot assure that financing will be available in amounts or on terms acceptable to us, or if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

On February 11, 2023, the Company sold an additional 4,830,000 shares of common stock in a registered underwritten offering at a price to the public of $1.50 per share. Gross offering proceeds of $7,245,000 were reduced by commission and offering costs of $634,600, with net proceeds of $6,610,400 being received by the Company on February 11, 2023.

Recent Financings

Beginning on October 19, 2023, the Company entered into the first of several securities purchase agreements for the sale of, in the aggregate, (i) up to $3,000,000 in convertible promissory notes, (ii) warrants to purchase up to 1,300,000 shares of common stock, and (iii) up to 300,000 shares of common stock (the “Financing Transactions”).

The Financing Transactions have resulted in the issuance of 299,989 shares of our Common Stock and instruments exercisable for or convertible into a substantial number of additional shares of our Common Stock, diluting the interests of our existing shareholders. The purchasers of our securities in these transactions were granted registration rights with respect to the Common Stock issued to them, and to be issued to them upon the exercise of warrants or conversion of convertible notes granted to them as part of such transactions. These transactions consist of the following:

October 19th Financing Transaction

Effective October 19, 2023, we entered into a securities purchase agreement (the “FirstFire October 19th SPA”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire October 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire October 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire October 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire October 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire October 19th RRA”). The FirstFire October 19th Transaction closed on October 19, 2023, and on such date pursuant to the FirstFire October 19th SPA, FirstFire’s legal expenses of $10,000 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $20,000 from the gross purchase price, we received net funding of $220,000, and the FirstFire October 19th Note, FirstFire October 19th Warrants, and FirstFire October 19th Shares were issued to FirstFire.

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The FirstFire October 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning February 18, 2024, with additional payments of $9,300/month due on August 18, 2024, and September 18, 2024, and all other amounts under the note due on October 18, 2024. The FirstFire October 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire October 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire October 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire October 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire October 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire October 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire October 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire October 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire October 19th Warrants shall have the right to exercise the FirstFire October 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire October 19th Warrants.

October 20th Financing Transaction

Effective October 20, 2023, we entered into a securities purchase agreement (the “Mast Hill October 20th SPA”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill October 20th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill October 20th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill October 20th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill October 20th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill October 20th RRA”). The Mast Hill October 20th Transaction closed on October 20, 2023, and on such date pursuant to the Mast Hill October 20th SPA, Mast Hill’s legal expenses of $7,500 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $57,240 from the gross purchase price, we received net funding of $686,760, and the Mast Hill October 20th Note, Mast Hill October 20th Warrants, and Mast Hill October 20th Shares were issued to Mast Hill.

The Mast Hill October 20th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning February 19, 2024, with additional payments of $27,955.80/month due on August 19, 2024, and September 19, 2024, and all other amounts under the note due on October 19, 2024. The Mast Hill October 20th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill October 20th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill October 20th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill October 20th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill October 20th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

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The Mast Hill October 20th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill October 20th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill October 20th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill October 20th Warrants shall have the right to exercise the Mast Hill October 20th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill October 20th Warrants.

December 12th Financing Transaction

Effective December 12, 2023, we entered into another securities purchase agreement (the “Mast Hill December 12th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill December 12th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill December 12th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill December 12th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill December 12th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill December 12th RRA”). The Mast Hill December 12th Transaction closed on December 12, 2023, and on such date pursuant to the Mast Hill December 12th SPA, Mast Hill’s legal expenses of $15,000 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $63,000 from the gross purchase price, we received net funding of $673,500, and the Mast Hill December 12th Note, Mast Hill December 12th Warrants, and Mast Hill December 12th Shares were issued to Mast Hill.

The Mast Hill December 12th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning April 11, 2024, with additional payments of $27,955.80/month due on October 11, 2024, and November 11, 2024, and all other amounts under the note due on December 11, 2024. The Mast Hill December 12th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill December 12th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill December 12th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill December 12th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill December 12th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill December 12th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill December 12th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill December 12th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill December 12th Warrants shall have the right to exercise the Mast Hill December 12th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill December 12th Warrants.

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December 19th Financing Transaction

Effective December 19, 2023, we entered into another securities purchase agreement (the “FirstFire December 19th SPA”) with FirstFire, pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire December 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire December 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire December 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire December 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire December 19th RRA”). The FirstFire December 19th Transaction closed on December 19, 2023, and on such date pursuant to the FirstFire December 19th SPA, FirstFire’s legal expenses of $2,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $20,000 from the gross purchase price, we received net funding of $227,500, and the FirstFire December 19th Note, FirstFire December 19th Warrants, and FirstFire December 19th Shares were issued to FirstFire.

The FirstFire December 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning April 18, 2024, with additional payments of $9,300/month due on October 18, 2024, and November 18, 2024, and all other amounts under the note due on December 18, 2024. The FirstFire December 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire December 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire December 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire December 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire December 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire December 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire December 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire December 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire December 19th Warrants shall have the right to exercise the FirstFire December 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire December 19th Warrants.

January 9th Financing Transaction

Effective January 9, 2024, we entered into another securities purchase agreement (the “Mast Hill January 9th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $774,444.44 (the “Mast Hill January 9th Note”), (ii) warrants to purchase 335,591 shares of Common Stock (the “Mast Hill January 9th Warrants”), and (iii) 77,441 shares of Common Stock (the “Mast Hill January 9th Shares”), for an aggregate purchase price of $696,999.99 (the “Mast Hill January 9th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill January 9th RRA”). The Mast Hill January 9th Transaction was the final transaction that was part of the Financing Transactions and closed on January 9, 2024, and on such date pursuant to the Mast Hill January 9th SPA, Mast Hill’s legal expenses of $13,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $55,758 from the gross purchase price, we received net funding of $627,741.99, and the Mast Hill January 9th Note, Mast Hill January 9th Warrants, and Mast Hill January 9th Shares were issued to Mast Hill.

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The Mast Hill January 9th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $129,084.40/month for 6 months beginning May 8, 2024, with additional payments of $25,928.40/month due on November 8, 2024, and December 8, 2024, and all other amounts under the note due on January 8, 2025. The Mast Hill January 9th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill January 9th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill January 9th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill January 9th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill January 9th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill January 9th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill January 9th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill January 9th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill January 9th Warrants shall have the right to exercise the Mast Hill January 9th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill January 9th Warrants.

Going Concern

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we will likely incur, for the next few months, continued operating losses. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit to cover our operating expenses. Consequently, there remains substantial doubt about the Company’s ability to continue as a going concern. We are subject to many factors which could detrimentally affect us. Many of these risk factors are outside management’s control, including demand for our products, our ability to hire and retain talented and skilled employees and service providers, as well as other factors. The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and settle its liabilities in the normal course of business for the foreseeable future.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition.

We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 to our financial statements. While these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

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Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Set forth below is information regarding our directors, executive officers and significant employees as of the date of this prospectus.

Name	Age	Position	Term of Office
Sandro Piancone	55	Chief Executive Officer, President, Treasurer, Secretary, and Director	April 1, 2019 – Present
Neville Pearson	79	Chief Financial Officer	March 1, 2021 – Present
Jorge Olson	51	Chief Marketing Officer, Executive Vice President & Director	April 1, 2019 – Present
Jerry Halamuda	73	Independent Director	July 2021 – Present

Sandro Piancone co-founded our Company and has served as our President and Chief Executive Officer, Treasurer, Secretary, and Director since inception. Mr. Piancone has served as the Chief Executive Officer of Primus Logistics, a cold storage company since January 2018. He has also served as the Chief Executive Officer of UST Mexico, Inc, a Mexican tobacco company since November 2013. From January 2011 to December 2017, Mr. Piancone served as the Managing Director of Nery’s Logistics, Inc, a foodservice and food distributor company in Mexico. From January 2012 to December 2019, he worked as the Chief Executive Officer of Mexico Sales Made Easy-Self Promotion Platform, a marketing company. Mr. Piancone has also been the President, Chief Executive Officer and member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. Mr. Piancone has a track record of building distribution companies with manufacturing, sales, and distribution success. We believe that Mr. Piancone's extensive experience in the cigarette manufacturing, food and beverage industries makes him a valuable member of our Board of Directors.

Jorge Olson co-founded our Company and has served as Chief Marketing Officer since inception. Mr. Olson has helped to develop and/or market over 1,000 consumer goods products in the USA and Mexico. He has marketed consumer goods by creating innovative, off-the-shelf display programs that are strategically placed in convenience stores. Mr. Olson has worked with Sandro Piancone for over fifteen years and is the author of Wholesale MBA and Build Your Beverage Empire. Since 2003, Mr. Olson has been the President of Cube17, Inc., his marketing consulting company. Mr. Olson has also been the Chief Marketing Officer of Green Globe International, Inc., our majority owner, since March 22, 2021. We believe that Mr. Olson's vast consumer goods and beverage experience makes him a valuable member of our Board of Directors.

Neville Pearson, who served as our Interim Chief Financial Officer from March 1, 2021-August 31, 2021, was appointed our Chief Financial Officer as of September 1, 2021, and brings extensive and direct experience with financial reporting, management accounting, preparation of SEC filings, and corporate governance and company secretarial functions. As Chief Accountant of the UK Construction Division for John Mowlem & Co. PLC, Mr. Pearson was responsible for over 400 active building and civil engineering projects which include the NatWest Bank Tower in the City financial district, and the Docklands Airport in East London. Mr. Pearson has also been the Chief Financial Officer of Green Globe International, Inc., our majority owner, since March 22, 2021. He has been the Chief Financial Officer of ASC Biosciences, Inc. since September 2013, and he was the Interim CFO of American Hemp Ventures, Inc. from December 2018 to May 2020.

Jerry Halamuda has started over 20 businesses in the last 50 years; one grew to have approximately $300 million in sales. He is a business operator with agricultural, M&A and investment experience. He founded Color Spot Nurseries Inc. in 1983 and served as its Chief Executive Officer and President through 2016 when he retired for health reasons. He has been the CEO of King Horticulture Supply LLC, a gardening and hydroponics supply company, since December 2019. He has been a Director of EZ Shipper Racks, Inc., since September 2018, and he joined our board in July 2021. Mr. Halamuda has also been a member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. We believe that Mr. Halamuda's hands-on management experience in connection with agricultural product sales companies makes him a valuable member of our Board of Directors.

Family Relationships

There are no family relationships among any of our officers or directors.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

We have chosen to have a separate Chairman of the Board who is not our Chief Executive Officer. Our board of directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. On October 26, 2023, our Chairman of the Board, Stuart Titus, resigned as a member of the board and as Chairman, and the role of Chairman is currently vacant as a result.

The Board's Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board's oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

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Independent Directors

Nasdaq's rules generally require that a majority of an issuer's board of directors must consist of independent directors. However, as we are “controlled company” within the meaning of Nasdaq’s rules, a majority of our board of directors do not have to be independent. Our board of directors currently consists of three (3) directors, Mr. Piancone, Mr. Olson, and Mr. Halamuda, and Mr. Halamuda is considered independent within the meaning of Nasdaq's rules.

Committees of the Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each with its own charter approved by the board. Previously, these committees consisted of three of our independent directors, Mr. Halamuda, Stuart Titus and Miki Stephens. However, Miki Stephens resigned as a member of the board on September 19, 2023, and Dr. Titus resigned as a member of the board on October 26, 2023, resulting in two vacancies in our board and each of the audit committee, compensation committee and nominating and corporate governance committee. Our board intends to fill the vacancies in our board and each of the committees within the next three months.

The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. Upon completion of this offering, we intend to make each committee's charter available on our website at https://hempaccoinc.com/.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Mr. Halamuda, who satisfies the "independence" requirements of Rule 10A-3 under the Exchange Act and Nasdaq's rules, currently serves on our audit committee, with Mr. Halamuda serving as the chairperson. Our board has determined that Mr. Halamuda qualifies as an "audit committee financial expert." The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee's performance and the adequacy of its charter.

Compensation Committee

Mr. Halamuda, who satisfies the "independence" requirements of Rule 10C-1 under the Exchange Act and Nasdaq's rules, currently serves on our compensation committee, serving as the chairperson. The members of the compensation committee are and will be "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and "non-employee directors" within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee's performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Mr. Halamuda, who satisfies the "independence" requirements of Nasdaq's rules, currently serves on our nominating and corporate governance committee, serving as the chairperson. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

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The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee's methods for identifying candidates for election to our board of directors (other than those proposed by our shareholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate's judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate's experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate's ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual's experience, perspective, skills and knowledge of the industry in which we operate.

A shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred-twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made or as otherwise required by the Exchange Act. In addition, shareholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

 EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

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Summary Compensation Table – Years Ended December 31, 2023 and 2022

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

					Stock	Option	All Other
	Fiscal	Salary		Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	(1)		(2)	(3)	(4)	(5)	($)

Sandro Piancone	2022	$120,000	(6)	$-	$-	$-	$-	$120,000
Chief Executive Officer, President, Treasurer & Secretary	2023	$120,000	(6)	$-	$-	$-	$-	$120,000

Neville Pearson	2022	$20,000		$-	$-	$-	$-	$20,000
Chief Financial Officer (7)	2023	$60,000		$-	$-	$-	$-	$60,000

Jorge Olson	2022	$120,000	(8)	$-	$-	$-	$-	$120,000
Chief Marketing Officer & Executive Vice President	2023	$120,000	(8)	$-	$-	$-	$-	$120,000

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of common stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.
(6)

Includes salary and consulting fees earned by Mr. Piancone in the years indicated. We had previously entered into a consulting agreement with Mr. Piancone’s entity, which was replaced by an employment agreement with Mr. Piancone during 2022. Pursuant to both the consulting agreement and employment agreement, Mr. Piancone (or his entity, under the prior consulting agreement) was to be paid a base salary (or consulting fee under the prior consulting agreement) of $10,000/month. During the year ended December 31, 2022, we paid $92,000 of the $120,000 in cash, and accrued the balance of $28,000. During the year ended December 31, 2023, the full $120,000 was paid in cash, and we paid the prior accrued amount.

(7)

On January 20, 2022, we entered into an employment agreement with Mr. Pearson pursuant to which Mr. Pearson was to be paid a base salary of $5,000/month. During the year ended December 31, 2022, we paid $20,000 of Mr. Pearson’s salary in cash, and Mr. Pearson subsequently waived the balance of unpaid salary ($40,000) for 2022 as he was also compensated by the Company’s majority owner, Green Globe International, Inc. We paid Mr. Pearson $5,000/month in 2023.

(8)

Includes salary and consulting fees earned by Mr. Olson in the years indicated. We had previously entered into a consulting agreement with Mr. Olson’s entity, which was replaced by an employment agreement with Mr. Olson during 2022. Pursuant to both the consulting agreement and employment agreement, Mr. Olson (or his entity, under the prior consulting agreement) was to be paid a base salary (or consulting fee under the prior consulting agreement) of $10,000/month. During the years ended December 31, 2023 and 2022, we paid $120,000 in cash each year.

Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

We entered into a consulting agreement with Cube17, Inc., an entity controlled by our founder and officer, Jorge Olson, on or about November 6, 2019, pursuant to which the entity would provide management, sales and marketing services to us in consideration of the issuance of 400,000 shares of our common stock, cash fees in the amount of $10,000/month, and sales commissions as follows: (i) 5% for direct sales, (ii) 2.5% for sales through an intermediate broker, (iii) 5% for other retail sales (without an intermediate broker), (iv) 5% for sales as a result of online or website leads generated by Cube17, Inc., (v) 10% for direct retail online sales of Company brands (such as The Real Stuff™), and (vi) 5% for machine sales and other business opportunities. The agreement had an initial term of one (1) year and has automatically renewed for successive terms, although either party can terminate the agreement for any reason by providing the other party 30 days' notice.

We entered into a consulting agreement with Strategic Global Partners, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide management, sales, marketing and logistics services to us in consideration of cash fees of $10,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into a consulting agreement with UST Mexico, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide manufacturing, production, supplier management, and equipment maintenance services to us in consideration of cash fees of $15,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into an Interim Consulting Agreement with Neville Pearson, our Interim Chief Financial Officer, on March 1, 2021, for him to act as our Interim Chief Financial Officer for a period from March 1, 2021, through August 31, 2021, and pursuant which Mr. Pearson would be paid $5,000 per month. Beginning on September 1, 2021, Mr. Pearson entered into an agreement with our majority shareholder, Green Globe International, Inc., pursuant to which he would act as the Chief Financial Officer of it, would be compensated by it instead of us, but would continue to act as our Chief Financial Officer.

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On January 20, 2022, we entered into an employment agreement with Mr. Piancone, which supersedes and replaces our prior consulting agreement with Mr. Piancone’s entity, Strategic Global Partners, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Piancone agreed to act as our Chief Executive Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Piancone an annual base salary of $120,000, as well as an annual bonus up to 110% of Mr. Piancone’s base salary, based on Mr. Piancone’s and the Company’s performance, each as determined by our Board of Directors (the “Board”). Mr. Piancone is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Piancone’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Piancone is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Piancone’s employment with the Company and for two years thereafter, Mr. Piancone is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Piancone assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Piancone’s employment can be terminated by the Company at any time or by Mr. Piancone upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Piancone’s employment for a reason other than “Cause” (as defined below), Mr. Piancone will be entitled to a severance payment in an amount equal to 12 months of Mr. Piancone’s base salary in effect as of the termination. If Mr. Piancone’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Piancone has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Piancone’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Piancone will be entitled to a severance payment in an amount equal Mr. Piancone’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

On January 20, 2022, we entered into an employment agreement with Mr. Pearson. Pursuant to the employment agreement, which has an initial term of three years, Mr. Pearson agreed to act as our Chief Financial Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Pearson an annual base salary of $60,000, as well as an annual bonus up to 110% of Mr. Pearson’s base salary, based on Mr. Pearson’s and the Company’s performance, each as determined by the Board. Mr. Pearson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Pearson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Pearson is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Pearson’s employment with the Company and for two years thereafter, Mr. Pearson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Pearson assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Pearson’s employment can be terminated by the Company at any time or by Mr. Pearson upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Pearson’s employment for a reason other than “Cause” (as defined below), Mr. Pearson will be entitled to a severance payment in an amount equal to 12 months of Mr. Pearson’s base salary in effect as of the termination. If Mr. Pearson’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Pearson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Pearson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Pearson will be entitled to a severance payment in an amount equal Mr. Pearson’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

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On February 3, 2022, we entered into an employment agreement with Mr. Olson, which supersedes and replaces our prior consulting agreement with Mr. Olson’s entity, Cube17, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Olson agreed to act as our Chief Marketing Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Olson an annual base salary of $120,000, as well as an annual bonus up to 500% of Mr. Olson’s base salary, based on Mr. Olson’s and the Company’s performance, each as determined by the Board. Mr. Olson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 1,000% of Mr. Olson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Olson is to be reimbursed for expenses incurred in connection with his employment, and to receive $350 per diem for Company-related travel outside San Diego, California, and during the period of Mr. Olson’s employment with the Company and for two years thereafter, Mr. Olson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Olson assigned to the Company any intellectual property rights he developed for the Company that he may have had prior to the effective date of the employment agreement (but specifically not including rights to Mr. Olson’s literary works; marketing funnels; LinkedIn groups, Facebook groups, or other social media contacts and accounts; audios, podcasts, videos and courses not connected to the Company; and websites not connected to the Company). Mr. Olson’s employment can be terminated by the Company or by Mr. Olson upon the provision of 30 days’ notice to the other party. If (i) the Company terminates Mr. Olson’s employment for a reason other than “Cause” (as defined below), or (ii) Mr. Olson’s employment is terminated following a “Change in Control” (as defined below) because Mr. Olson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Olson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Olson will be entitled to a severance payment in an amount equal two times the sum of (i) Mr. Olson’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination), and (ii) the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2023 and 2022.

Director Compensation

No member of our board of directors received any compensation for his or her services as a director during the fiscal years ending December 31, 2023 and 2022, nor do they currently receive any compensation for such services.

Effective September 2, 2022, we determined to begin compensating each of our directors as follows:  (i) during the first year (September 2, 2022-September 1, 2023), no cash compensation will be paid; (ii) during the second year, the directors will be paid $12,000 for the year, prorated and paid monthly; (iii) during the third year, the directors will be paid $24,000 for the year, prorated and paid monthly; and (iv) each director shall receive options to purchase 75,000 shares of our common stock at $2.00/share, which shall vest monthly over three years and shall be exercisable for seven years from the date of grant. No written agreements have been entered into to implement this director compensation structure.

Equity Incentive Plans

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of January 25, 2024, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

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The percentages below are calculated based on 29,351,135 shares of our Common Stock, and 0 shares of our preferred stock, issued and outstanding as of January 25, 2024. We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our Common Stock within the next 60 days which are deemed beneficially owned by the holder thereof which are required to be disclosed below. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Hempacco Co., Inc., 9925 Airway Road, San Diego, CA, 92154.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Sandro Piancone (1)	Common Stock	16,580,794	(2)	56.5%
Jerry Halamuda (3)	Common Stock	16,630,794	(4)(5)	56.7%
Neville Pearson (6)	Common Stock	16,630,794	(4)(7)	56.7%
Jorge Olson(8)	Common Stock	-	(9)	-
All Officers and Directors as a Group	Common Stock	16,680,794	(10)	56.8%

(1)	CEO and Director of Hempacco; CEO and Director of our majority shareholder, Green Globe International, Inc.
(2)

Mr. Piancone does not directly own any shares of our Common Stock. However, he is one of the directors of our majority shareholder, Green Globe International, Inc. (the majority of its directors are also directors or officers of us), and he owns approximately 31% of Mexico Franchise Opportunities Fund LP, which is the holder of approximately 25% of the common stock and a majority of the Series C preferred stock of Green Globe International, Inc. Accordingly, Mr. Piancone may be deemed to be the beneficial owner of shares held in the name of Green Globe International, Inc. As of January 25, 2024, 16,580,794 shares of our Common Stock were owned by Green Globe International, Inc.

(3)	Director of Hempacco; director of our majority shareholder, Green Globe International, Inc.
(4)

Mr. Piancone, Mr. Halamuda and Neville Pearson are directors of our majority shareholder, Green Globe International, Inc., and therefore they share voting and dispositive power with respect to shares held in the name of Green Globe International, Inc., and may be deemed to be beneficial owners of shares held in the name of Green Globe International, Inc. As of January 25, 2024, 16,580,794 shares of our Common Stock were owned by Green Globe International, Inc.

(5)

Consists of 50,000 shares held in the name of the Halamuda Family Trust, which shares are deemed to be beneficially owned by Mr. Halamuda, as well as 16,580,794 shares held by Green Globe International, Inc.

(6)	CFO of Hempacco; CFO and director of our majority shareholder, Green Globe International, Inc.
(7)	Consists of 50,000 shares held jointly with his spouse, as well as 16,580,794 shares held by Green Globe International, Inc.
(8)	CMO and Director; CMO of our majority shareholder, Green Globe International, Inc.
(9)

Mr. Olson is the CMO of our majority shareholder, Green Globe International, Inc., but he is not a director of it, he does not have or share voting or dispositive power with respect to shares held in the name of Green Globe International, Inc., and he beneficially owns no other shares of our stock.

(10)	Consists of 16,580,794 shares held by Green Globe International, Inc., 50,000 shares held in the name of the Halamuda Family Trust, and 50,000 shares held by Mr. Pearson with his spouse.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during the fiscal years ending December 31, 2023 and 2022, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

As of December 31, 2022 and 2021, we owed $0 and $29,000, respectively, to UST Mexico, Inc. (“UST”), an entity controlled by our founder and CEO, Mr. Piancone, which manufactures tobacco cigarettes in Mexico, for consulting fees payable to UST for manufacturing, production, supplier management, and equipment maintenance services. As of December 31, 2022 and 2021, we were owed $0 and $132,147, respectively, by UST for products we sold to UST and for equipment parts provided to UST. The value of goods and services we provided to UST was $17,386 and $152,147 for the years ended December 31, 2022, and 2021, respectively, and the value of goods and services provided by UST to us was $256,213 and $251,000 for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, UST owned 947,200,000 shares of common stock of Green Globe International, Inc., representing 1.72% of the issued and outstanding common stock of the parent company of Hempacco. UST is a related party by virtue of Sandro Piancone’s 25% interest in UST.

As of December 31, 2020, we owed $120,000 to Strategic Global Partners, Inc. ("SGP"), Mr. Piancone's entity, for consulting fees payable to the entity for Mr. Piancone's management, sales and other services to us during 2020. We accrued another $50,000 in consulting fees to SGP through May of 2021, and on May 21, 2021, we issued 170,000 shares of common stock to SGP in satisfaction of the total accrued fees of $170,000. As of December 31, 2021, we owed $70,000 to SGP for services rendered by SGP to us. Consulting expenses of $52,000 were recorded for the twelve months ended December 31, 2022, at which time the consulting fee contract with SGP was terminated when Mr. Piancone became a salaried employee of the Company in accordance with the terms of his employment contract. As of December 31, 2022, we owed $28,000 to SGP for services provided prior to September 1, 2022.

As of December 31, 2019, we owed $15,000 to Cube17, Inc. ("Cube"), Mr. Olson's entity, for consulting fees payable to the entity for Mr. Olson's sales, marketing and other services to us during 2019. We accrued another $120,000 in consulting fees to Cube in 2020, and another $50,000 through May of 2021, and on May 21, 2021, we issued 185,000 shares of common stock to Cube in satisfaction of the total accrued fees of $185,000. As of December 31, 2021 and 2020, we owed $63,404 and $135,000, respectively to Cube for services rendered by Cube to us. Consulting expenses to Cube of $80,000 were recorded for the twelve months ended December 31, 2022, at which time the consulting fee contract with Cube 17, Inc. was terminated when Mr. Olson became a salaried employee of the company in accordance with the terms of his employment contract. As of December 31, 2022, we owed $0 to Cube for services rendered by Cube to us prior to September 1, 2022.

As of December 31, 2022 and 2021, we owed Primus Logistics, our landlord and an entity which is owned 90% by Mr. Piancone, $5,163 and $0, respectively, for rent, inventory and product storage. As of December 31, 2022 and 2021, Primus Logistics had been paid $0 and $14,764, respectively, in advance for rent.

Lake Como is also owned and controlled by Mr. Piancone. This entity is used by us primarily as a sales company for our products, and it sometimes sells products it purchases from us. As of December 31, 2022 and 2021, we had receivables of $0 and $150, respectively, from Lake Como for sales of our products made by Lake Como.

On or about March 1, 2022, we entered into a mutual line of credit agreement with Green Globe to facilitate our short-term borrowing needs on an interest-free basis, with advances being subject to repayment within 90 days with a maximum of $500,000 allowed to be outstanding within any 90-day period. On December 1, 2022, the maximum amount was increased to $1,500,000.  During the twelve months ended December 31, 2022, GGII made and received cash advances of $1,674,785 and $902,758 respectively. As of December 31, 2022, the balance owed to the Company by GGII was $772,027. Subsequent to the date of this report, the Company decided retroactively to make a 100% allowance for the possible non-repayment of this loan.

On or about March 18, 2022, we borrowed $50,000 from Jerry Halamuda, one of our directors, and issued Mr. Halamuda a $50,000 promissory note, accruing interest at 8% per annum, which originally matured on June 18, 2022, and has since been extended to March 18, 2023. The note is secured by 50,000 shares of our common stock.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of 250,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of the date of this prospectus, there were 29,351,135 shares of common stock and no shares of preferred stock issued and outstanding. Upon closing of this offering, we will have 35,951,430 shares of common stock outstanding, assuming (i) the Convertible Notes issued to the Selling Stockholders (FirstFire and Mast Hill) are converted into common stock, (ii) the Warrants held by the Selling Stockholders are exercised for shares of Common Stock, and (iii) no other shares of common stock are issued by us. If less than all of the Convertible Notes or Warrants are converted into or exercised for shares of common stock, we would have less common stock outstanding after the offering.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Shareholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our board to issue up to 50,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants

There are up to 1,299,995 shares of common stock issuable upon exercise of the Warrants. We have 500,000 shares of common stock issuable upon exercise of other warrants we have issued (the Talent Warrants and Talent Designee warrants described elsewhere herein, which consist of 5-year warrants issued on or about January 25, 2023, to acquire an aggregate of 500,000 shares of Company common stock at a strike price of $1.00 per share).

Options

Although we may issue options to purchase our capital stock in the future, there are no outstanding options to purchase our capital stock, nor do we anticipate issuing options to purchase our common stock immediately after consummation of this offering.

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Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

Pursuant to our articles of incorporation, we have elected not to be governed by the terms and provisions of Nevada's control share acquisition laws (Nevada Revised Statutes 78.378–78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation's stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

Pursuant to our articles of incorporation, we have also elected not to be governed by the terms and provisions of Nevada's combination with interested stockholder statutes (Nevada Revised Statutes §§ 78.411–78.444), which prohibit an "interested stockholder" from entering into a "combination" with the corporation, unless certain conditions are met. An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10 percent or more of the corporation's voting stock, or otherwise has the ability to influence or control such corporation's management or policies.

Bylaws

In addition, various provisions of our bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the Company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Our bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue the Company large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 50,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless a corporation's articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

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Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Transfer Agent and Registrar

Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon, 97214, telephone (503) 227-2950, is the transfer agent for our common stock.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Stockholders named in the table below of any or all of the Common Stock that has been or may be issued by us to the Selling Stockholders as part of the Financing Transactions. We are registering the Common Stock pursuant to the provisions of the registration rights agreements entered into with each Selling Stockholder in order to permit such Selling Stockholder to offer its shares for resale from time to time.

The table below presents information regarding the Selling Stockholders and the Common Stock they may offer from time to time under this Prospectus. This table is prepared based on holdings by the Selling Stockholders as of January 25, 2024. As used in this Prospectus, the term “Selling Stockholders” includes each Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from such Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of the Common Stock that each Selling Stockholder may offer under this prospectus. Each Selling Stockholder may sell some, all or none of its shares offered by this prospectus. We do not know how long any Selling Stockholder will hold its shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes Common Stock with respect to which the Selling Stockholder has voting and investment power. Each of the Convertible Notes held by the Selling Stockholders contains a 4.99% beneficial ownership limitation, prohibiting conversion of a Convertible Note into Common Stock if the conversion would result in the holder being deemed to beneficially own more than 4.99% of the Common Stock. The first column reflects that beneficial ownership limitation. The second column does not, and it assumes that the maximum number of shares to be offered for resale pursuant to this Prospectus have been issued to each Selling Stockholder. The third and fourth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this Prospectus.

Name of Selling Stockholders	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus		Number of Shares Beneficially Owned After Offering	Percent of the Class to be Owned After Offering
FirstFire Global Opportunities Fund, LLC (“FirstFire”)	1,222,278	(1)	1,222,278	(1)	-0-	*
Mast Hill Fund, L.P. (“Mast Hill”)	1,541,544	(2)	5,378,017	(3)	-0-	*

*	Represents less than 1%
(1)

Consists of (i) 462,992 shares of Common Stock issuable to FirstFire upon conversion of the FirstFire October 19th Note; (ii) 120,370 shares of Common Stock issuable to FirstFire upon exercise of the FirstFire October 19th Warrant; (iii) the FirstFire October 19th Shares (27,777 shares of Common Stock); (iv) 462,992 shares of Common Stock issuable to FirstFire upon conversion of the FirstFire December 19th Note; (v) 120,370 shares of Common Stock issuable to FirstFire upon exercise of the FirstFire December 19th Warrant; and (vi) the FirstFire December 19th Shares (27,777 shares of Common Stock).

(2)

Consists of the number of shares of Common Stock deemed to be beneficially owned by Mast Hill in light of the 4.99% beneficial ownership limitations in the Mast Hill October 20th Note, Mast Hill December 12th Note, and Mast Hill January 9th Note.

(3)

Consists of (i) 1,391,753 shares of Common Stock issuable to Mast Hill upon conversion of the Mast Hill October 20th Note; (ii) 361,832 shares of Common Stock issuable to Mast Hill upon exercise of the Mast Hill October 20th Warrant; (iii) the Mast Hill October 20th Shares (83,497 shares of Common Stock); (iv) 1,391,753 shares of Common Stock issuable to Mast Hill upon conversion of the Mast Hill December 12th Note; (v) 361,832 shares of Common Stock issuable to Mast Hill upon exercise of the Mast Hill December 12th Warrant; (vi) the Mast Hill December 12th Shares (83,497 shares of Common Stock); (vii) 1,290,821 shares of Common Stock issuable to Mast Hill upon conversion of the Mast Hill January 9th Note; (viii) 335,591 shares of Common Stock issuable to Mast Hill upon exercise of the Mast Hill January 9th Warrant; and (ix) the Mast Hill 9th Shares (77,441 shares of Common Stock).

58

PLAN OF DISTRIBUTION

The Selling Stockholders, including any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlements of short sales;

•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

•	combinations of any such methods of sale; or

•	any other methods permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

59

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) the sale of all of the securities pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common from time to time could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

The 6,600,295 shares of common stock being offered by this Prospectus, other than any of such shares which are acquired by our “affiliates,” as defined in Rule 144, will be freely tradable without restriction or registration under the Securities Act. As of January 25, 2024, there were 29,351,135 shares of common stock outstanding. All of our outstanding shares of common stock, with the exception of the shares issued by us within the last 6 months, which were issued in private transactions, are either freely tradeable or eligible for sale pursuant to Rule 144.

Rule 144

In general, under Rule 144, as currently in effect, a person who is not and has not been our affiliate at any time during the preceding three months, and who has beneficially owned his shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who is our affiliate or who was our affiliate at any time during the preceding three months (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (i) 1% of the then-outstanding shares of common stock, or (ii) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which a notice of such sale was filed under Rule 144. Sales under Rule 144 by our affiliates are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon by Brunson Chandler & Jones, PLLC.

EXPERTS

The consolidated financial statements of our company for the years ended December 31, 2022 and 2021, included in this prospectus have been audited by dbbmckennon, a professional corporation, as stated in this report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

60

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered for resale by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information relating to us and our common stock, reference is made to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract or document.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

61

HEMPACCO CO., INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Hempacco Co., Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hempacco Co., Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity, and cash flows, for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has used cash in operating activities, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter

During the year ended December 31, 2022 and subsequent, the Company has provided a total of approximately $2.7 million in loans to its parent company and a subsidiary controlled by the parent company. At December 31, 2022 and subsequently the Company has recorded a full reserve on the loans. See Note 11 for additional information.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Related Party Transactions including Revenue Recognition

Description of the Matter:

As discussed in Notes 1, 2, 3, 6, 8, 9, 11, 13 and 15 to the financial statements, the Company has significant related party transactions involving revenue, accounts receivable, accounts payable, prepaids, loans receivable/payable, advances, and expenses paid by and to multiple related parties. Our auditing of management’s identification of related parties and the related transactions was complex and is based on a thorough understanding the Company’s related party relationships, contracts, and business activities. These were the principal considerations that led us to determine this as a critical audit matter.

How We Addressed the Matter in our Audit:

We evaluated the controls over the Company’s identification of, and recording of related party transactions, and of the revenue recognition process, including walkthroughs of internal controls. To evaluate the related party’s satisfaction of performance obligations, our audit procedures included, among others, reviewing contracts and evaluating management’s assumptions used to determine the distinct performance obligations, and reviewing the branding work performed by the Company for various products. In addition, to identify undisclosed related party transactions we performed the following: 1) made inquiries of management and other individuals throughout the Company; 2) obtained a selection of disbursements and reviewed for related party indicators; 3) reviewed public filings and other online information available; 4) confirmed with the transfer agent regarding significant shareholders; and 5) related procedures performed in other parts of the audit engagement.

/s/ dbbmckennon

PCAOB #3501

We have served as the Company’s auditors since 2021

San Diego, California

May 12, 2023

F-2

HEMPACCO CO., INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$548,331	$933,469
Trade receivables, net of allowance for doubtful accounts	231,269	144,246
Trade receivables, related parties	5,100	137,297
Inventories	645,132	198,936
Deposits and prepayments	477,975	703,690
Total current assets	1,907,807	2,117,638

Property and equipment
Leasehold Improvements	12,431	12,431
Furniture, Fixtures and Equipment	7,468,515	5,147,693
Accumulated Depreciation	(260,381)	(161,353)
Total property and equipment	7,220,565	4,998,771

Other Assets
ROU operating leases less accumulated amortization	351,146	454,114
Other intangible assets - net of amortization	2,661	-
Total other assets	353,807	454,114

Total assets	$9,482,179	$7,570,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$335,605	$97,800
Accounts payable, related parties	42,831	162,405
Accrued interest on notes	19,282	9,416
Short term promissory notes payable, related parties	50,000	-
Convertible promissory notes payable	125,000	175,000
Other short term loans	-	1,482,681
Loans payable, related parties	-	9,600
Customer prepaid invoices and deposits	838,164	2,128,393
ROU operating lease liability, short term portion	109,552	102,969
Total current liabilities	1,520,434	4,168,264

Long term liabilities:
Long-term debt	142,770	168,328
ROU straight-line rent liability	17,182	15,126
Operating lease ROU liability	241,594	351,145
Total long term liabilities	401,546	534,599
	-	-
Total liabilities	1,921,980	4,702,863
Contingencies and commitments
Stockholders equity:
Preferred stock, $.001 par value as of December 31, 2022 and 2021 respectively; 50,000,000 shares authorized as of December 31, 2022 and 2021 respectively.	-	-
Series A Preferred stock, $.001 par value as of December 31, 2022 and December 31, 2021 respectively; 10,000,000 shares authorized as of December 31, 2022 and December 31, 2021 respectively. 0 shares outstanding as of December 31, 2022 and December 31, 2021 respectively.	-	-
Common stock, $.001 par value as of December 31, 2022 and December 31,2021 respectively; 200,000,000 shares authorized as of December 31, 2022 and December 31, 2021 respectively. 23,436,505 and 19,695,532 shares issued and outstanding as of December 31, 2022 and December 31, 2021 respectively.	23,436	19,696
Additional paid in capital	18,095,184	6,321,428
Accumulated deficit	(10,463,048)	(3,459,214)
Total stockholders equity	7,655,572	2,881,910
Non-controlling interests	(95,373)	(14,250)
Total equity attributable to Hempacco Co., Inc.	7,560,199	2,867,660

Total liabilities and stockholders equity	$9,482,179	$7,570,523

The accompanying notes are an integral part of these Consolidated Financial Statements

F-3

HEMPACCO CO., INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended
	December 31,
	2022	2021
Revenues:
Product sales	$3,861,205	$805,969
Product sales - related parties and subsidiaries	60,626	139,114
Manufacturing service	43,409	242,190
Consulting services, related parties	2,100	-
Total revenues	3,967,340	1,187,273

Cost of sales	3,724,498	850,901
Cost of sales, related parties	3,796	-
Total cost of sales	3,728,294	850,901
Gross profit from operations	239,046	336,372

Operating expenses:
General and administrative	2,639,285	981,676
General and administrative, related parties	606,842	469,259
Sales and marketing	858,296	542,680
Sales and marketing, related	26,660	-
Expensing of related party advances and loans	1,470,522	-
Impairment loss on equipment and trademarks	1,721,663	-
Research and development	-	2,090
Total operating expenses	7,323,268	1,995,705

Operating loss	(7,084,222)	(1,659,333)

Other income (expense):
Interest expense, net	(47,265)	(209,676)
Other expense, net	(3,470)	(1,666)
Income before income taxes	(7,134,957)	(1,870,675)

Provision for income taxes	-	-

Net loss	$(7,134,957)	$(1,870,675)

Net profit/(loss) attributable to non-controlling interests	(131,123)	(14,250)
Net profit/(loss) attributable to Hempacco Co., Inc.	(7,003,834)	(1,856,425)
Dividends issued to preferred stockholders	-	757,479
Net loss attributable to common shareholders	(7,003,834)	(2,613,904)

Basic and dilutive earnings per share:	$(0.33)	$(0.18)

Shares used in calculation of earnings per share:	21,393,862	14,641,224

The accompanying notes are an integral part of these Consolidated Financial Statements

F-4

HEMPACCO CO., INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Number of shares of preference shares	Preference shares par value	Number of shares of common shares	Conmmon shares par value	Additional paid-in capital	Accumulated deficit	Non- controlling interests	Stockholders' deficit
Balance as of December 31, 2020	8,000,000	$3,638,357	8,478,000	$84,780	$102,220	$(1,602,789)	$-	$2,222,568
Convertible notes converted to common stock	-	-	535,053	5,350	529,703	-	-	535,053
Shares issued for consulting services	-	-	100,000	1,000	99,000	-	-	100,000
Dividend on preferred stock	-	757,479	-	-	(757,479)	-	-	0
Conversion of accounts payable to common stock	-	-	525,000	5,250	519,750	-	-	525,000
Preferred stock converted to common stock	(8,000,000)	(4,395,836)	8,757,479	87,575	4,308,261	-	-	-
Discount on promissory note due to issue of warrants	-	-	-	-	149,831	-	-	149,831
Reduction of par value of common stock	-	-	-	(165,559)	165,559			-
Issuance of common stock	-	-	1,300,000	1,300	1,026,265			1,027,565
Issue of 100m parent company warrants to broker	-	-	-	-	178,318			178,318
Net loss attributable to non-controlling interests	-	-	-	-	-	14,250	(14,250)	-
Net loss for twelve months ended December 31, 2021	-	-	-	-	-	(1,870,675)	-	(1,870,675)
Balance as of December 31, 2021	-	$-	19,695,532	$19,696	$6,321,428	$(3,459,214)	$(14,250)	$2,867,660
Warrants issued for JV arrangements	-	-	-	-	437,375	-	-	437,375
Shares issued for consulting services	-	-	104,786	104	247,999	-	-	248,103
Sale of common share issuance	-	-	1,208,000	1,208	5,729,020	-	-	5,730,228
Shares issued for conversion of notes payable	-	-	56,592	56	56,535	-	-	56,591
Purchase of assets with issuance of common stock	-	-	2,000,000	2,000	3,998,000	-	-	4,000,000
Conversion of accounts payable for shares	-	-	50,000	50	91,814	-	-	91,864
Capital contribution to joint venture - Stickit Ltd.			-	-	-	-	50,000	50,000
Exercise of warrants	-	-	54,928	55	(55)	-	-	-
Conversion of loans to common stock	-	-	266,667	267	1,213,068	-	-	1,213,335
Net loss attributable to non-controlling interests	-	-	-	-	-	131,123	(131,123)	-
Net loss for twelve months ended December 31, 2022	-	-	-	-	-	(7,134,957)		(7,134,957)
Balance as of December 31, 2022	-	$-	23,436,505	$23,436	$18,095,184	$(10,463,048)	$(95,373)	$7,560,199

The accompanying notes are an integral part of these Consolidated Financial Statements

F-5

HEMPACCO CO., INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve months ended
	December 31
	2022	2021
Cash flows from operating activities:
Net loss	$(7,134,957)	$(1,870,675)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	96,922	86,501
Amortization of discount and shares issued with related party convertible notes	-	180,296
Write down of fixed assets and trademarks to net realizable value	1,721,663	-
Non-cash warrant valuation expense	437,375	178,317
Reserving of related party loans	1,470,522	-
Gain on conversion of notes payable	30,654	-
Stock based compensation for services	248,103	100,000
Gain on disposal of assets	10,690	-
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables, net	(87,023)	(155,878)
Related party receivables	132,197	(137,297)
Prepaid expenses	225,715	(701,114)
Inventories	(446,196)	(106,237)
Right of use asset and liability	1,028	-
Accounts payable	315,149	26,972
Accounts payable - related parties	(119,574)	261,588
Accrued liabilities	17,485	35,144
Deferred revenues	(1,290,229)	1,371,422
Net cash used in operating activities	(4,370,476)	(730,961)
Cash flows from investing activities:
Purchases of property, plant and equipment	(103,868)	(79,963)
Proceeds from disposal of equipment	40,000	-
Net cash (used in) investing activities	(63,868)	(79,963)
Cash flows from financing activities:
Equipment loan repayment	(300,900)	-
Proceeds from (repayments on) long term loan	-	83,328
Advances from / (repayments to) related parties	(1,480,122)	(17,000)
Proceeds from short-term promissory note, related parties	50,000	650,000
Proceeds from Joint Venture	50,000	-
Proceeds from the sale of common stock	6,416,000	1,300,000
Offering costs paid in connection with sale of common stock	(685,772)	(272,435)
Net cash provided by financing activities	4,049,206	1,743,893
Increase in cash and cash equivalents	(385,138)	932,969
Cash and cash equivalents at beginning of period	933,469	500
Cash and cash equivalents at end of period	$548,331	$933,469

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash Paid for Interest	$-	$-
Cash Paid for Taxes	$3,474	$-
		-
NON-CASH INVESTING AND FINANCING ACTIVITIES:		-
Conversion of convertible notes payable and accrued interest to common stock	$56,592	$535,054
Warrants issued with convertible notes	$437,375	$149,831
Acquisition of machinery and trademarks with shares	$4,000,000
Capital contribution by JV partner in exchange for shares in exchange for equity in JV entity	$50,000
Conversion of convertible preference shares and accrued dividend with common shares	-	$4,395,836
Dividend on preferred stock recorded against additional paid in capital	-	$757,479
Conversion of accounts payable to common stock	$91,864	$525,000
Payment of equipment loan with common shares	$1,213,335	-
Reduction of notes payable through products and services provided		$17,319

The accompanying notes are an integral part of these consolidated financial statements

F-6

HEMPACCO CO., INC.

Notes to the Consolidated Financial Statements

December 31, 2022, and 2021

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

These financial statements are those of Hempacco and its subsidiaries.

Hempacco Co., Inc. ("the Company" or “Hempacco”) was formed on April 1, 2019, as a Nevada Corporation.

On April 23, 2021, the Company filed a second amendment to its Articles of Incorporation changing the name of the company from The Hempacco Co., Inc. to Hempacco Co., Inc.

The Company merged with, and became a subsidiary of, Green Globe International, Inc. (“GGII”) on May 21, 2021.

Hempacco manufactures and distributes hemp smokables both under its own name and white label products for clients. The Company also owns high-tech CBD vending kiosks that it plans to place in retail venues throughout the US, in conjunction with a number of joint venture partners.

On October 6, 2021, the California Assembly Bill Number 45 (“AB 45”) was passed into law. Despite the fact that industrial hemp is federally legal and not a controlled substance, this bill prohibits the sale of “inhalable” hemp products in California. However, the manufacture of inhalable hemp products for the sole purpose of sale in other states is not prohibited. This ban on any kind of smokable flower will remain in force until such time as the California Legislature enact a bill to tax the product. It is also legal to manufacture Delta-8 products containing less than 0.3% THC for sale in another State.

Because of the risk and uncertainty regarding the potential market for smokable products in California, the Company has focused on building its distribution network in other States and other Countries. The celebrity joint ventures bring a national demand for our products.

During 2021, The Company entered into the following Joint Ventures:

a)

On or about March 10, 2021, the Company entered into a joint venture partnership agreement with VZ Ventures and BX2SD Hospitality, LLC for the sale and marketing of a proprietary brand of smokables containing the D8 infused variety of hemp. Cali Vibes D8, LLC was formed as the entity’s business vehicle which is 50% owned by the Company. The Company will manage the business operations and accounting, as well as manufacturing the product.

b)

On or about June 22, 2021, the Company’s parent company, GGII, entered into a joint venture agreement with Hemp Hop Global, LLC, a Florida based company in the hip hop talent management business and the sale and distribution of branded snack food products. Hemp Hop Global is managed by Rick Ross, an American Rapper and record executive and his business partner James Lindsay. Hempacco will produce a range of smokable products under the Hemp Hop brand, and Hemp Hop Smokables, LLC was formed as the business entity, of which GGII owns 50%.

On December 14, 2021, GGII assigned all of the membership and other equity and ownership interests in Hemp Hop Smokables LLC to Hempacco., Co., Inc. The business launched on or about May 25, 2022.

F-7

During the year ended December 31, 2022, the Company entered into the following Joint Ventures and other significant agreements.

On or about January 20, 2022, the Company entered into employment agreements with Sandro Piancone, Hempacco’s CEO, Neville Pearson, the Company’s CFO, and Jorge Olson, the Company’s CMO. These agreements supersede and replace the Company’s consulting agreements with Mr. Piancone’s entity, Strategic Global Partners, Inc., and Mr. Olson’s entity, Cube17, Inc. The key terms of Mr. Piancone’s and Mr. Olson’s employment provide for a base salary of $10,000 per month each, with the potential to earn a performance-based bonus of up to 110% of the annual base salary. Mr. Piancone and Mr. Olson will also be eligible to participate in any stock or option-based incentive plans that the board of directors may approve in the future. The initial employment period is for three years, with a one-year option to extend being available to the Company. Mr. Pearson’s employment agreement with Green Globe International, Inc. remains in place.

On or about January 1, 2022, the Company entered into a joint venture agreement with Cheech and Chong’s Cannabis Company, a Nevada corporation (“CCCC”), to form a joint venture entity in Nevada, which entity will market and sell Cheech & Chong-branded hemp smokable products. Pursuant to the agreement, the joint venture entity will be owned 50% by each of us and CCCC, we are required to fund $10,000 to the joint venture entity. As of the date of publication of these financial statements this contribution had not been made, however Hempacco has been producing product inventory at its own expense prior to the official launch of the product in July 2022.

The joint venture agreement calls for the Company to manufacture joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity, and CCCC is required to provide online marketing and promotion, design and branding, brand management and development, trademark receipt, and sales and distribution services. CCCC is also required to ensure that Cheech Marin and Tommy Chong attend and make appearances at joint venture entity events. As an incentive to enter into this joint venture, CCCC was awarded 100,000,000 Green Globe International warrants with a Black-Scholes valuation of $0.0031 per share for a total valuation of $309,990 on the issue date. This theoretical value was expensed within general and administrative expense on the statement of operations.

On or about January 19, 2022, the Company entered into a joint venture agreement with Stick-It Labs Ltd. (“Stick-It”), an Israeli corporation that manufactures cannabinoid sticks, to develop and sell hemp smokables products in the United States and Mexico utilizing each of the parties’ respective expertise. Pursuant to the original agreement, the Company was required to fund $750,000 to the joint venture entity, Stick-It USA, Inc., On September 7, 2022, the Exhibit A to the agreement was amended to reduce he initial capital contribution to $250,000. On September 12, 2022, the Company funded $250,000 to StickIt USA. For such funding the Company will receive preferred shares entitling the Company to 75% of distributable profits of the joint venture entity until the Company has been repaid $250,000, after which the preferred shares will convert into 250,000 shares of common stock of Stick-It USA, which will then constitute 50% ownership of Stick-It USA, with the other 250,000 shares of Stick-It USA common stock being owned by Stick-It Labs Ltd.

The agreement grants the right to Stick-It to purchase 100,000,000 five-year warrants of Green Globe International, Inc. common stock at an exercise price of $0.01 per share. The warrants are issuable in three tranches, the first 25,000,000 on signing the JV agreement, the second 25,000,000 when StickIt US achieves annual sales revenue in excess of $5,000,000, and the third tranche will be issued upon StickIt US achieving annual sales revenue in excess of $10,000,000. The first tranche of 25,000,000 Green Globe International warrants were valued by the Black-Scholes formula at $0.0051 per share for a total capitalized value of $127,385. This amount was also expensed within general and administrative expense on the statement of operations.

In July 2022, the Company acquired two existing cigarette manufacturing lines and approximately forty tobacco trademarks in exchange for the issuance of 2,000,000 common shares of Hempacco common stock valued at $2 per share. The $4,000,000 valuation initially was allocated $3,400,000 as to machinery, and $600,000 to the trademarks. A subsequent appraisal, performed in Mexico valued the equipment at $2,278,337. No value was allocated to the trademarks.The Company has recorded a one-time charge of $1,121,663 to its profit and loss account in order to reduce the asset costs to net realizable value.

F-8

On August 29, 2022, Hempacco Co., Inc. (the “Company”) entered into an underwriting agreement with Boustead Securities, LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) in connection with the initial public offering of the Company (the “IPO”). The Underwriting Agreement provides for the offer and sale of 1,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a price to the public of $6.00 per share (the “Offering”). In connection therewith, the Company agreed to issue 70,000 warrants to purchase shares of Common Stock, exercisable from September 1, 2022, through August 29, 2027, and initially exercisable at $9.00 per share subject to adjustment as provided therein (the “Representative’s Warrants”). The Company also granted the Underwriters an option for a period of 45 days to purchase up to an additional 150,000 shares of Common Stock. The Offering is being made pursuant to a Registration Statement on Form S-1 (File No. 333-263805) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 29, 2022.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

On September 1, 2022, the Offering was completed. At the closing, the Company (i) sold 1,000,000 shares of Common Stock for total gross proceeds of $6,000,000, and (ii) issued the Representative’s Warrants. After deducting the underwriting commission and expenses, the Company received net proceeds of $5,468,813.

On October 2, 2022, HempBox Vending, Inc. a wholly owned subsidiary of the Company entered into a Kiosk Strategic   Partnership Agreement with Weedsies Vending, LLC. (“Weedsies”). See Note 15 subsequent events for further information regarding Weedsies.

Effective October 2, 2022, the Company entered into a joint venture operating agreement with Sonora Paper Co., Inc. (“Sonora”) a California corporation currently engaged in the manufacture of smoking papers at its plant in Sonora , Mexico.

The joint venture will manufacture smoking papers, blunts, wraps and ancillary paper products for sale in the United States and internationally. Manufacturing will take place in Hempacco’s rented space in both Tijuana, Mexico, and San Diego.

Products currently imported from a third-party manufacturer will be replaced by the joint venture’s own products.

Ownership will be allocated 80% to the Company for the supply of all necessary equipment and working capital, and 20% to Sonora for the provision of their know-how and proprietary technology and patents.

On July 18, 2022, the Company filed an Amendment to the Certificate of Incorporation of The Real Stuff, Inc. with the Delaware Secretary of State changing the name of The Real Stuff, Inc to Hempacco Paper Co., Inc.

Effective November 17, 2022, the Company entered into a joint venture operating agreement with High Sierra Technologies, Inc.(“High Sierra”), a Nevada limited liability company, to operate a joint venture entity (the “Joint Venture”), Organipure, Inc. (“Organipure”). Organipure will manufacture and market the proprietary Hemp related products of High Sierra pursuant to the Operating Agreement, the Joint Venture will be owned 50% by each of the Company and High Sierra, the joint venturers are both required to initially fund $1,000,000 to the Joint Venture and will also jointly fund the on-going patent and licensing expenses.

F-9

Effective November 17, 2022, the Company entered into a Patent Licensing Agreement with Organipure for the use of those certain patents and patent applications currently licensed to Hempacco by the owner, Old Belt Extracts, LLC. Organipure shall pay to Hempacco a license fee equal to 5% of its annual gross revenues received. The license agreement shall last for a period of ten years and two months.

Effective November 17, 2022, the Company entered into a Hemp Smokables Manufacturing Agreement with Organipure, Inc. for the manufacture of the proprietary Hemp Smokable products designed and conceived by High Sierra pursuant to the specifications, patents and trademarks detailed on Exhibits A through C of the agreement.

Effective November 17, 2022, Organipure, Inc. executed, as Maker, a “Series Promissory Note” in favor of Hempacco Co., Inc. in the maximum amount of $500,000 (five hundred thousand).This note is intended to secure payments made to Organipure in furtherance of the joint venture agreement referenced above. The maturity date of the Note is November 17, 2025, and the Note will bear interest at 4.10% per annum. All principal amounts and accrued interest will be payable on maturity.

Effective December 1, 2022, the Company engaged investor relations consultant Dr. Fischer and Partner GmbH of Hamburg Germany (“Fischer”) to promote the Company’s common stock in Europe and to promote the benefits of stock ownership in the Company. Fischer will also advise on the optimization of the Company’s capital structure and may introduce potential investors to the Company. The initial engagement period will be three months with the option of extension by mutual agreement.

Compensation will be composed of (i) a $30,000 payment upon signing the agreement, (ii) a further $20,000 payable no earlier than January 25, 2023 and no later than February 5, 2023 provided that the total trading volume of HPCO shares exceeds 10m shares since the start of the awareness campaign, and (III) 15,000 (fifteen thousand) Rule 144 shares of the Company’s common shares only if stages (1) and (ii) of the compensation plan have been achieved, (iv) Six percent (6%) of the gross proceeds of any capital raised during roadshows or other measures directly instituted by Fischer.

Going Concern Matters

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net loss of $7,134,957 during the year ended December 31, 2022 and has an accumulated deficit of $10,463,048 as of December 31, 2022. During the year ended December 31, 2022, the Company’s net cash used in operations was $4,370,475.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and under the rules and regulations of the U.S. Securities and Exchange Commission (the SEC).

F-10

Principles of Consolidation

The financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Joint Venture entities where the company owns at least 51% and controls the accounting and administration of the entities will be accounted for under ASC 810-10 which will allow full consolidation of the assets and liabilities into the Company’s balance sheet, with non-controlling interests being calculated and disclosed in the balance sheet and operating statement of the Company. Joint Venture entities where the company owns less than 51% are evaluated for treatment as variable interest entities. The Company may provide accounting and administration for these entities, may have board of director control, and may provide majority of funding for these entities. Any entities not falling within this criterion will be accounted for under ASC 323-30. These consolidated financial statements include the operating results and the assets of the six currently operating, joint venture entities, all of which have been deemed variable interest entities for the period ended December 31, 2022. The non-controlling interests of these ventures have been disclosed on the consolidated balance sheet and income statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Revenue Concentration

Sales to one of the Company’s customers made up approximately 82% and 41% of our revenues for the twelve months ended December 31, 2022, and 2021, respectively, and the balance receivable from this customer on December 31, 2022 and, represents approximately 46% and 37%, respectively, of the total accounts receivable balances of $236,368 and $281,543, respectively, as of that date. As a result of a legal dispute during 2022, we experienced a significant reduction in our projected revenues and cash flow for the year ended December 31, 2022.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities of less than ninety days at the date of purchase. We have not experienced any losses related to these balances, and we believe credit risk to be minimal.  The Company does not have any cash equivalents.

Accounts Receivable

Accounts receivables are recorded in accordance with ASC 310, “Receivables.” Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.  As of December 31, 2022, the Company reported an allowance of $247,411 for doubtful accounts. Doubtful accounts in the amount of $1,717,933 (inclusive of the allowance) were written off in the year ended December 31, 2022. The amount written off includes the $1,470,522 provided for the potential non-payment of inter-company loans – see Note 11 for additional information. The Company had an impairment allowance against trade receivables of $247,411 and $0 as of December 31, 2022, and 2021, respectively.

F-11

Inventory

Inventory is stated at the lower of cost and net realizable value on a first-in first-out basis.  Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Costs includes all expenses directly attributable to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions, including forecasted demand compared to quantities on hand, as well as other factors such as potential excess or aged inventories based on product shelf life, and other factors that affect inventory obsolescence.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the twelve months ended December 31, 2022, and 2021, the following outstanding dilutive securities were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,	December 31,
	2022	2021
	(Shares)	(Shares)
Promissory Notes convertible to shares	125,000	175,000
TOTAL	125,000	175,000

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities-current, and operating lease liabilities-noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.  ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our single lease does not provide an implicit rate, we have used our incremental borrowing rate(“IBR”) based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date.  The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-12

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value. The Company incurred an impairment charge of $1,721,663 and $0 against certain of long-lived assets as of December 31, 2022, and 2021, respectively. These assets, comprising machinery and trademarks, were acquired for shares in July 2022. A subsequent appraisal indicated a lower current market value than the acquisition value, resulting in the write down of value. The Company incurred no impairment of long-lived assets as of December 31, 2021.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Kiosks	5 years
Leasehold improvements	6 years or shorter of lease life
Production Equipment	20 years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.  The kiosks that the Company has not sold or placed in service as of December 31, 2022, are not being depreciated.  However, Kiosks used for demonstration and marketing purposes have been depreciated since January 1, 2021.

As of December 31, 2022, the book value of equipment that is not currently in service is $5,548,799. This number includes the value of our kiosks that are available for sale or lease.

During the year ended December 31, 2022, the Company purchased two cigarette production equipment for $2,278,337. As of December 31, 2022, the equipment was not yet placed in service. See Note 13 for additional information on this purchase.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accounts receivable – related parties, inventory, deposits and prepayments, accounts payable and accrued liabilities, accounts payable – related parties, customer pre-paid invoices & deposits, other short-term liabilities – equipment loan, operating lease – right of use liability – short term portion approximate fair value because of the short-term nature of these items.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation–Stock Compensation,” which requires all such compensation to employees and non-employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period or as vesting occurs.  The Company recorded $248,103 and $100,000 in share-based compensation expense for the years ended December 31, 2022 and 2021, respectively.

F-13

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of December 31, 2022, and 2021, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Advertising and Marketing Costs

Costs associated with advertising and marketing promotions are expensed as incurred.  Advertising and marketing expense were $884,956 and $542,680 for the twelve months ended December 31, 2022, and 2021, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company generally earns its revenue by supplying goods or providing services under contracts with its customers in two primary revenue streams: manufacturing and commercial product supply and white label development services. The Company measures the revenue from customers based on the consideration specified in its contracts, or the value of the amount invoiced should the initial order be a basic purchase order or emailed order.

The Company recognizes revenues from customers when control of the goods or services are transferred to the customer, generally when products are shipped, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

Per Company policy, any product that doesn’t meet the customer’s expectations can be returned within the first 30 days of delivery in exchange for another product or for a full refund. Any product sold through a distributor or retailer must be returned to the original purchase location for any return or exchange.  For the twelve months ended December 31, 2022, and 2021, the Company has not recorded any reserves on revenue.

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer (DTC) ecommerce website, distributors, and retail and wholesale “white label” business-to-business (B2B) customers.

For larger orders, the Company requires the customer to make a deposit equal to 50% of the invoice or order total which is recorded as customer prepaid invoices and deferred revenue on the balance sheet. When the product is shipped the customer deposit is recorded into revenue.  The Company recorded $236,789 and $1,505,018 in customer pre-paid invoices and deposits for goods ordered but not delivered, as of December 31, 2022, and 2021, respectively. These numbers do not include the $623,375 referenced in the ensuing paragraph.

In 2019, the Company entered into an arrangement with a customer whereby the Company was provided with product from the customer for the Company’s and the customer’s use. Under the arrangement, 50% of the product provided by the customer was to compensate the Company for their services for processing and packaging the customers remaining 50% share. The transaction was recorded at the fair market value of the inventory received, which was similar to the cost of the services to which were to be provided with an increase of $623,375 to inventory and customer deposits. As of December 31, 2022, and  2021, respectively, the customer deposit liability of $623,375 remained. The Company will defer revenue on customer deposits and record as revenue once product is delivered.

F-14

Non-Controlling Interests

The Company accounts for the non-controlling interests in its subsidiaries and joint ventures in accordance with U.S. GAAP. and ASC 805-20.

The Company has chosen to record the minority interests (NCI’s) in the equity section of the balance sheet, and on the income statement, the profit or loss attributable to the minority interests will be reported as a separate non-operating line item.

The Company measures its NCI’s using the percentage of ownership interest held by the respective NCI’s during the accounting period. As of December 31, 2022, and 2021, respectively, the Company reported a minority interest in its accumulated (gains)/losses and its net assets of ($131,123) and ($14,250), respectively.

Recent Accounting Pronouncements

In October 2021, the FASB issued Accounting Standards Update (“ASU”) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The amendments in this Update apply to all entities that enter into a business combination within the scope of Subtopic 805-10, Business Combinations. The amendments to this ASU are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company continues to enter into a variety of business combinations, however at this time none of our joint venture partnerships are with customers. The Company will monitor all new business combinations with a view to complying fully with this standard.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

F-15

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2022, and December 31, 2021, accounts receivable consisted of the following:

	December 31,	December 31
	2022	2021

Accounts receivable	$478,680	$144,246
Accounts receivable, related parties*	5,100	137,297
Allowance for doubtful accounts	(247,410)	-
Total accounts receivable	$236,370	$281,543

Accounts receivable, related parties includes $0 and $132,147 as of December 31, 2022, and December 31, 2021, respectively, due from UST Mexico, Inc. See Note 11 for additional information on related party transactions related to receivables.

NOTE 4 – INVENTORY

As of December 31, 2022, and December 31, 2021, inventory, which consists primarily of the Company’s raw materials, finished products and packaging is stated at the following amounts:

	December 31,	December 31,
	2022	2021

Finished goods	$109,879	$41,088
Raw materials (Net of obsolescence allowance)	535,253	157,848
Total inventory at cost less obsolescence allowance	$645,132	$198,936

The Company identified a potential for obsolescence in particular raw materials and provided an allowance for this risk in full in the year ended December 31, 2020. As of December 31, 2022, and 2021, respectively, this allowance remains unchanged. This obsolescence allowance is continually re-evaluated and adjusted as necessary.

NOTE 5 - PROPERTY AND EQUIPMENT

As of December 31, 2022, and December 31, 2021, property and equipment consisted of the following:

	December 31,	December 31,
	2022	2021

Production equipment	$3,837,236	$1,461,586
Leasehold improvements	12,431	12,431
Kiosks plus improvements	3,631,279	3,686,107
Less accumulated depreciation	(260,381)	(161,353)
Total property and equipment	$7,220,565	$4,998,771

Depreciation expense totaled $96,922 and $86,501 for the twelve months ended December 31, 2022, and 2021, respectively.

F-16

NOTE 6 – OPERATING LEASES – RIGHT OF USE ASSETS

The Company entered into a 72-month agreement to lease approximately 6,300 square feet of manufacturing, storage, and office space on January 1, 2020, for a period of 6 years with a related party, an entity controlled by the Company’s CEO.   Approximately 1,800 sf (28.5%) is used as a manufacturing facility with the balance used as corporate offices and storage. There was no security deposit paid, and the lease carries no optional extension periods. The term of the lease is for six years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 6.23% within the calculation.

In addition to the rental of manufacturing space, the Company transacts routine storage business with Primus. The primary business of Primus is the provisions of cold storage facilities used for perishable raw materials and finished products from pharmaceutical manufacturing companies. The company stores its raw hemp smokable material with Primus.

Base monthly rent commenced at $10,000 per month, with subsequent defined annual increases. All operating expenses are born by the lessee.  Amounts payable to the related party for rent as of December 31, 2022, and December 31, 2021, were $5,163 and $0 respectively. On December 31, 2022, and December 31, 2021, the amounts of $25,000 and $14,764 respectively, of prepaid rent were included in the deposits and prepayments account.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The following are the expected lease payments as of December 31, 2022. The lease is considered an “operating lease” and consequently lease payments are calculated on a straight-line basis, including the total amount of interest related.

Year Ending December 31	Operating Leases
2023	$129,362
2024	129,362
2025	129,362
Total lease payments	388,086
Less: Imputed interest/present value discount	(36,953)
Total	$351,133

Lease expense, on the straight-line basis was $129,360 during the twelve months ended December 31, 2022, and 2021.

See Note 15 for information on a new lease between Hempacco paper Co., Inc., and UTC Mexico.

F-17

NOTE 7 – OTHER SHORT-TERM LIABILITIES – EQUIPMENT LOAN

On December 11, 2019, The Company entered into a short-term loan for equipment to use in its production.  The terms of the loan were, $1,500,000 over 18 months with zero interest, which necessitated the calculation of an imputed discount of $109,627, which was being amortized over 18 months.  During the year ended December 31, 2022, the Company amortized the remaining discount of $30,465 to interest expense.

The loan is secured by the equipment, and the lender recently agreed to repayments of $50,000 per month, interest free, which would take approximately thirty months to retire the loan, assuming no additional paydowns were made by supplying smokable products. As of December 31, 2022, and December 31, 2021, the principal balance of the loan was $-0- and $1,482,681, respectively. On January 6, 2022, the first payment of $50,000 was made to Titan Agency Management.  The Company was granted forbearance with respect to further loan payments until the Company’s planned IPO was funded.

On September 6, 2022, a settlement agreement and mutual release was signed by the Company and the Titan Agency Management providing for the full repayment of the outstanding loan balance with a cash payment of $250,000 and the issuance of 266,667 restricted shares of Hempacco common stock.

NOTE 8 – CONVERTIBLE NOTES

During the year ended December 31, 2021, the Company issued twelve convertible promissory notes totaling $650,000 and warrants to purchase up to 750,000 shares of Hempacco common stock at $1.00 per share were issued to two related party members of the Board of Directors. Subsequently, as a result of the merger and share exchange agreement of May 21, 2021, between Hempacco and Green Globe International, Inc. these warrants were cancelled and replaced on November 9, 2021, with equivalent warrants to purchase Green Globe common shares. See Note 9 below for additional details.

Individual note holders converted $511,500 in principle and $23,552 in accrued interest into 535,052 shares of Hempacco common stock. On May 21, 2021, these shares were exchanged for 2,236,213,775 of GGII’s common shares.

During May and June 2021, the Company entered into financing arrangements to provide working capital. The Company received proceeds of $175,000 from three private investors. The promissory notes carried interest at the rate of between 8% and 12% and mature between May 4, 2022, and October 23, 2022. The Notes automatically convert at 75% of the 30-day average bid price of the obligor common stock (or the public company common stock as the case may be), with the exception of the $50,000 Taverna 12% Note which converts at $1.00 per share or the current market price of Hempacco stock. The Notes cannot be converted prior to maturity. The Taverna notes matured on May 4, 2022, and was converted, along with accrued interest, into 56,592 shares of Hempacco common stock on June 7, 2022.

The notes payable to Miguel Cambero ($100,000) and Ernie Sparks ($25,000) matured on October 23, 2022. The notes were extended through April 30, 2023. As of the date of this filing, the Company is in technical default.

On or about March 18, 2022, the Company issued a promissory note to a related party for $50,000. The note carries an interest rate of 8% and matures on June 18, 2022. The note is secured by 50,000 common shares of the Company. On June 18, 2022, the Company and the investor signed Amendment No. 1 to the promissory note extending the maturity date to September 18, 2022. Subsequently, amendments 2, 3 and 4 were executed which extend the maturity date to June 18, 2023.

F-18

NOTE 9 – WARRANTS

The 750,000 Hempacco warrants issued to Jerry Halamuda and Dr. Stuart Titus in February 2021 were effectively cancelled on May 21, 2021, as a result of the merger and share exchange between Hempacco and Green Globe International, Inc. but not re-issued by Green Globe International, Inc. until November 11, 2021. The total number of replacement warrants issued was 27,173,925 at a strike price of $0.027600 which is the equivalent of 750,000 warrants exercisable at $1.00 each.

A Black-Scholes valuation discount of $149,831 was initially recorded. The discount was expensed as interest in the three months ended March 31, 2021. No further expense was incurred as a result of the modifications of the warrants to GGII warrants. The valuation discount represents the fair market value as derived by using the Black-Scholes formula, which produced an initial valuation of the Hempacco warrants of $0.4986 per share. The Black-Scholes formula applied to the GGII warrants on June 9, 2021, produced a valuation of $0.0138 per share.

On August 11, 2021, The Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of the Company’s common stock for which a listing on NASDAQ has been applied for, the private placement of Hempacco securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). See Note 13 below for further details.

In addition to the other compensation delineated in the agreement, The Company agreed to issue and sell to the Representative (and/or its designees) on the closing date of an IPO or Other Financing as applicable, five-year warrants to purchase shares of the Company’s common stock equal to 7% of the gross offering amount, at an initial exercise price of 150% of the offering price per share in the IPO, or 100% of the offering price in an Other Financing.

On November 23, 2021, The Company entered into a Broker Representation Agreement with a Third Party, whereby Broker would receive a commission of 10% on any Net sales brought to the Company by their efforts or introductions. In particular, as a bonus for introducing a major client, Broker shall be granted 100,000,000 warrants to purchase common stock of Green Globe International, Inc. exercisable at $0.01 each for a period of three years.

The Black-Scholes valuation of the 100,000,000 warrants as of the contract date is $0.0018 per share for a total valuation of $178,317 which has been recorded as a one-time charge to the income statement in the fourth quarter of 2021 due to there being no future performance obligations arising from this warrant award.

The Black-Scholes model uses the following variables to calculate the value of an option or warrant for the year ended December 31, 2021. See Note 1 and 13 for grant and valuation of warrants issued during the year ended December 31, 2022:

Description	Input Range December 31, 2021
a) Price of the Issuer’s Security	$1.00 - $2.00
b) Exercise (strike) price of Security	$0.75 - $1.50
c) Time to Maturity in years	3 to 5 years
d) Annual Risk-Free Rate	2-year T-Bill
e) Annualized Volatility (Beta)	59% - 493%

F-19

NOTE 10 – OTHER LOANS PAYABLE

On June 15, 2020, Hempacco entered into a loan agreement with a third party whereby the Company received $85,000. The terms of the loan were for one year, with 0% interest. On January 15, 2021, the lender advanced a further $83,328 on the same terms. In December 2021, a letter agreement and loan extension were signed by the lender in which it was confirmed that the new maturity date of the loan would be August 15, 2023. As of December 31, 2022, and December 31, 2021, the balance outstanding was $142,770 and $168,328 respectively. The lender, also a customer, advanced a deposit of $40,000 for the purchase of 10 vending kiosks which were delivered in February 2022.

In July 2021, the Company secured a line of credit facility with First Citizens Bank in the amount of $100,000. The line of credit bears interest at a floating rate equal to 1.0% above the Wall Street Journal Prime Rate at any time and matures in July 2023. The line of credit is guaranteed by the CEO of the Company. As of December 31, 2022, $0 was owed on the line of credit.

NOTE 11 - RELATED PARTY TRANSACTIONS

In May 2021, Cube17, Inc., a related party sales and marketing consulting company, converted all outstanding consulting fees earned since the inception of the Company in the amount of $185,000 for 185,000 shares of Hempacco common stock, for $1 per share. On May 21, 2021, these shares were exchanged for 707,113,562 common shares of Green Globe International, Inc. Consulting expenses of $80,000 and $120,000 were recorded for the twelve months ended December 31, 2022, and 2021. Consulting fee balances payable were $0 and $63,404 as of December 31, 2022, and December 31, 2021. In addition, Cube17, Inc., as a founder of the Company, converted its 400,000 founders shares into 1,528,997,476 common shares of Green Globe International, Inc. on May 21, 2021.

In May 2021, Primus Logistics was issued 170,000 common shares of Hempacco as compensation for $170,000 of accrued and unpaid rent owed at that time by from its inception. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of the Company. Subsequent to December 31, 2022 through the date of issuance of this report, the Company made payments totaling $182,000 to Primus Logistics. The Company’s CEO, Sandro Piancone, is the 90% owner of Primus Logistics which is considered a related party. Rent expenses for the years ended December 31, 2022 and 2021 are reported in Note 6 above.

As of December 31, 2022, and December 31, 2021, the Company owed Primus Logistics $5,163 and $0 respectively, for routine business transactions, which, in addition to the rent, consist entirely of storage fees. As of December 31, 2022, and December 31, 2021, Primus Logistics had been paid $25,000 and $14,764 respectively, in advance, for rent. Sandro Piancone is the 90% owner of Primus Logistics.

In May 2021, Strategic Global Partners, Inc. was issued 170,000 Hempacco common shares as compensation for $170,000 worth of consulting services incurred since Hempacco’s inception by the CEO, Sandro Piancone, President and Owner of Strategic Global. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of Green Globe International, Inc. Strategic Global Partners is a related party. Consulting expenses of $52,000 and $120,000 were recorded for the twelve months ended December 31, 2022, and 2021, respectively. Unpaid consulting fee balances of $28,000 and $70,000 were outstanding as of December 31, 2022, and December 31, 2021, respectively.

F-20

As of September 1, 2022, the salaries of the CEO and the CMO, as defined in their respective employment agreements, were paid through the Company’s payroll service. These payments replace the prior independent contractor payments received by their entities, Strategic Global Partners, Inc. and Cube 17, Inc. respectively. Although employment contracts were dated from January 2022, salaries were paid with effect from September 1, 2022.

As of December 31, 2022, and December 31, 2021, the Company owed $0 and $29,000 and was owed $0 and $132,147, respectively, by UST Mexico, Inc. ("UST"). The Company sells hemp products to UST and provides manufacturing consulting services. The value of goods and services provided to UST was $17,386 and $152,147 for the twelve months ended December 31, 2022, and 2021, respectively, and the value of goods and services provided by UST as $192.181 and $251,000 for the twelve months ended December 31, 2022, and 2021, respectively. During the year ended December 31, 2022, the Company wrote off receivables from UST totaling $172,409. UST is a manufacturer of tobacco cigarettes in Mexico and provides consulting services and parts for the Company’s equipment. Subsequent to December 31, 2022 through the date of issuance of this report, the Company made payments totaling $110,000 to UST.

As of December 31, 2022, UST owned 947,200,000 shares of common stock of Green Globe International, Inc., representing 1.72% of the issued and outstanding common stock of the parent company of Hempacco. UST is a related party by virtue of Sandro Piancone’s 25% interest in UST.

Lake Como is owned/controlled by Sandro Piancone. This entity is used primarily as a sales company, and sometimes sells products purchased from Hempacco. The Company had receivables of $-0- and $150 due from Lake Como as of December 31, 2022, and December 31, 2021, respectively.

On or about March 1, 2022, the Company entered into a mutual line of credit agreement with its parent company, Green Globe International, Inc.  The purpose is to facilitate short-term borrowing needs on an interest free basis, with advances being subject to repayment within 90 days with a maximum of $500,000 allowed to be outstanding within any 90-day period. On December 1, 2022, the maximum amount was increased to $1,500,000. During the twelve months ended December 31, 2022, the Company loaned GGII a net amount of $692,119. As of December 31, 2022, the balance owed to the Company by GGII was $692,119. The Company recorded a reserve against the entire balance as of December 31, 2022. As of April 30, 2023, balance due from GGII had increased to $1,378,119.

During 2022, the Company made short term cash advances directly to Green Star Labs, Inc. a subsidiary joint venture of the Company’s parent, Green Globe International, Inc. As of December 31, 2022, the balance owed by Green Star Labs, Inc. was $605,994. As of April 30, 2023, balance due from Green Star Labs, Inc. had increased to $1,320,994.

A 100% provision for potential non-payment of the UST, GGII, and the Green Star Labs loans was recorded, and a one-time charge of $1,470,522 was recorded on the consolidated statements of operations for the year ended December 31, 2022.

NOTE 12 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The following is a reconciliation of income tax expense for the year ended December 31, 2022, and 2021.

	2022	2021
Current:
Federal	$-	$-
State	-	-
Foreign	-	-
	-	-
Deferred
Federal	(980,426)	(292,851)
State	(51,256)	(81,363)
	(1,031,682)	(374,214)
Valuation allowance	1,031,682	374,214
Total provision for income taxes	$-	$-

F-21

The Company’s net deferred tax assets as of December 31, 2022, and 2021, consisted of the following:

	2022	2021
Depreciation and amortization	$-	$-
Reserves and accruals	171,889	171,338
Research and development credits	-	-
Net operating loss carryforwards	1,586,709	555,578
Gross deferred tax assets	1,758,598	726,916

Valuation allowance	(1,758,598)	(726,916)

Net deferred tax assets	$-	$-

The Company has provided for a full valuation allowance against the deferred tax assets, on the expected future tax benefits from the net operating loss carryforwards, as the management believes it is more likely than not that these assets will not be realized in the future.

The following is a reconciliation of the federal income tax provision at the federal statutory rate to the Company’s tax provision attributable to continuing operations:

	Year Ended December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
State income taxes, net of federal benefit	0.7%	5.2%
Stock based compensation	(0.7%)	0.0%
Permanent differences	0.0%	(1.1%)
Change in valuation allowance	(21.0%)	(23.9%)
Effective tax rate	0.0%	1.2%

The difference between the effective tax rate and the stated tax rate is primarily due to a full valuation allowance on the deferred tax assets and permanent differences due to non-cash related charges.

As of December 31, 2022, the Company’s net operating losses (NOL’s) on a gross basis were $6,665,035, which can be carried forward indefinitely to offset future taxable income.

The Company’s tax returns are subject to examination by United States Internal Revenue Service authorities as well as the California Franchise Tax Board, beginning with the period ended December 31, 2019. There are no current tax examinations.

F-22

NOTE 13 - STOCKHOLDERS’ EQUITY

Hempacco - Series A Preferred Shares

On May 20, 2021, the Hempacco’s Board of Directors declared and authorized a 6% common share dividend to Series A Preferred Shareholders. Mexico Franchise Opportunities Fund (“MFOF”) received dividends of $757,479 which, together with MFOF’s 8,000,000 preferred shares were converted into 8,757,479 shares of the Company’s common shares.

On May 21, 2021, MFOF exchanged these Hempacco common shares for 33,473,197,809 shares of GGII common shares.

On September 28, 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of preferred stock to 50,000,000 and changed its par value to $0.001.

The holder of Hempacco’s Series A Preferred Stock is entitled to a dividend of 6% payable in common shares, if and when declared by Hempacco's Board of Directors. The Series A preferred shares shall not have the right to vote on matters presented to the holders of junior stock.

Common Stock

On May 21, 2021, the Company issued 100,000 shares of common stock to a consultant for services rendered. The shares were paid in exchange for software development and IT services related to Hempacco’s automated CBD kiosks. The Company’s common stock was valued at $100,000 (based upon the contract for services and the agreed upon rates for labor and materials) and was exchanged for 382,224,109 shares of GGII’s common shares.

During the year ended December 31, 2021, Hempacco issued convertible promissory notes totaling $650,000 and warrants to purchase up to 750,000 shares of common stock at $1 per share. On or about November 11, 2021, these Hempacco warrants were converted to GGII warrants. See Note 9 above for further details. On May 21, 2021, individual note holders converted $511,500 in principle and $23,552 in accrued interest into 535,052 shares of Hempacco common stock. On May 21, 2021, these shares were exchanged for approximately 2,045,094,734 of Green Globe International Inc. common shares.

On August 11, 2021, the Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of Hempacco’s common stock for which a listing on NASDAQ has been applied for, the private placement of the Company’s securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). A commission of 7% of gross offering proceeds is payable to the Representative, as well as a non-accountable expense allowance of 1% of offering proceeds. In addition, the Company will reimburse Boustead for the diligence, legal and road show expenses up to $205,000.

On September 28, 2021, the Company amended its Articles of Incorporation to increase its authorized common shares to 200,000,000 and changed its par value to $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of Hempacco is sought.

On or about December 6, 2021, the Company sold 805,541 shares of Hempacco common stock at $1.00/share to 19 investors, 17 of which were third parties. Neville Pearson, Company CFO, and Dr. Stuart Titus, Company director, purchased 50,000 of the shares for $50,000, and 100,000 of the shares for $100,000, respectively. The Company received gross proceeds of $805,541, and net proceeds of $724,255 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

See Note 7 for details on restricted shares of Hempacco common stock issued to Titan Agency Management.

F-23

In December 2021, the Company issued 1,300,000 common shares at $1.00 per share to the public in a pre-IPO offering managed by Boustead Investments, LLC. Net proceeds of $1,057,565 were received by the Company after all commission and expenses.

On or about April 7, 2022, the Company sold a further 208,000 shares of Hempacco common stock at $2.00/share to nine investors, eight of which were third parties. The Company received gross proceeds of $416,000, and net proceeds of $339,475 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

On or about July 15, 2022, The Company acquired from Nery’s Logistics, Inc., an entity that is a significant shareholder (greater than 10%) of the Company's parent, two cigarette production equipment lines together with multiple cigarette and cigar-related trademarks. The total acquisition price was deemed to be $4,000,000 to be paid solely by the issuance of 2,000,000 common shares of the Company. $3,400,000 was initially allocated to the value of the equipment, and the balance of $600,000 was allocated to the intangible assets. See note 13 for additional information concerning the value of these assets.

On July 15, 2022, The Company also settled two vendor accounts payable balances totaling $100,000 by the issuance of 50,000 common shares of the Company.

On September 1, 2022, the Company sold 1,000,000 shares of Hempacco common stock at $6.00 per share to our underwriters pursuant to the IPO and the underwriting agreement with Boustead Securities, LLC. After deducting the underwriting commission and expenses, the Company received net proceeds of $5,390,753.

On September 6, 2022, Boustead Securities LLC submitted a notice of the exercise of the warrant purchase option, pursuant to paragraph 1.3.1 of the Underwriting Agreement. Boustead elected to convert its right to purchase 70,000 common shares at $9.00 per share using the cashless basis formula into 54,928 shares of common stock. The market price of these shares on the issue date was $4.74 per share resulting in additional underwriting expenses of $260,358, which was an increase and decrease to additional paid in capital.

On September 17, 2022, the Company entered a Marketing Services Agreement with North Equities Corp. of Toronto, Canada, effective September 19, 2022, for an initial period of 6-months. Compensation for the initial period will be by the issuance of 41,494 rule 144 restricted shares of the Company’s common stock. This amount represents a market value of approximately $100,000 as of the effective date. The shares were issued to North Equities Corp. of Toronto on October 4, 2022. The Company will also reimburse North Equities for all direct, pre-approved and reasonable expenses incurred in performing the marketing services.

On October 12, 2022, the Company entered a Broadcasting and Billboard Agreement with FMW Media Works LLC (“FMW”) of Hauppauge, New York, for a period of three months. FMW will produce an informative TV show which will discuss the Company and its business. Total compensation will be made by the issuance of 63,292 rule 144 restricted common shares of Hempacco. The market value of the issued shares was $148,103 and was expensed in full in 2022.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

On or about October 7, 2022, the Company accepted service in a suit filed in the United States District Court for the Southern District of New York by Long Side Ventures LLC, R & T Sports Marketing Inc., Sierra Trading Corp., Taconic Group LLC, KBW Holdings LLC, Robert Huebsch and Ann E. Huebsch, Joseph Camberato, Joseph Crook, Sachin Jamdar, Michael Matilsky, Gerard Scollan, and Daisy Arnold (collectively “Plaintiffs”) against Hempacco Co., Inc., Mexico Franchise Opportunity Fund, LP, Sandro Piancone, Jorge Olson, Neville Pearson, Stuart Titus, Jerry Halamuda, Retail Automated Concepts, Inc. f/k/a Vidbox Mexico Inc., and Vidbox Mexico S.A. De C.V. (collectively “Defendants”) (Case No. 1:22-cv-08152 (ALC)), alleging that (i) Plaintiffs previously received a judgment (the “Judgment”) in a New York state court action (the “State Action”) against Retail Automated Concepts, Inc. (“RAC”) and Vidbox Mexico S.A. De C.V. (“Vidbox Mexico”), for breach of promissory notes issued by RAC to Defendants in 2018 and guaranteed by Vidbox Mexico, and (ii) prior to the filing of the State Action, Defendants fraudulently transferred and commingled assets, specifically 600 retail kiosks, in order to avoid enforcement of the Judgment, with Plaintiffs seeking monetary damages from Defendants. Defendants anticipate filing a motion to dismiss for lack of personal jurisdiction and failure to state a claim, and on or about November 4, 2022, Defendants’ counsel sent the court a letter requesting a pre-trial conference to discuss Defendants’ anticipated motion to dismiss pursuant Rule 2(A) of the court’s Individual Rules of Practice. Defendants intend to defend the matter vigorously. No further allowance for legal fees or settlement costs has been provided in the financial statements.

F-24

NOTE 15 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these financial statements.

Effective January 1, 2023, HempBox Vending, Inc.(“HVI”) a wholly owned subsidiary of the Company entered into a joint venture operating agreement (the “Operating Agreement”) with Weedsies Mobile, LLC (“Weedsies)”, a Florida limited liability company, to operate a joint venture entity (the “Joint Venture”) in Florida, Weedsies Vending, LLC which will market the Hemp related products of Weedsies using automated kiosks provided by HempBox Vending. Pursuant to the Operating Agreement, the Joint Venture will be owned 50% by each of HVI and Weedsies, HVI and Weedsies are both required to fund $1,000 to the Joint Venture. HVI will be responsible for provision of the self-service vending kiosks and will be responsible for technology and marketing support as well as accounting, financial services, and tax preparation for the Joint Venture. Weedsies will be responsible for installations, repair, customer service, marketing support, billing, and reconciliations to the Joint Venture.

On February 8, 2023, the Company signed, as guarantor, a lease agreement between US Tobacco de Mexico S.A. de C.V. (“UST” a related party) and Grupo Fimher, S. de R.I. de C.V. (“Fimher”) for the lease of 43,000 sf of manufacturing space located in Tijuana, Mexico. The term of the lease is three years, commencing on March 1, 2023. The first year’s rent payment is $18,622 per month, with 3.5% inflation increases on the first and second anniversaries of the lease. The estimated total contingent liability at lease inception will be $694,159.31. Hempacco Co., Inc. and Hempacco Paper Co., Inc. are sub-tenants of UST and will manufacture products at this facility.

On February 8, 2023, the Company’s subsidiary – Hempacco paper Co., Inc. -  leased the above referenced space for an initial period of one year for a monthly rental of $2,500. Hempacco paper will use this facility for the manufacture of all its paper products.

Effective January 30, 2023, Hempacco Co., Inc. (the “Company”) entered into a joint venture operating agreement (the “Operating Agreement”) with Alfalfa Holdings, LLC (“Alfalfa”), a California limited liability company, to operate a joint venture entity (the “Joint Venture”) in California, HPDG, LLC, which will market and sell hemp smokables products. Pursuant to the Operating Agreement, the Joint Venture will be owned 50% by each of the Company and Alfalfa, the Company is required to fund $10,000 to the Joint Venture, manufacture Joint Venture product, and provide accounting, inventory management, staff training, and trade show and marketing services for the Joint Venture. Alfalfa is required to provide online marketing and promotion, design and branding, and brand management and development services to the Joint Venture, as well as Snoop Dogg attendance and appearances at Joint Venture events subject to professional availability, and subject to a separate Talent License and Services Agreement between the Joint Venture and Alfalfa as described below (the “Services Agreement”).

In connection with the Operating Agreement, effective January 30, 2023, the Joint Venture entered into the Services Agreement with Spanky’s Clothing, Inc., and Calvin Broadus, Jr. p/k/a “Snoop Dogg” (collectively “Talent”), pursuant to which Talent will endorse the Joint Venture’s smokable hemp products and serve as a spokesperson for the products in the United States, and the Joint Venture shall (i) pay Talent’s legal expenses of $7,500 in connection with entering into the Operating Agreement and Services Agreement; (ii) cause the Company to issue to Talent a fully vested warrant to acquire 450,000 shares of Company common stock at a strike price of $1.00 per share (the “Talent Warrants”); (iii) cause the Company to issue to Talent’s designee a fully vested warrant to acquire 50,000 shares of Company common stock at a strike price of $1.00 per share (the “Talent Designee Warrants”); and (iv) pay Talent royalties of 10% of Joint Venture gross revenue, with minimum annual royalty payments of $450,000 by the end of the first two years of the initial term of the Services Agreement, an additional $600,000 by the end of the third year of the initial term, and an additional $1,200,000 by the end of the fourth year of the initial term. On or about January 30, 2023, the Company issued the Talent Warrants and Talent Designee Warrants as required by the Services Agreement.

Effective February 1, 2023, the Company through its representative in Warsaw, Poland filed the equivalent of Articles of Incorporation with the court to create Hempacco Europe Sp.z.o.o. (an LLC equivalent) the corporate entity through which the Company will distribute its smokable products throughout the EU. Ownership of the entity rests with Hempacco Co., Inc. -99% and Jakub Duda an individual -1%.

F-25

On February 9, 2023, Hempacco Co., Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, and EF Hutton, a division of Benchmark Investments, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) in connection with the public offering of the Company. The Underwriting Agreement provides for the offer and sale of 4,200,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a price to the public of $1.50 per share (the “Offering”). In connection therewith, the Company agreed to issue to the Representatives and/or their designees 338,100 warrants to purchase shares of Common Stock, exercisable from February 14, 2023, through February 10, 2028, and initially exercisable at $1.50 per share subject to adjustment as provided therein (the “Representatives’ Warrants”). The Company also granted the Underwriters an option (the “Option”) for a period of 45 days to purchase up to an additional 630,000 shares of Common Stock. The Offering is being made pursuant to a Registration Statement on Form S-1 (File No. 333-269566) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 9, 2023.

On February 11, 2023, the Underwriters exercised the Option in full, and on February 14, 2023, the Offering was completed. At the closing of the Offering, the Company (i) sold an aggregate of 4,830,000 shares of Common Stock for total gross proceeds of $7,245,000, and (ii) issued the Representatives’ Warrants as directed by the Representatives. After deducting underwriter commissions and Offering expenses, the Company received net proceeds of $6,610,400.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

On or about February 10, 2023, a Motion to Dismiss the Longside Ventures LLC et al lawsuit (see note 14 above) was filed in the New York District Court    for the Southern District of New York. At the time of the publication of these financial statements, no  response has yet been received from the court.

On April 6, 2023, the Company received a letter notification from the Nasdaq Capital Market (“Nasdaq”) advising of our non-compliance with Nasdaq listing rules in that the Company had failed to maintain its stock price at above $1.00 for a period of 30-days. The Nasdaq rules provide for a period of 180 days in which the Company must regain compliance. This period expires on October 3, 2023.

On April 20, 2023, the Company received a further letter notification from Nasdaq advising of our non-compliance with Nasdaq listing rules in that the Company had failed to submit its annual report on Form 10-K to the Securities and Exchange Commission by the stipulated due date plus any extension granted. The Nasdaq rules require that the Company submit a detailed plan of action explaining how the Company will remedy this situation and regain compliance. The report must be submitted within 60 days, which period expires on June 20, 2023.

F-26

HEMPACCO CO., INC.

Condensed Consolidated Balance Sheets

(Unaudited)

As of	September 30, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$17,076	$548,331
Accounts receivable	554,344	231,269
Accounts receivable, related parties	-	5,100
Loans receivable, related parties	286,174	-
Inventory	909,750	645,132
Prepaid expenses and other current assets	673,522	442,366
Prepaid expenses, related parties	736,941	35,609
Total Current Assets	3,177,807	1,907,807

Property and equipment	8,993,603	7,220,565
Right of use asset, related party	269,634	351,146
Other intangible assets, net of amortization	-	2,661
Equity investment – related party	1,747,381	-
Other investments and Warrants	249,634	-

TOTAL ASSETS	$14,438,059	$9,482,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts payable	$665,033	$335,605
Accounts payable, related parties	87,412	42,831
Accrued liabilities	374,444	-
Customer prepaid invoices and deposits	806,029	838,164
Line of credit	100,000	-
Loans and notes payable, related parties	-	69,282
Convertible promissory notes payable	3,200,000	125,000
Other short-term loans	137,173	-
Right of use liability, related party – current	114,926	109,552
Total Current Liabilities	5,485,017	1,520,434

Long Term Liabilities
Long-term debt	-	142,770
Right of use liability, related party	170,576	258,776
Total Liabilities	5,655,593	1,921,980
Stockholders’ Equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized as of September 30, 2023, and December 31, 2022, respectively.	-	-
Series A Preferred Stock, $0.001 par value; 10,000,000 Shares authorized as of September 30, 2023, and December 31, 2022, respectively. 0 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively.	-	-
Common stock, $0.001; 200,000,000 shares authorized as of September 30, 2023, and December 31, 2022, respectively. 28,926,126 and 23,436,505 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively.	28,926	23,436
Additional paid-in capital	25,563,373	18,095,184
Accumulated deficit	(16,640,974)	(10,463,048)
Total Stockholders’ Equity	8,951,325	7,655,572
Non-controlling interests	(168,859)	(95,373)
Total Equity Attributable to Hempacco Co., Inc.	8,782,466	7,560,199

LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,438,059	$9,482,179

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-27

HEMPACCO CO., INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Product sales	$1,305,254	$561,818	$1,950,460	$3,373,380
Product sales, related parties	11,709	16,940	32,028	22,940
Manufacturing service revenue	9,049	6,653	22,487	33,248
Kiosk revenue	-	6,824	-	8,890
Total Revenues	1,326,012	592,235	2,004,975	3,438,458

Cost of Sales
Cost of sales	1,349,631	598,627	2,227,521	2,795,661
Cost of sales, related parties	414,374	-	490,260	-
Total Cost of Sales	1,764,005	598,627	2,717,781	2,795,661
Gross Profit (Loss) from Operations	(437,993)	(6,392)	(712,806)	642,797

Operating Expenses
General and administrative	1,037,790	791,562	2,770,482	1,758,561
General and administrative, related parties	135,454	45,000	403,963	195,000
Sales and marketing	306,505	200,976	668,227	685,086
Sales and marketing, related parties	29,794	-	79,881	-
Expensing of related party advances and loans	166,267	-	1,487,042	-
Total Operating Expenses	1,675,810	1,037,538	5,409,595	2,638,647

Net Operating Loss	(2,113,803)	(1,043,930)	(6,122,401)	(1,995,850)

Other Income (Expense)
Interest expense	(82,109)	(3,684)	(88,871)	(13,080)
Other income and expense	(36,977)	(1,859)	(11,521)	(15,109)
Total Other Income (Expense)	(119,086)	(5,543)	(100,392)	(28,189)

Net Loss before equity investment	(2,232,889)	(1,049,473)	(6,222,793)	(2,024,039)
Share of net losses of equity method investee	(28,619)	-	(28,619)	-
Net Loss	$(2,261,508)	$(1,049,473)	$6,251,412	$(2,024,039)
Net loss attributable to non-controlling interests	50,995	617	73,486	2,200
Net Loss Attributable to Hempacco Co., Inc.	(2,210,513)	(1,048,856)	(6,177,926)	(2,021,839)
			5
Basic and Dilutive Loss per Share	$(0.08)	$(0.05)	$(0.22)	$(0.10)

Shares Used in Calculating Loss per Share	28,524,410	22,468,140	27,575,488	20,670,278

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-28

HEMPACCO CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	For the Three Months Ended September 30, 2023
	Common Stock		Additional Paid-In	Accumulated	Non-controlling
	Shares	Amount	Capital	Deficit	Interests	Total
Balance as of June 30, 2023	28,343,728	$28,343	$25,118,062	$(14,405,058)	$(143,267)	$10,598,080
Shares issued for consulting services	250,000	250	307,250			307,500
Common stock issued for Cambero convertible note	332,398	333	117,575	-	-	117,908
Record beneficial conversion feature discount on convertible notes.			21,486			21,486
Reversal of capital contribution related to joint venture	-	-	(1,000)	-	-	(1,000)
Net loss / assets attributable to non-controlling interests	-	-	-	25,592	(25,592)	-
Net loss for the three months ended September 30, 2023	-	-	-	(2,261,508)	-	(2,261,508)
Balance as of September 30, 2023	28,926,126	$28,926	$25,563,373	$(16,640,974)	$(168,859)	$8,782,466

	For the Nine Months Ended September 30, 2023
	Common Stock		Additional Paid-In	Accumulated	Non-controlling
	Shares	Amount	Capital	Deficit	Interests	Total
Balance as of December 31, 2022	23,436,505	$23,436	$18,095,184	$(10,463,048)	$(95,373)	$7,560,199
Issuance of common stock	4,830,000	4,830	7,240,170	-	-	7,245,000
Offering costs	-	-	(634,600)	-	-	(634,600)
Shares issued for consulting services	265,000	265	320,135	-	-	320,400
Capitalized value of warrants	-	-	374,453	-	-	374,453
Common stock issued for convertible notes	394,621	395	146,545	-	-	146,940
Record beneficial conversion feature discount on convertible notes.			21,486			21,486
Net loss / assets attributable to non-controlling interests	-	-	-	73,486	(73,486)	-
Net loss for the nine months ended September 30, 2023	-	-	-	(6,251,412)	-	(6,251,412)
Balance as of September 30, 2023	28,926,126	$28,926	$25,563,373	$(16,640,974)	$(168,859)	$8,782,466

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

	For the Three Months Ended September 30, 2022
			Additional		Non-
	Common Stock		Paid-In	Accumulated	controlling
	Shares	Amount	Capital	Deficit	Interests	Total
Balance as of June 30, 2022	19,960,124	$19,960	$7,154,605	$(4,432,197)	$(15,833)	$2,726,535
Issuance of common stock	1,000,000	1,000	5,999,000	-	-	6,000,000
Offering costs	-	-	(531,188)	-	-	(531,188)
Boustead cashless warrant conversion	54,928	55	(55)			-
Acquisition of machinery and trademarks	2,000,000	2,000	3,998,000			4,000,000
Conversion of accounts payable to common stock	50,000	50	99,950	-	-	100,000
Partner capital contribution to joint venture			52,000			52,000
Titan General Agency Ltd. Debt repayment	266,667	267	1,182,414			1,182,681
North Equities marketing services, paid with shares	41,494	41	99,959			100,000
Net loss/equity attributable to non-controlling interests	-	-	-	(8,546)	8,546	-
Net loss for the three months ended September 30, 2022	-	-	-	(1,049,473)	-	(1,049,473)
Balance as of September 30, 2022	23,373,213	$23,373	$18,054,685	$(5,490,216)	$(7,287)	$12,580,555

	For the Nine Months Ended September 30, 2022
			Additional		Non-
	Common Stock		Paid-In	Accumulate	controlling
	Shares	Amount	Capital	Deficit	Interests	Total
Balance as of December 31, 2021	19,695,532	$19,696	$6,321,428	$(3,459,214)	$(14,250)	$2,867,660
Warrant valuation expense	-	-	437,375	-	-	437,375
Issuance of common stock	208,000	208	415,792	-	-	416,000
Offering costs paid in connection with sale of common stock	-	-	(76,525)	-	-	(76,525)
Common stock issued for convertible note	56,592	56	56,535	-	-	56,591
Acquisition of machinery and trademarks	2,000,000	2,000	3,998,000			4,000,000
Conversion of accounts payable to common stock	50,000	50	99,950			100,000
Partner capital contribution to joint venture			52,000			52,000
Common shares issuance – IPO 2	1,000,000	1,000	5,999,000			6,000,000
Offering costs			(531,188)			(531,188)
Boustead cashless warrant conversion	54,926	55	(55)			-
Titan General Agency, Ltd. Debt repayment	266,667	267	1,182,414			1,182,681
North Equities USA Ltd. Marketing services	41,494	41	99,959			100,000
Net loss/equity attributable to non-controlling interests	-	-	-	(6,963)	6,963	-
Net loss for the nine months ended September 30, 2022	-	-	-	(2,024,039)	-	(2,024,039)
Balance as of September 30, 2022	23,373,213	$23,373	$18,054,685	$(5,490,216)	$(7,287)	$12,580,555

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-29

HEMPACCO CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(6,251,412)	$(2,024,039)
Adjustments to reconcile net loss to cash used in operating activities
Reclassification of Organipure capital contribution	(1,000)	-
Depreciation and amortization	116,807	171,098
Non-cash warrant valuation expense	76,249	437,375
Reserving of related party loans	1,464,475	-
Elimination of loss from equity investment	28,619	-
Gain on disposal of assets	-	10,690
Stock based compensation for services	320,400	100,000
Changes in operating assets and liabilities
Trade receivables, net	(323,075)	(159,525)
Accounts receivable, related parties	5,100	(16,481)
Prepaid expenses and other current assets	(156,265)	(202,813)
Prepaid expenses, related parties	(701,332)	-
Inventories	(264,619)	(599,572)
Accounts payable	329,427	253,039
Accounts payable, related parties	44,582	(86,658)
Accrued liabilities	373,267	14,468
Customer deposits	(32,134)	(1,115,266)
Right of use assets and liabilities	(1,314)	-
Net cash used in operating activities	(4,972,225)	(3,217,684)

Cash flows from investing activities
Purchases of property, plant and equipment	(163,184)	(169,398)
Proceeds from disposal of equipment	-	40,000
Franchise fees and licenses related to joint venture	-	(152,609)
Net cash provided by (used in) investing activities	(163,184)	(282,007)

Cash flows from financing activities
Line of Credit	100,000
Equipment loan repayment	-	(300,000)
Long term loan repayment	(5,597)	-
Loans to related parties	(1,750,649)	(70,379)
Proceeds from short-term promissory note, related parties	-	50,000
Repayment of short term note payable	(50,000)
Equity investment in related party	(300,000)	-
Proceeds from the sale of common stock	7,245,000	6,468,000
Offering costs paid in connection with sale of common stock	(634,600)	(607,713)
Cash flows provided by financing activities	4,604,154	5,539,908

Increase (decrease) in cash and cash equivalents	(531,255)	2,040,217
Cash and cash equivalents at beginning of period	548,331	933,469
Cash and cash equivalents at end of period	$17,076	$2,973,686

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$6,762	$-
Cash paid for taxes	$132	$3,635

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Warrants recorded as prepaid and other assets	$374,453	$437,375
Conversion of convertible notes payable and accrued interest to common stock	$146,940	$56,592
Marketing services paid with shares	$320,400	$100,000
Accounts payable paid with shares	-	$100,000
Equipment paid with promissory note	$1,724,000
Equity interest in affiliated entity paid with promissory note	$1,476,000	$-
Equipment loan paid with shares	-	$1,182,681
Payment for equipment and intangible assets with shares	-	$4,000,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-30

HEMPACCO CO., INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

These financial statements are those of Hempacco and its subsidiaries.

Hempacco Co., Inc. (the “Company” or “Hempacco”) was formed on April 1, 2019, as a Nevada corporation.

On April 23, 2021, the Company filed a second amendment to its Articles of Incorporation changing the name of the company from The Hempacco Co., Inc. to Hempacco Co., Inc.

The Company merged with, and became a subsidiary of, Green Globe International, Inc. (“GGII” or “Green Globe International”) on May 21, 2021.

Hempacco manufactures and distributes hemp smokables both under its own name and white label products for clients. The Company also owns high-tech CBD vending kiosks that it plans to place in retail venues throughout the US, in conjunction with a number of joint venture partners. During the current quarter the Company commenced supplying its JV partner, HPDG, Inc. with “Snoop Dogg” branded CBD Gummies.

On October 6, 2021, the California Assembly Bill Number 45 (“AB 45”) was passed into law. Despite the fact that industrial hemp is federally legal and not a controlled substance, this bill prohibits the sale of “inhalable” hemp products in California. However, the manufacture of inhalable hemp products for the sole purpose of sale in other states is not prohibited. The ban will remain in force until such time as the California Legislature enact a bill to tax the product. It is still legal to manufacture Delta-8 products containing less than 0.3% THC for sale in another State.

Because of the risk and uncertainty regarding the potential market for smokable products in California, the Company has focused on building its distribution network in other States and other Countries. Celebrity joint ventures bring a national demand for our products.

During the nine months ended September 30, 2023, the Company entered into the following Joint Ventures and other significant agreements.

Effective January 1, 2023, HempBox Vending, Inc. (“HVI”) a wholly owned subsidiary of the Company entered into a joint venture operating agreement (the “Operating Agreement”) with Weedsies Mobile, LLC (“Weedsies)”, a Florida limited liability company, to operate a joint venture entity (the “Joint Venture”) in Florida by the name of Weedsies Vending, LLC. The Joint Venture was created to market the hemp related products of Weedsies using automated kiosks provided by HVI. Pursuant to the Operating Agreement, the Joint Venture will be owned 50% each by HVI and Weedsies with both entities required to fund $1,000 to the Joint Venture. HVI will be responsible for provision of the self-service vending kiosks and will be responsible for technology and marketing support as well as accounting, financial services, and tax preparation for the Joint Venture. Weedsies will be responsible for installations, repair, customer service, marketing support, billing, and reconciliations to the Joint Venture.

Effective January 24, 2023, the Company entered into a joint venture operating agreement (the “Operating Agreement”) with Alfalfa Holdings, LLC (“Alfalfa”), a California limited liability company, to operate a joint venture entity (the “Joint Venture”) in California by the name of HPDG, LLC.

F-31

The Joint Venture was created to market and sell hemp smokables products. Pursuant to the Operating Agreement, the Joint Venture will be owned 50% each by the Company and Alfalfa. The Company is required to fund $10,000 to the Joint Venture, manufacture product, and provide accounting, inventory management, staff training, and trade show and marketing services.

In connection with the Operating Agreement, effective January 24, 2023, HPDG, LLC entered into the Services Agreement with Spanky’s Clothing, Inc., and Calvin Broadus, Jr. p/k/a “Snoop Dogg” (collectively “Talent”), pursuant to which Talent will endorse the HDPG, LLC’s smokable hemp products and serve as a spokesperson for the products in the United States. HDPG, LLC shall (i) pay Talent’s legal expenses of $7,500 in connection with entering into the Operating Agreement and Services Agreement; (ii) cause the Company to issue to Talent a fully vested warrant to acquire 450,000 shares of Company common stock at a strike price of $1.00 per share (the “Talent Warrants”); (iii) cause the Company to issue to Talent’s designee a fully vested warrant to acquire 50,000 shares of the Company’s common stock at a strike price of $1.00 per share (the “Talent Designee Warrants”); and (iv) pay Talent royalties of 10% of HDPG, LLC’s gross revenue, with minimum annual royalty payments of $450,000 by the end of the first two years of the initial term of the Services Agreement, an additional $600,000 by the end of the third year of the initial term, and an additional $1,200,000 by the end of the fourth year of the initial term.

As of September 30, 2023, the company has accrued $54,656 of the minimum annual royalty payment of $450,000 which will be due and payable on April 10, 2025.On or about January 30, 2023, the Company issued the Talent Warrants and Talent Designee Warrants as required by the Services Agreement (See Note 9).

On February 8, 2023, the Company signed, as guarantor, a lease agreement between US Tobacco de Mexico S.A. de C.V. (“US Tobacco de Mexico,” a related party), which is 100% owned by UST Mexico, Inc. (“UST Mexico,” a related party), and Grupo Fimher, S. de R.I. de C.V. (“Fimher”) for the lease of 43,000 sf of manufacturing space located in Tijuana, Mexico. The term of the lease is three years, commencing on March 1, 2023. The first year’s rent payment is $18,622 per month, with 3.5% inflation increases on the first and second anniversaries of the lease. The estimated total contingent liability at lease inception will be $694,159. Hempacco Co., Inc. and Hempacco Paper Co., Inc. are sub-tenants of US Tobacco de Mexico and will manufacture products at this facility. A liability for the guarantee has not been recorded as of September 30, 2023, as the amount is not probable.

On February 8, 2023, the Company’s subsidiary, Hempacco Paper Co., Inc., leased the above-referenced space for an initial period of one year for a monthly rental of $2,500. Hempacco Paper will use this facility for the manufacture of all its paper products.

Effective February 1, 2023, the Company through its representative in Warsaw, Poland, filed the equivalent of Articles of Incorporation with the court to create Hempacco Europe Sp.z.o.o. (an LLC equivalent), the corporate entity through which the Company will distribute its smokable products throughout the EU. Ownership of the entity rests 99% with the Company, and 1% with Jakub Duda, an individual.

On February 9, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, and EF Hutton, a division of Benchmark Investments, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) in connection with the public offering of additional shares of common stock of the Company. The Underwriting Agreement provides for the offer and sale of 4,200,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a price to the public of $1.50 per share (the “Offering”). In connection therewith, the Company agreed to issue to the Representatives and/or their designees 338,100 warrants to purchase shares of Common Stock, exercisable from February 14, 2023, through February 10, 2028, at $1.50 per share subject to adjustment as provided therein (the “Representatives’ Warrants”, see Note 9). The Company also granted the Underwriters an option (the “Option”) for a period of 45 days to purchase up to an additional 630,000 shares of Common Stock. The Offering is being made pursuant to a Registration Statement on Form S-1 (File No. 333-269566) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 9, 2023.

F-32

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of these liabilities.

On April 6, 2023, Hempacco Co. received a letter notification from the Nasdaq Capital Market (“Nasdaq”) advising of its non-compliance with Nasdaq listing rules because Hempacco had failed to maintain its stock price at above $1.00 for a period of 30-days. The Nasdaq rules provide for a period of 180 days in which Hempacco must restore compliance. This period expires on October 3, 2023.

On April 20, 2023, Hempacco received a further letter notification from Nasdaq advising of its non-compliance with Nasdaq listing rules because Hempacco had failed to file its Annual Report on Form 10-K (for the 2022 fiscal year) with the Securities and Exchange Commission by the required due date. The deficiency was cured by Hempacco by the filing of the Annual Report on Form 10-K on May 15, 2023.

On May 23, 2023, Hempacco received a letter notification from Nasdaq advising of its non-compliance with Nasdaq listing rules because Hempacco had failed to file its Quarterly Report on Form 10-Q (for the quarter ended March 31, 2023) with the Securities and Exchange Commission by the required due date. The deficiency was cured by the filing of the Quarterly Report on Form 10-Q on July 5, 2023.

On October 2, 2023, the Company officially responded to Nasdaq requesting an additional six-months in which to bring its share price back over the $1,00 minimum price required by Nasdaq rules. The Company also confirmed its willingness to implement a reverse stock split in order to achieve its goal should it not be able to increase its share price through organic growth of the business.

On May 7, 2023, Hempacco entered into a joint venture agreement with Nasir Ghesani, a New York distribution company doing business as “Reliable Distributor,” with each party to own 50% of the joint venture and working capital needs to be paid by Hempacco. The joint venture is intended to enter new master distributor agreements for Hempacco smokable products to be placed in New York area convenience stores, gas stations and specialty smoke shops. On May 16, 2023. the Company formed a new Nevada Corporation, RD-HPCO, Inc. as the joint venture entity between the Company and Nasir Ghesani.

On July 10, 2023, the Company signed a Purchase Agreement and an accompanying Assignment Agreement with Viva Veritas LLC (“Veritas”) (successor to Curated Nutra) whereby Veritas agreed to assign its 50% interest in Green Star labs, Inc. (“GSL”) to Hempacco together with additional equipment lines related to bottling and gummy production.

Green Globe International, Inc. Hempacco’s parent company owns a 50% interest and the management control of Green Star Labs, Inc. through the existing joint venture agreement and will continue to fully consolidated GSL under the guidance of ASC 810-10. Hempacco, having a significant interest in GSL will account for its investment under the equity method following the guidelines of ASC 323. The company will record its share of earnings or losses after elimination of intercompany gains and losses, as a single amount on its income statement.

The total purchase price to be paid by the Company is $3,500,000. The preliminary purchase price has been allocated as to $1,776,000 for the interest in Green Star Labs, and $1,724,000 for the equipment. $3,200,000 of the $3,500,000 total purchase price was paid by the Company’s issuance of a convertible promissory note to the seller, which became effective on July 10, 2023. As noted above, Hempacco had already paid the sum of $300,000 to Curated Nutra as a deposit for the additional equipment, which represented the cash portion of the total $3,500,000 purchase price and was credited against the total purchase price by the seller, such that the total $3,500,000 purchase price was deemed paid after issuance of the $3,200,000 promissory note to the seller.

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The promissory note carries a 10% interest rate and matures twelve months from the issue date. The holder has the right, after 6-months after the issue date, to convert all or part of the then outstanding principal balance of the note into common stock of the issuer, provided, however, that the holder may not convert the note into Company common stock to the extent that such conversion would result in the holder’s beneficial ownership of the Company common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the note contains a maximum issuance limitation such that the note will no longer be convertible after the Company has issued an aggregate of 5,572,000 shares upon conversion of the Note.

The applicable conversion price shall be 95.238% of the average closing price of the Company’s common stock during the three days immediately preceding the conversion.

In accordance with ASC 323-10-50-3 the following additional disclosures are made with regard to this equity investment:

a)	As mentioned above, the owners of Green Star Labs, Inc. and the respective ownership percentages are:

	i)	Green Globe International, Inc. 50%
	ii)	Hempacco Co., Inc. 50%

b)	Hempacco, as the investor, will account for its interest under the equity method under GAAP/ASC 323

c)

Hempacco purchased the equity interest for the sum of $1,776,000 with a further $1,724,000 being used for the purchase of certain items of production equipment needed to produce a new Hempacco product line.

d)

The $1,776,000 paid for the equity stake is attributable to Basis Difference / (Equity Goodwill). This basis difference will be evaluated each quarter in comparison to the Investees earnings or losses and other changes in equity in order that the value of the equity investment on the Company’s balance sheet can be adjusted accordingly.

e)

GSL was a start-up operation in January 2022 and has recently started to generate operating profits. The purchase price was based on the future profitability and growth that Hempacco’s new business lines and joint ventures will bring to GSL Hence any current comparison of the purchase price and the current net assets of GSL would be misleading.

f)

The Company will, on a quarterly basis, monitor the underlying net assets of GSL in order to evaluate whether or not any adjustment is necessary to the carrying value of the equity investment in the books of the Company. Should GSL report other comprehensive income or changes to equity accounts, the Company will make the appropriate adjustments to its carrying cost to reflect its share of these additional items in accordance with the GAAP accounting standard.

g)	GSL has no contingent issuances of shares, warrants or convertible promissory notes that might affect Hempacco’s share of reported earnings or losses.

A review of the preliminary financial statements of Green Star labs, Inc. resulted in the Company reducing its equity investment in GSL by $28,619, being 50% of the preliminary net losses of GSL for the three months ended September 30, 2023. There will potentially be further adjustments needed in the fourth quarter of 2023.

The non-controlling interests of these ventures have been disclosed on the consolidated balance sheet and income statement.

F-34

Going Concern Matter

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net loss of $6,251,412 during the nine months ended September 30, 2023, and has an accumulated deficit of $16,640,974 as of September 30, 2023. During the nine months ended September 30, 2023, the Company’s net cash used in operations was $4,972,225.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. If we are not able to successfully execute our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our unaudited consolidated financial statements have been prepared in accordance with US GAAP and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. As permitted under those rules, we omitted certain footnotes or other financial information that are normally required by US GAAP for annual financial statements. We have included all adjustments necessary for a fair presentation of the results of the interim period. These adjustments consist of normal and recurring items. Our consolidated financial statements are not necessarily indicative of results that may be expected for any other interim period or for the full year. These consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes filed with the SEC on May 12, 2023. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company’s financial condition and results of operations and cash flows for the interim periods presented.

Principles of Consolidation

The financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

F-35

Joint Venture entities where the company owns at least 51% and controls the accounting and administration of the entities will be accounted for under ASC 810-10 which will allow full consolidation of the assets and liabilities into the Company’s balance sheet, with non-controlling interests being calculated and disclosed in the balance sheet and operating statement of the Company. Joint Venture entities where the company owns less than 51% are evaluated for treatment as variable interest entities. The Company may provide accounting and administration for these entities, may have board of director control, and may provide the majority of funding for these entities. Any entities not falling within this criterion will be accounted for under ASC 323-30. These consolidated financial statements include the operating results and the assets of the nine currently operating, joint venture entities, all of which have been deemed variable interest entities for the period ended September 30, 2023.

Equity Method Investments in Unconsolidated Affiliates

We apply the equity method of accounting for investments when we have significant influence, but not controlling interest in the investee. Judgment regarding the level of influence over each equity method investment includes key factors such as ownership interest, representation on the board of directors, participation in policy-making decisions, operational decision-making authority, and material intercompany transactions. Under this method of accounting, our proportionate share of the net income (loss) resulting from these investments is reported in “Other income and expenses” in the consolidated statements of operations since the activities of the investees are closely aligned with, and a critical part of, our operations. The carrying value of our equity method investments is reported as “Equity od investment in related party” in our consolidated balance sheets.

For all equity method investments, we record our share of an investee’s income or loss on a one quarter lag. We evaluate material events occurring during the quarter lag to determine whether the effects of such events should be disclosed in our financial statements. We classify distributions received from equity method investments using the cumulative earnings approach on our consolidated statements of cash flows. A change in our proportionate share of an investee’s equity resulting from issuance of common shares or in-substance common shares by the investee to third parties is recorded as a gain or loss in our consolidated statements of operations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 323, “Investments-Equity Method and Joint Ventures” (Subtopic 10-40-1).

We assess investments for impairment whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. If the decline in value is considered to be other than temporary, the investment is written down to its estimated fair value, which establishes a new cost basis in the investment. We did not record any such impairment charges for any periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

F-36

Revenue Concentration

Sales to two of the Company’s customers made up approximately 35% and  28%, respectively, of our revenues for the three months ended September 30, 2023, and sales to one of the Company’s customers made up approximately 82% of our revenues for the three months ended September 30, 2022. Sales to three of the Company’s customers made up approximately 23%, 19% and 17%, respectively, of our revenues for the nine months ended September 30, 2023, and sales to one of the Company’s customers made up approximately 81% of our revenues for the nine months ended September 30, 2022. The balance receivable from three customers on September 30, 2023, and December 31, 2022 represents approximately 72%, 46% and 22%, respectively, of the total accounts receivable balance of $544,344 and $469,730. as of that date. As a result of a legal dispute between a major customer and a third party during 2022, we experienced a significant reduction in our projected revenues and cash flow during the first half of the current fiscal year.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, Earnings Per Share, basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the nine months ended September 30, 2023, and 2022, the following outstanding dilutive securities were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	September 30,	September 30,
	2023	2022
	(Shares)	(Shares)
Warrants	838,100	-
Promissory notes convertible to shares*	5,572,000	125,000
TOTAL	6,410,100	125,000

•	A note for $3,200,000 is limited to a maximum issuance of 5,572,000 per the terms of the note. See note 1 above.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accounts receivable – related parties, inventory, deposits and prepayments, accounts payable and accrued liabilities, accounts payable – related parties, customer pre-paid invoices & deposits, other short-term liabilities – equipment loan, operating lease – right of use liability – short term portion approximate fair value because of the short-term nature of these items.

F-37

Non-Controlling Interests

The Company accounts for the non-controlling interests in its subsidiaries and joint ventures in accordance with U.S. GAAP. and ASC 805-20.

The Company has chosen to record the minority interests (NCI’s) in the equity section of the balance sheet, and on the income statement, the profit or loss attributable to the minority interests will be reported as a separate non-operating line item.

The Company measures its non-controlling interests using the percentage of ownership interest in the net assets and the current operating income / (loss) held by the respective NCI’s during the accounting period.

NOTE 3 - ACCOUNTS RECEIVABLE

As of September 30, 2023, and December 31, 2022, accounts receivable consisted of the following:

	September 30,	December 31,
	2023	2022

Accounts receivable	$670,321	$478,680
Accounts receivable - related parties	-	5,100
Allowance for doubtful accounts	(115,977)	(247,410)
Total accounts receivable	$554,344	$236,370

The Company recorded a reserve of approximately 90% against the entire balance of accounts receivable and loans due from related parties as of September 30, 2023. See Note 11 for additional information on related party transactions related to receivables.

NOTE 4 – INVENTORY

As of September 30, 2023, and December 31, 2022, inventory, which consists primarily of the Company’s raw materials, finished products and packaging is stated at the following amounts:

	September 30,	December 31,
	2023	2022

Finished goods	$564,778	$109,879
Raw materials and labor (Net of obsolescence allowance)	344,972	535,253
Total inventory at cost less obsolescence allowance	$909,750	$645,132

The Company identified a potential for obsolescence in particular raw materials and provided an allowance for this risk in full in the year ended December 31, 2020. As of September 30, 2023, and December 31, 2022, and 2021, respectively, this allowance remains unchanged. This obsolescence allowance is continually re-evaluated and adjusted as necessary.

F-38

NOTE 5 - PROPERTY AND EQUIPMENT

As of September 30, 2023, and December 31, 2022, property and equipment consisted of the following:

	September 30,	December 31,
	2023	2022
Production equipment	$5,724,422	$3,837,236
Leasehold improvements	12,431	12,431
Kiosks	3,631,279	3,631,279
	9,368,132	7,480,946
Accumulated depreciation	(374,529)	(260,381)
Total property and equipment	$8,993,603	$7,220,565

Depreciation expense was $52,959 and $114,146 for the three and nine months ended September 30, 2023, respectively, and $37,617 and $68,388 for the three and nine months ended September 30, 2022, respectively.

NOTE 6 - OPERATING LEASES – RIGHT OF USE ASSETS

The Company entered into a 72-month agreement to lease approximately 6,300 square feet of manufacturing, storage, and office space on January 1, 2020, for a period of 6 years with Primus Logistics, Inc. (“Primus”), a related party that is controlled by the Company’s CEO. Approximately 1,800 square feet (28.5%) is used as a manufacturing facility with the balance used as corporate offices and storage. There was no security deposit paid, and the lease carries no optional extension periods. The term of the lease is for six years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 6.23% within the calculation.

In addition to the rental of manufacturing space, the Company transacts routine storage business with Primus. The primary business of Primus is the provision of cold storage facilities used for perishable raw materials and finished products from pharmaceutical manufacturing companies. The company stores its raw hemp smokable material with Primus.

Base monthly rent commenced at $10,000 per month, with subsequent defined annual increases. All operating expenses are borne by the lessee. Amounts payable to the related party for rent as of September 30, 2023, and December 31, 2022, were $0 and $5,163 respectively. On September 30, 2023, and December 31, 2022, the amounts of $119,756 and $25,000 respectively, of prepaid rent were included in the deposits and prepayments account.

Operating lease right of use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

F-39

The following are the expected lease payments as of September 30, 2023, including the total amount of imputed interest/present value discount.

Year Ending December 31	Operating Leases
2023	$32,779
2024	135,049
2025	139,100
Total lease payments	306,928
Less: Imputed interest/present value discount	(21,426)
Total	$285,502

Rent expenses, on the straight-line basis, were $32,340 and $97,020 during the three and nine months ended September 30, 2023, respectively, and $32,340 and $97,020 during the three and nine months ended September 30, 2022, respectively.

See Note 1 for information on a new lease between Hempacco Paper Co., Inc., and UST Mexico.

NOTE 7 - OTHER SHORT-TERM LIABILITIES – EQUIPMENT LOAN

On December 11, 2019, the Company entered into a loan for $1,500,000 within an initial maturity of 18 months to fund the purchase of equipment to use in its production. The loan did not have a stated interest rate, and, therefore, the Company calculated an imputed discount of $109,627, which was amortized over 18 months. As of December 31, 2022, the discount had been completely amortized. The loan is secured by the production equipment.

On January 6, 2022, the first payment of $50,000 was made to the lender. The Company was granted forbearance with respect to further loan payments until the Company’s planned initial public offering (“IPO”) was funded. On September 6, 2022, the Company executed a settlement agreement and mutual release with the lender providing for the full repayment of the outstanding loan balance of $1,450,000 with a cash payment of $250,000 and the issuance of 266,667 restricted shares of Hempacco common stock. As of September 30, 2023, and December 31, 2022, the principal balance of the loan was $0.

NOTE 8 - CONVERTIBLE NOTES

During May and September 2021, the Company entered into financing arrangements to provide working capital. The Company received proceeds of $175,000 from three private investors. The promissory notes carried interest at the rate of between 8% and 12% and matured between May 4, 2022, and October 23, 2022.

The notes automatically converted at 75% of the 30-day average bid price of the obligor common stock (or the public company common stock as the case may be), with the exception of the $50,000 Taverna 12% Note, which converted at the lower of $1.00 per share or the current market price of Hempacco stock. The notes could not be converted prior to maturity. The Taverna note matured on May 4, 2022, and was converted, along with accrued interest, into 56,592 shares of Hempacco common stock on September 7, 2022.

The notes payable to Miguel Cambero for $100,000 and Ernie Sparks for $25,000 originally matured on October 23, 2022. Both notes were extended through April 30, 2023. On or about May 16, 2023, Ernest Sparks’ note and accrued interest of $4,032 were converted into 62,223 shares of the Company’s common stock. The conversion terms of the promissory note, called for conversion of the principal and accrued interest $29,033 into common shares of Hempacco at a 25% discount to the weighted average closing price for the 30-days prior to the conversion date, which calculation produced a conversion rate of $0.4665. The additional interest expense due to the discounted conversion rate was $6,434.

F-40

The Company’s note payable to Miguel Cambero, including accrued interest, was converted into 332,398 shares of   common stock on August 9, 2023.The conversion terms of the promissory note date May 6, 2021, called for conversion of the principal and accrued interest $117,907 into common shares of Hempacco at a 25% discount to the weighted average closing price for the 30-days prior to the conversion date, which calculation produced a conversion rate of $0.3547. The additional interest expense due to the discounted conversion rate was $15,052.

On or about March 18, 2022, the Company issued a promissory note to a related party, Jerry Halamuda for $50,000. The note carries an interest rate of 8% and the initial maturity date was September 18, 2022. The note is secured by 50,000 common shares of the Company. On September 18, 2022, the Company and the investor signed Amendment No. 1 to the promissory note extending the maturity date to March 18, 2023. Subsequently, additional amendments were executed which extended the maturity date to June 18, 2023, and then to September 18, 2023. The $50,000 principal balance of the note was repaid on August 1, 2023. Accrued interest will be repaid in cash at a later date.

NOTE 9 - WARRANTS

As of September 30, 2023, the following warrants are outstanding:

Talent Warrants (see Note 1)	450,000
Talent Designee Warrants (see Note 1)	50,000
Compensation Warrants	500,000
Representatives’ Warrants (see Note 1)	338,100
838,100

On August 11, 2021, the Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, with respect to a number of proposed financing transactions. Included in the agreement was the initial public offering of the Company’s common stock, for which a listing on NASDAQ was successfully applied, the private placement of Hempacco securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”).

In addition to the other compensation delineated in the agreement, the Company agreed to issue and sell to the Representative (and/or its designees) on the closing date of an IPO or Other Financing as applicable, five-year warrants to purchase shares of the Company’s common stock. The warrants are equal to 7% of the gross offering amount at an initial exercise price of 150% of the offering price per share in the IPO, or 100% of the offering price in Other Financing.

On January 25, 2023, the Company issued fully vested warrants to purchase 500,000 shares of the Company’s common stock to non-employees as compensation for services (“Compensation Warrants”). The Compensation Warrants have an exercise price of $1.00 and a contractual life of 5 years. As of September 30, 2023, total compensation costs related to the common stock warrants not yet recognized amounted to approximately $324,525. The amounts were recorded as prepaid compensation, for which there is a current and noncurrent portion that is amortized over the life of the contract. As of September 30, 2023, the current portion of $74,891 is included in prepaid expenses and other current assets on the balance sheet and the noncurrent portion of $249,634 is included in other assets. During the nine months ended September 30, 2023, $49,928 was amortized to sales and marketing expense.

F-41

The Black-Scholes model uses the following variables to calculate the value of an option or warrant for the nine months ended September 30, 2023, and the twelve months ended December 31, 2022:

	September30,	December 31,
Description	2023	2022
a) Price of the Issuer’s Security	$ 0.75-$1.25	$ 1.00 - $7.00
b) Exercise (strike) price of Security	$1.00	$ 0.75 - $1.50
c) Time to Maturity in years	5 years	3 to 5 years
d) Annual Risk-Free Rate	5-year T-Bill	2-year T-Bill
e) Annualized Volatility (Beta)	90% - 100%	59% - 100%

NOTE 10 - OTHER LOANS PAYABLE

On June 15, 2020, Hempacco entered into a loan agreement with a third party whereby the Company received $85,000. The terms of the loan were for one year, with 0% interest. On January 15, 2021, the lender further advanced $83,328 on the same terms. In December 2021, a letter agreement and loan extension were signed by the lender in which it was confirmed that the new maturity date of the loan would be August 15, 2023. The maturity date was subsequently extended to August 15, 2024. As of September 30, 2023, and December 31, 2022, the balance outstanding was $136,173 and $142,770, respectively.

In July 2021, the Company secured a line of credit facility with First Citizens Bank in the amount of $100,000. The line of credit bears interest at a floating rate equal to 1.0% above the Wall Street Journal Prime Rate at any time and matured in July 2023. On July 1, 2023, the facility was renewed for an additional 12 months and will be reviewed by the bank for potential renewal on June 30, 2024. The line of credit is guaranteed by the CEO of the Company. As of September 30, 2023, and December 31, 2022, $100,000 and $0, respectively, were owed on the line of credit. On September 30, 2023, the interest rate on the facility was 9.25%.

NOTE 11 - RELATED PARTY TRANSACTIONS

As of September 30, 2023, and December 31, 2022, the Company owed Primus $0 and $5,163 respectively, for rent and storage fees. As of September 30, 2023, and December 31, 2022, Primus had been paid $342,638 and $25,000 respectively, in advance, for rent and storage fees. During the nine months ended September 30, 2023, and 2022, the Company expensed $222,883 and $206,821, respectively, for services provided by Primus.  The Company’s CEO owns 90% of Primus.

As of September 1, 2022, the salaries of the CEO and the CMO, as defined in their respective employment agreements, were paid through the Company’s payroll service. These payments replace the prior independent contractor payments received by their entities, Strategic Global Partners, Inc. and Cube 17, Inc., respectively. Although employment contracts were dated from January 2022, salaries were paid with effect from September 1, 2022. During the three and nine months ended September 30, 2023, the Company incurred expenses of $60,000 and $180,000, respectively, related to salaries for the CEO and CMO. During the three and nine months ended September 30, 2022, the Company incurred expenses of $40,000 and $160,000, respectively, related to consulting fees for the CEO and CMO.  The Company does not believe there is substantial risk that employer taxes with penalties and interest may be due related to payments made to the CEO and CMO as consultants.

As of September 30, 2023, and December 31, 2022, the Company was owed $0 and $0, respectively, and owed $0, and $0, respectively, by and, to UST Mexico, Inc / US Tobacco de Mexico. (“UST Mexico”) under a mutual line of credit agreement.

F-42

The Company sells hemp products to UST Mexico and provides manufacturing consulting services. The value of goods and services provided to UST Mexico, which are recorded as revenue, was $8,800 and $15,359, respectively, for the three and nine months ended September 30, 2023, and $16,840 and $31,840 for the three and nine months ended September 30, 2022. UST Mexico is a manufacturer of tobacco cigarettes in Mexico and provides consulting services and parts for the Company’s equipment. The value of goods and services provided by UST Mexico was $190,807 and $428,753, respectively, for the three and nine months ended September 30, 2023, and $57,181 and $147,184, respectively, for the three and nine months ended September 30, 2022. As of September 30, 2023, the Company prepaid expenses of $616,000 for products and services related to Hempacco Paper Company that are covered by open purchase orders. Subsequent to September 30, 2023, the Company advanced $66,000 to UST Mexico and received $62,600 from UST Mexico.

As of September 30, 2023, UST Mexico owned 947,200,000 shares of common stock of Green Globe International, Inc. UST Mexico is a related party by virtue of the CEO’s 25% interest in UST Mexico.

On or about March 1, 2022, the Company entered into a mutual line of credit agreement with its parent company, Green Globe International, Inc. (“GGII”). The purpose of the credit agreement is to facilitate short-term borrowing needs on an interest-free basis, with advances being subject to repayment within 90 days with a maximum of $500,000 allowed to be outstanding within any 90-day period. On December 1, 2022, the maximum amount was increased to $1,500,000 and on September 30, 2023, the maximum loan amount was increased to $1,800,000.

As of September 30, 2023 and December 31, 2022, the balance owed to the Company by GGII was $1,684,053 and $692,119 respectively. The Company recorded a reserve of $1,684,053 against this balance as of September 30, 2023. Subsequent to September 30, 2023, the Company made additional loans of $96,400 to GGII.

During 2023 and 2022, the Company made short term cash advances directly to Green Star Labs, Inc., a subsidiary joint venture of the Company’s parent, Green Globe International, Inc. On July 10, 2023, the Company acquired a 50% equity interest in Green Star Labs, Inc. As of September 30, 2023, and December 31, 2022, the balance owed by Green Star Labs, Inc. to the Company was $1,232,009 and $605,994, respectively. The Company concluded that collection of a portion of the loan balance may not be recoverable and therefore a partial impairment allowance of $945,835 was created as of September 30, 2023.

During the nine-month period ended September 30, 2023, the Company made payments of approximately $0 (net of repayments) as pre-payment against purchase orders for new products primarily related to the Alfalfa Holdings LLC joint venture (“Snoop Dogg”). During the nine months ended September 30, 2023, the Company received approximately $409,342 in inventory from Green Star Labs, Inc. In the three months ended September 30, 2023, Green Star Labs shipped $416,551 of product to the Company as a form of repayment of the related party loans. Subsequent to September 30, 2023, the Company made additional loans of $230,500 to Green Star Labs, Inc. The value of all shipments of product by GSL to Hempacco will first be credited against the loans payable to Hempacco.

NOTE 12 - STOCKHOLDERS’ EQUITY

Common Stock

On September 28, 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000.

On or about April 7, 2022, the Company issued 208,000 shares of Hempacco common stock at $2.00 per share to nine investors, eight of which were third parties. The Company received gross proceeds of $416,000, and net proceeds of $339,475 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

F-43

On or about July 15, 2022, the Company acquired from Nery’s Logistics, Inc., an entity that is owned by a significant shareholder (greater than 10%) of the Company’s parent, two cigarette production equipment lines together with multiple cigarette and cigar-related trademarks. The total acquisition price was deemed to be $4,000,000 to be paid solely by the issuance of 2,000,000 common shares of the Company. $3,400,000 was initially allocated to the value of the equipment, and the balance of $600,000 was allocated to intangible assets. A subsequent appraisal, performed in Mexico, valued the equipment at $2,278,337. No value was allocated to the trademarks. During the year ended December 31, 2022, the Company recorded a one-time charge of $1,121,663 to its statement of operations account in order to reduce the asset costs to net realizable value.

On July 15, 2022, the Company also settled two vendor accounts payable balances totaling $100,000 by the issuance of 50,000 common shares of the Company.

On September 1, 2022, the Company sold 1,000,000 shares of Hempacco common stock at $6.00 per share to its underwriter in the Company’s IPO, and to Boustead Securities, LLC (“Boustead”) pursuant to the underwriting agreement, in connection with the IPO (the “Underwriting Agreement”). After deducting the underwriting commission and expenses, the Company received net proceeds of $5,390,753.

On September 6, 2022, Boustead exercised its warrants to purchase the Company’s common stock issued to it in connection with IPO, pursuant to paragraph 1.3.1 of the Underwriting Agreement. Boustead elected to convert its right to purchase 70,000 common shares at $9.00 per share using the cashless basis formula in the warrants. The exercise resulted in the issuance of 54,928 shares of common stock to Boustead. The market price of these shares on the issue date was $4.74 per share, resulting in an increase of $55 in common stock and an increase in additional paid in capital of $260,303 as well as additional underwriting expenses of $260,358, which was a decrease to additional paid in capital.

On September 17, 2022, the Company entered a Marketing Services Agreement with North Equities Corp. of Toronto, Canada, effective as of September 19, 2022, for an initial period of 6-months. Compensation for the initial period will be the issuance of 41,494 restricted shares of the Company’s common stock under SEC Rule 144. This amount represents a market value of approximately $100,000 as of the effective date. The shares were issued to North Equities Corp. of Toronto on October 4, 2022. The Company will also reimburse North Equities for all direct, pre-approved and reasonable expenses incurred in performing the marketing services.

On October 12, 2022, the Company entered a Broadcasting and Billboard Agreement with FMW Media Works LLC (“FMW”) of Hauppauge, New York, for a period of three months. FMW will produce an informative TV show which will discuss the Company and its business. Total compensation will be made through the issuance of 63,292 restricted common shares of Hempacco under SEC Rule 144. The market value of the issued shares was $148,103 and was expensed in full in 2022.

On or around February 5, 2023, the Company issued 15,000 shares to Dr. Fischer and Partner GmbH/ Ruediger Beuttenmueller for IR consulting services in Europe pursuant to a consulting contract effective December 1, 2022, and terminating on February 20, 2023.

On February 14, 2023, the Company sold 4,830,000 shares of Hempacco common stock at $1.50 per share to its underwriters in the Company’s second public offering, and to Boustead Securities, LLC (“Boustead”) and EF Hutton pursuant to the underwriting agreement, in connection with the offering (the “Underwriting Agreement”). After deducting the underwriting commission and expenses, the Company received net proceeds of $6,610,400. Further details can be found in Note 1 above.

On May 16, 2023, 62,223 shares of the Company’s common stock were issued to Ernest Sparks for conversion of his promissory note and accrued interest (see Note 8 above).

On August 9, 2023, 332,398 shares of the Company’s common stock were issued to Miguel Cambero for conversion of his promissory note and accrued interest (see Note 8 above).

On or around September 26, 2023, the Company issued 250,000 shares to FMW MediaWorks for services pursuant to an additional consulting contract dated February 2, 2023.

F-44

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these financial statements.

On November 6, 2023, we entered into agreements with Ispire North America, LLC, to, under license, manufacture and distribute vaporizer products under our joint venture celebrity brands.

December 31, 2023 Acquisition

Effective July 24, 2023, we acquired from Viva Veritas LLC (“Veritas”) its 50% ownership interest in Green Star Labs, Inc., a Delaware corporation (“Green Star Labs”), together with additional equipment and inventory related to bottling and gummy production, for total consideration of $3,500,000, with $300,000 paid in cash (which was deemed previously paid by the Company), and $3,200,000 paid by the issuance of a convertible promissory note to the Seller (the “Veritas Note”).

The Veritas Note matures twelve months after issuance, and unpaid principal accrues interest at 10% per annum. The Veritas Note is convertible at the election of the holder into shares of Common Stock at any time six months following issuance at a conversion price equal to 95.238% multiplied by the average of the closing bid prices during the three trading days prior to conversion; provided, however, that the holder may not convert the Veritas Note into Common Stock to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of issued and outstanding Common Stock. Additionally, the Veritas Note contains a maximum issuance limitation such that the Veritas Note will no longer be convertible after we have issued an aggregate of 5,572,000 shares upon conversion of the Veritas Note.

The other 50% ownership interest in Green Star Labs was owned by our majority shareholder, Green Globe International, Inc., a Delaware corporation (“GGII”).

Effective December 31, 2023, we acquired from GGII the remaining 50% ownership interest in Green Star Labs for a purchase price of $2,500,000, paid by the issuance of a $2,500,000 promissory note to GGII (the “GGII Note”), resulting in Green Star becoming a wholly owned subsidiary of the Company.

The GGII Note matures twelve months after issuance, can be paid in cash or via the cancellation of receivables owed to us by GGII in our discretion, and interest accrues at 10% per annum for that portion of the GGII Note that is paid in cash. The GGII Note is not convertible into Common Stock.

These acquisitions furthered our plans to increase our product line and manufacturing capabilities to cover a broad range of nutraceutical products which will be produced at the Company’s approximately 50,000-sf certified GMP facility in San Diego.

Recent Financings

Beginning on October 19, 2023, the Company entered into the first of several securities purchase agreements for the sale of, in the aggregate, (i) up to $3,000,000 in convertible promissory notes, (ii) warrants to purchase up to 1,300,000 shares of common stock, and (iii) up to 300,000 shares of common stock (the “Financing Transactions”).

The Financing Transactions have resulted in the issuance of 299,989 shares of our Common Stock and instruments exercisable for or convertible into a substantial number of additional shares of our Common Stock, diluting the interests of our existing shareholders. The purchasers of our securities in these transactions were granted registration rights with respect to the Common Stock issued to them, and to be issued to them upon the exercise of warrants or conversion of convertible notes granted to them as part of such transactions. These transactions consist of the following:

October 19th Financing Transaction

Effective October 19, 2023, we entered into a securities purchase agreement (the “FirstFire October 19th SPA”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire October 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire October 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire October 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire October 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire October 19th RRA”). The FirstFire October 19th Transaction closed on October 19, 2023, and on such date pursuant to the FirstFire October 19th SPA, FirstFire’s legal expenses of $10,000 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $20,000 from the gross purchase price, we received net funding of $220,000, and the FirstFire October 19th Note, FirstFire October 19th Warrants, and FirstFire October 19th Shares were issued to FirstFire.

The FirstFire October 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning February 18, 2024, with additional payments of $9,300/month due on August 18, 2024, and September 18, 2024, and all other amounts under the note due on October 18, 2024. The FirstFire October 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire October 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire October 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire October 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire October 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire October 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire October 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire October 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire October 19th Warrants shall have the right to exercise the FirstFire October 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire October 19th Warrants.

October 20th Financing Transaction

Effective October 20, 2023, we entered into a securities purchase agreement (the “Mast Hill October 20th SPA”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill October 20th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill October 20th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill October 20th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill October 20th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill October 20th RRA”). The Mast Hill October 20th Transaction closed on October 20, 2023, and on such date pursuant to the Mast Hill October 20th SPA, Mast Hill’s legal expenses of $7,500 were paid from the gross purchase price, our broker-dealer in connection with the transaction was paid $57,240 from the gross purchase price, we received net funding of $686,760, and the Mast Hill October 20th Note, Mast Hill October 20th Warrants, and Mast Hill October 20th Shares were issued to Mast Hill.

The Mast Hill October 20th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning February 19, 2024, with additional payments of $27,955.80/month due on August 19, 2024, and September 19, 2024, and all other amounts under the note due on October 19, 2024. The Mast Hill October 20th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill October 20th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill October 20th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill October 20th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill October 20th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill October 20th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill October 20th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill October 20th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill October 20th Warrants shall have the right to exercise the Mast Hill October 20th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill October 20th Warrants.

December 12th Financing Transaction

Effective December 12, 2023, we entered into another securities purchase agreement (the “Mast Hill December 12th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $835,000 (the “Mast Hill December 12th Note”), (ii) warrants to purchase 361,832 shares of Common Stock (the “Mast Hill December 12th Warrants”), and (iii) 83,497 shares of Common Stock (the “Mast Hill December 12th Shares”), for an aggregate purchase price of $751,500 (the “Mast Hill December 12th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill December 12th RRA”). The Mast Hill December 12th Transaction closed on December 12, 2023, and on such date pursuant to the Mast Hill December 12th SPA, Mast Hill’s legal expenses of $15,000 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $63,000 from the gross purchase price, we received net funding of $673,500, and the Mast Hill December 12th Note, Mast Hill December 12th Warrants, and Mast Hill December 12th Shares were issued to Mast Hill.

The Mast Hill December 12th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $139,177.80/month for 6 months beginning April 11, 2024, with additional payments of $27,955.80/month due on October 11, 2024, and November 11, 2024, and all other amounts under the note due on December 11, 2024. The Mast Hill December 12th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill December 12th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill December 12th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill December 12th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill December 12th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill December 12th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill December 12th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill December 12th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill December 12th Warrants shall have the right to exercise the Mast Hill December 12th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill December 12th Warrants.

December 19th Financing Transaction

Effective December 19, 2023, we entered into another securities purchase agreement (the “FirstFire December 19th SPA”) with FirstFire, pursuant to which we sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $277,777.78 (the “FirstFire December 19th Note”), (ii) warrants to purchase 120,370 shares of Common Stock (the “FirstFire December 19th Warrants”), and (iii) 27,777 shares of Common Stock (the “FirstFire December 19th Shares”), for an aggregate purchase price of $250,000 (the “FirstFire December 19th Transaction”), and we also entered into a registration rights agreement with FirstFire (the “FirstFire December 19th RRA”). The FirstFire December 19th Transaction closed on December 19, 2023, and on such date pursuant to the FirstFire December 19th SPA, FirstFire’s legal expenses of $2,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $20,000 from the gross purchase price, we received net funding of $227,500, and the FirstFire December 19th Note, FirstFire December 19th Warrants, and FirstFire December 19th Shares were issued to FirstFire.

The FirstFire December 19th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $46,300/month for 6 months beginning April 18, 2024, with additional payments of $9,300/month due on October 18, 2024, and November 18, 2024, and all other amounts under the note due on December 18, 2024. The FirstFire December 19th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the FirstFire December 19th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the FirstFire December 19th Note, and which includes any failure to pay monthly amortization payments as required by the FirstFire December 19th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the FirstFire December 19th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The FirstFire December 19th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the FirstFire December 19th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the FirstFire December 19th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the FirstFire December 19th Warrants shall have the right to exercise the FirstFire December 19th Warrants by means of a “cashless exercise” in accordance with the formula provided in the FirstFire December 19th Warrants.

January 9th Financing Transaction

Effective January 9, 2024, we entered into another securities purchase agreement (the “Mast Hill January 9th SPA”) with Mast Hill, pursuant to which we sold, and Mast Hill purchased, (i) a convertible promissory note in the principal amount of $774,444.44 (the “Mast Hill January 9th Note”), (ii) warrants to purchase 335,591 shares of Common Stock (the “Mast Hill January 9th Warrants”), and (iii) 77,441 shares of Common Stock (the “Mast Hill January 9th Shares”), for an aggregate purchase price of $696,999.99 (the “Mast Hill January 9th Transaction”), and we also entered into a registration rights agreement with Mast Hill (the “Mast Hill January 9th RRA”). The Mast Hill January 9th Transaction was the final transaction that was part of the Financing Transactions and closed on January 9, 2024, and on such date pursuant to the Mast Hill January 9th SPA, Mast Hill’s legal expenses of $13,500 were paid from the gross purchase price, our broker-dealers in connection with the transaction were paid $55,758 from the gross purchase price, we received net funding of $627,741.99, and the Mast Hill January 9th Note, Mast Hill January 9th Warrants, and Mast Hill January 9th Shares were issued to Mast Hill.

The Mast Hill January 9th Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the note), is unsecured, and is required to be repaid $129,084.40/month for 6 months beginning May 8, 2024, with additional payments of $25,928.40/month due on November 8, 2024, and December 8, 2024, and all other amounts under the note due on January 8, 2025. The Mast Hill January 9th Note is convertible into shares of Common Stock at the election of the holder at a conversion price equal to $1.50/share subject to adjustment as provided in the Mast Hill January 9th Note (the “Conversion Price”). The Conversion Price shall be adjusted if an Event of Default (as such term is defined in the Mast Hill January 9th Note, and which includes any failure to pay monthly amortization payments as required by the Mast Hill January 9th Note) has occurred, in which case the Conversion Price shall mean the lesser of (i) 75% of $1.50/share (which percentage shall be reduced by 10% for each 30 calendar day period that passes after the Event of Default, but shall not be reduced lower than 50%), or (ii) 90% of the lowest volume-weighted average price on any trading day (any day that shares of Common Stock are listed for trading or quotation on any exchange or trading market is listed or traded, or if the Common Stock is not listed or traded, any calendar day) during the 5 trading days prior to the conversion date (which percentage shall be reduced to 87.5% if the Company has failed to make a required monthly payment); provided, however, that the holder may not convert the Mast Hill January 9th Note to the extent that such conversion would result in the holder’s beneficial ownership of Common Stock being in excess of 4.99% of the issued and outstanding Common Stock. In addition, if at any time while the convertible note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable conversion price of the convertible note, the holder of the convertible note shall have the right to reduce the conversion price to such lower price. Finally, the holder is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion, provided that the gross conversion amount in that conversion is at least $25,000.

The Mast Hill January 9th Warrants have a 5-year term, are exercisable on a cashless basis, and have an exercise price of $1.50, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Mast Hill January 9th Warrants remain outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our Common Stock or securities or rights convertible into or exercisable for shares of our Common Stock, at a price below the then-applicable exercise price of the Mast Hill January 9th Warrants, the holder shall have the right to reduce the exercise price to such lower price. At any time when the market price (the highest traded price of our Common Stock during the 30 trading days prior to the exercise notice), is in excess of the exercise price, the holder of the Mast Hill January 9th Warrants shall have the right to exercise the Mast Hill January 9th Warrants by means of a “cashless exercise” in accordance with the formula provided in the Mast Hill January 9th Warrants.

The aggregate amount of these agreements is $3,000,000 (the Commitment), with the first Promissory Note having a principal amount of $277,778 and a purchase amount of $250,000. Each Note will carry an interest rate of 10% per year in addition to the 10% Original Issuer Discount (“OID”). The Company received net proceeds of $220,000 after deduction of the 10% OID, brokers commission of $20,000 and Investor’s legal expenses of $10,000.

The Note Holder is restricted from holding more than 4.99% of the Company’s outstanding common shares at any time.

The Investor received additional compensation comprised of i) the issue of common shares (the commitment shares) amounting to 10% of each Promissory Note amount, and 2) 120,370 warrants to purchase common shares at $1.50 per share during a period of five years from the date of the Promissory Note.

The Note Holder has the option to convert all or a part of the outstanding debt into common stock at a fixed conversion rate of $1.50 provided that the loan is not in default.

On October 18, 2023, the Company issued 27,777 common shares to the Note Holder in accordance with the Share Purchase agreement together with 120,370 five year warrants. This warrant number is derived from the percentage that 1,300,000 warrants bear to a total purchase commitment of $3,000,000.

On October 19, 2023, a Note and other ancillary documents were signed in connection with a second tranche of funding under the First Fire umbrella commitment. The Promissory Note Holder is Mast Hill Fund, LLC. The gross amount of the Promissory Note is $835,000 and the purchase amount, after deducting the OID is $751,500. The Company received net proceeds of $686,760 after deduction of the brokers commission of $57,240 and Investor’s legal expenses of $7,500.The Investor received additional compensation comprised of i) the issue of common shares (the commitment shares) amounting to 10% of each Promissory Note amount, and 360,805 warrants to purchase common shares at $1.50 per share during a period of five years from the date of the Promissory Note.

On October 19, 2023, the Company issued 83,497 common shares to the Note Holder in accordance with the Share Purchase agreement together with 361,832 5-year warrants.

Both of the above referenced Promissory Notes call for monthly payments of principal and interest in the aggregate of $185,478 commencing on February 18/19, 2024.

On November 6, 2023, the Company signed two agreements with Aspire North America, LLC, (“Aspire”) as follows:

a)	Manufacturing & Supply Agreement (“MSA”)

b)	Exclusive Distribution Agreement (“EDA”)

Aspire is a leading Los Angeles based, developer, manufacturer and marketer of cannabis vaporizer hardware.

The MSA provides for the Company, as a client of Aspire, to manufacture at Client’s Facility finished consumer vaporization goods using the products, filling Machines, their respective patents and other IP Rights embodied therein, and to fill with Client’s Finished Oils (collectively, “Finished Goods”); and (b) sell and distribute the Client Products as part of Client’s Finished Goods throughout the Territory (collectively, "Limited Distribution License").

The EDA provides for the Company, in the role of “Supplier” to award a worldwide “Master Distributor” agreement back to Ispire for all the supplier’s celebrity and influencer products produced by the Company. Ispire agrees not to sell nicotine-based products in North America.

F-45

HEMPACCO CO., INC.

6,600,295 Shares of

Common Stock

PROSPECTUS

January__, 2024

Until ____________, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

F-46

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$321.39
Accounting fees and expenses*	10,000
Legal fees and expenses*	15,000
Printing expenses*	2,000
Miscellaneous fees and expenses*	5,000
Total expenses*	$32,321.39

*	Estimated

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our shareholders for monetary damages for breach of a director's fiduciary duty as a director.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On May 21, 2021, the Company issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

On May 21, 2021, the Company issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of the Company's Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, the Company issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as the Company's Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, the Company issued 8,757,479 shares of common stock to its preferred shareholder, Mexico Franchise Opportunities Fund LP (“MFOF”), a related party entity owned approximately 31% by the Company's founder and CEO, Mr. Piancone, and approximately 25% by the Company's founder, Mr. Olson, upon conversion of 8,000,000 shares of Series A Preferred Shares of the Company into common stock at $1.00 per share, and  payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, the Company issued 170,000 shares of common stock to an entity controlled by the Company's founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by the Company.

On May 21, 2021, the Company issued 185,000 shares of common stock to an entity controlled by the Company's founder, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by the Company.

On May 21, 2021, the Company issued 170,000 shares of common stock to an entity controlled by the Company's founder and CEO, Mr. Piancone, for rent of the Company's manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $171,500.

On May 21, 2021, the Company issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services to the Company valued at $100,000.

On or about December 6, 2021, the Company sold 805,541 shares of Company common stock at $1.00 per share to 19 investors, 17 of which were third parties. Neville Pearson, Company CFO, and Dr. Stuart Titus, Company director, purchased 50,000 of the shares for $50,000, and 100,000 of the shares for $100,000, respectively. The Company received gross proceeds of $805,541, and net proceeds of $724,255 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder.

On or about December 14, 2021, the Company sold 494,459 shares of Company common stock at $1.00 per share to 5 investors, 4 of which were third parties. The family trust of Jerry Halamuda, Company director, purchased 50,000 of the shares for $50,000. The Company received gross proceeds of $494,459, and net proceeds of $333,309.98 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder.

On or about April 7, 2022, the Company sold 208,000 shares of Company common stock at $2.00 per share to 9 investors, all of which were third parties. The Company received gross proceeds of $416,000, and net proceeds of $355,475 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder. These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.

On or about June 10, 2022, the Company issued 56,592 shares of Company common stock to its lender, Mario Taverna, in conversion of $50,000 in principal and $6,592 of accrued interest due to Mr. Taverna under a convertible promissory note.

63

On or about July 15, 2022, the Company issued 2,000,000 shares of Company common stock to Nery’s Logistics, Inc. in consideration of the acquisition of two cigarette production equipment lines and multiple trademarks from it.

On July 15, 2022, the Company settled two vendor accounts payable balances totaling $100,000 by issuing 50,000 shares of Company common stock (25,000 shares issued to each of the vendors) to the vendors.

On August 29, 2022, the Company entered into an underwriting agreement with Boustead Securities, LLC (“Boustead”), in connection with the initial public offering of the Company’s common stock (the “IPO”), pursuant to which the Company agreed to (i) sell 1,000,000 shares of its common stock (the “IPO Shares”) at a price to the public of $6.00 per share, (ii) issue Boustead warrants to purchase 70,000 shares of common stock, exercisable from September 1, 2022, through August 29, 2027, and initially exercisable at $9.00 per share (the “Boustead Warrants”), and (iii) grant Boustead an option for a period of 45 days to purchase up to an additional 150,000 shares of common stock. On September 1, 2022, the IPO closed, and the Company (i) issued the IPO Shares for total gross proceeds of $6,000,000, and (ii) issued Boustead the Boustead Warrants. On September 6, 2022, Boustead exercised the Boustead Warrants, which were part of Boustead’s compensation as underwriter in the IPO, in full on a cashless basis, and on September 7, 2022, the Company issued 54,928 shares of common stock to Boustead.

On September 6, 2022, the Company entered into a settlement agreement with Titan General Agency Ltd. (“Titan”), the Company’s creditor equipment financier which was owed approximately $1,450,000 by the Company as of September 6, 2022 (the “Titan Debt”), pursuant to which the Company agreed to pay Titan $250,000 in cash (the “Settlement Cash Payment”) and issue Titan 266,667 shares of Company common stock (the “Settlement Shares”), in full satisfaction of the Titan Debt. On or about September 8, 2022, the Company issued Titan the Settlement Shares.

On October 4, 2022, the Company issued North Equities USA Ltd. (“North”) 41,494 shares of Company common stock for six months of marketing services to be rendered by North to the Company, commencing on September 19, 2022, and including content management for the Company’s YouTube channel, establishment of a brand ambassador, and social media services.

On October 12, 2022, the Company issued FMW Media Works LLC (“FMW”) 63,292 shares of Company common stock, in consideration of TV show production and broadcasting services to be rendered to the Company by FMW.

On or about January 30, 2023, the Company issued the Talent Warrants and Talent Designee Warrants (as defined below) as required by the services agreement between the Company’s Joint Venture, Alfalfa, and Talent (as defined below).

On or about February 5, 2023, the Company issued 15,000 shares of its common stock to Dr. Fischer and Partner GmbH as partial compensation for a three-month consulting agreement to provide marketing and investor relation services to the Company in Europe.

On February 9, 2023, the Company entered into an underwriting agreement with Boustead Securities, LLC, and EF Hutton, a division of Benchmark Investments, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) in connection with the public offering of the Company. The Underwriting Agreement provided for the offer and sale of 4,200,000 shares of Company common stock at a price to the public of $1.50 per share (the “Offering”). In connection therewith, the Company agreed to issue to the Representatives and/or their designees 338,100 warrants to purchase shares of Common Stock, exercisable from February 14, 2023, through February 10, 2028, and initially exercisable at $1.50 per share subject to adjustment as provided therein (the “Representatives’ Warrants”). The Company also granted the Underwriters an option (the “Option”) for a period of 45 days to purchase up to an additional 630,000 shares of Common Stock. The Offering was made pursuant to a Registration Statement on Form S-1 (File No. 333-269566) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 9, 2023. On February 11, 2023, the Underwriters exercised the Option in full, and on February 14, 2023, the Offering was completed. At the closing of the Offering, the Company (i) sold an aggregate of 4,830,000 shares of Common Stock for total gross proceeds of $7,245,000, and (ii) issued the Representatives’ Warrants as directed by the Representatives. After deducting underwriter commissions and Offering expenses, the Company received net proceeds of $6,610,400.

On or about May 16, 2023, the Company issued 62,223 shares of its common stock to Ernest Sparks upon conversion of a convertible note and accrued interest.

On or about May 16, 2023, the Company issued 332,398 shares of its common stock to Miguel Cambero upon conversion of a convertible note and accrued interest.

On or around September 26, 2023, the Company issued 250,000 shares to FMW for additional media services rendered to the Company by FMW .

On November 16, 2023, the Company issued 108,137 shares to Tactic LLC, a video marketing company, for product promotional services in connection with the Company’s joint venture’s Snoop Dogg products.

Except for the IPO Shares, the Offering shares, and the shares underlying the Boustead Warrants, which were registered under the Securities Act of 1933, as amended, the other securities described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transactions did not involve a public offering.

64

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on March 24, 2022)
3.2	Amended and Restated Articles of Incorporation dated April 23, 2021 (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on March 24, 2022)
3.3	Amended and Restated Articles of Incorporation dated September 28, 2021 (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-1 filed on March 24, 2022)
3.4	Bylaws of Hempacco Co., Inc. (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 filed on March 24, 2022)
5.1*	Opinion of Brunson Chandler & Jones, PLLC as to the legality of the shares
10.1

Agreement for Share Exchange between Hempacco Co., Inc. and Green Globe International, Inc., dated May 21, 2021 (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed on March 24, 2022)

10.2

Patent License Agreement between Hempacco Co., Inc., and Old Belt Extracts, LLC d/b/a Open Book Extracts, dated April 1, 2021 (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed on March 24, 2022)

10.3	Limited Liability Company Agreement of Cali Vibes D8 LLC, dated April 20, 2021 (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed on March 24, 2022)
10.4

Joinder Agreement between Cali Vibes D8 LLC, Hempacco Co., Inc., and BX2SD Hospitality, LLC, dated June 3, 2021 (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on March 24, 2022)

10.5

Assignment Agreement between Hempacco Co., Inc. and Green Globe International, Inc., dated December 14, 2021 (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on March 24, 2022)

10.6	Joinder Agreement of Hemp Hop Smokables LLC, by Hempacco Co., Inc., dated December 14, 2021 (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on March 24, 2022)
10.7

Joint Venture Agreement between Hempacco Co., Inc. and Cheech and Chong’s Cannabis Company, dated January 1, 2022 (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on March 24, 2022)

10.8	Joint Venture Agreement between Hempacco Co., Inc. and StickIt Ltd., dated January 19, 2022 (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on March 24, 2022)
10.9

Purchase Finance Agreement between Hempacco Co., Inc., and Titan General Agency Ltd., dated December 3, 2019 (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed on March 24, 2022)

10.10	Loan Agreement between Hempacco Co., Inc. and Courier Labs, LLC, dated June 15, 2020 (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 filed on March 24, 2022)
10.11	Security Agreement between Hempacco Co., Inc. and Courier Labs, LLC, dated June 15, 2020 (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 filed on March 24, 2022)
10.12	Side Letter Agreement & Loan Extension between Hempacco Co., Inc. and Courier Labs, LLC (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed on March 24, 2022)
10.13	12% 6 Month Note issued to Mario Taverna, dated May 4, 2021 (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1 filed on March 24, 2022)
10.14	Note Extension Agreement between Hempacco Co., Inc. and Mario Taverna, dated November 5, 2021 (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 filed on March 24, 2022)
10.15	Convertible Promissory Note issued to Miguel Cambero Villasenor, dated May 6, 2021 (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1 filed on March 24, 2022)
10.16	Convertible Promissory Note issued to Miguel Cambero Villasenor, dated June 7, 2021 (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-1 filed on March 24, 2022)
10.17

Convertible Promissory Note issued to Ernest Sparks and Julee A. Sparks, Joint Tenants, dated May 10, 2021 (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-1 filed on March 24, 2022)

10.18	12% One Year Note issued to Dennis Holba & Raffaella Marsh, dated November 12, 2019 (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-1 filed on March 24, 2022)
10.19	Secured Promissory Note issued to Jerry Halamuda, dated February 17, 2020 (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-1 filed on March 24, 2022)
10.20	Promissory Note issued to Jerry Halamuda, dated February 16, 2021 (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-1 filed on March 24, 2022)
10.21

Promissory Note Agreement Amendment 1 between Hempacco Co., Inc. and Jerry Halamuda, dated May 17, 2020 (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-1 filed on March 24, 2022)

10.22	12% One Year Note issued to Mario Taverna, dated March 5, 2021 (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-1 filed on March 24, 2022)
10.23	12% One Year Note issued to Mario Taverna, dated March 10, 2021 (incorporated by reference to Exhibit 10.23 to Registration Statement on Form S-1 filed on March 24, 2022)
10.24	12% One Year Note issued to Valentino Mordini, dated March 9, 2021 (incorporated by reference to Exhibit 10.24 to Registration Statement on Form S-1 filed on March 24, 2022)
10.25	12% One Year Note issued to Romeo Fiori, dated March 10, 2021 (incorporated by reference to Exhibit 10.25 to Registration Statement on Form S-1 filed on March 24, 2022)
10.26	12% One Year Note issued to J Lin Inc., dated March 15, 2021 (incorporated by reference to Exhibit 10.26 to Registration Statement on Form S-1 filed on March 24, 2022)
10.27	12% One Year Note issued to Sylvester Barnes, dated April 1, 2021 (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 filed on March 24, 2022)
10.28	12% One Year Note issued to Roger Ladd, dated April 13, 2021 (incorporated by reference to Exhibit 10.28 to Registration Statement on Form S-1 filed on March 24, 2022)
10.29

Standard Industrial/Commercial Multi-Tenant Lease Agreement between Hempacco Co., Inc. and Primus Logistics, Inc., dated January 1, 2020 (incorporated by reference to Exhibit 10.29 to Registration Statement on Form S-1 filed on March 24, 2022)

65

10.30

Sales and Marketing Agreement between Hempacco Co., Inc., and Cube17, Inc., dated November 6, 2019 (incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-1 filed on March 24, 2022)

10.31

Consulting & Marketing Agreement between Hempacco Co., Inc., and Strategic Global Partners, Inc., dated January 3, 2020 (incorporated by reference to Exhibit 10.31 to Registration Statement on Form S-1 filed on March 24, 2022)

10.32

Consulting & Marketing Agreement between Hempacco Co., Inc., and UST Mexico, Inc., dated January 3, 2020 (incorporated by reference to Exhibit 10.32 to Registration Statement on Form S-1 filed on March 24, 2022)

10.33

Interim Consulting Agreement between Hempacco Co., Inc. and Neville Pearson, dated March 1, 2021 (incorporated by reference to Exhibit 10.33 to Registration Statement on Form S-1 filed on March 24, 2022)

10.34	Employment Agreement between Hempacco Co., Inc. and Sandro Piancone, dated January 20, 2022 (incorporated by reference to Exhibit 10.34 to Registration Statement on Form S-1 filed on March 24, 2022)
10.35	Employment Agreement between Hempacco Co., Inc. and Neville Pearson, dated January 20, 2022 (incorporated by reference to Exhibit 10.35 to Registration Statement on Form S-1 filed on March 24, 2022)
10.36	Employment Agreement between Hempacco Co., Inc. and Jorge Olson, dated February 3, 2022 (incorporated by reference to Exhibit 10.36 to Registration Statement on Form S-1 filed on March 24, 2022)
10.37	Indemnification Agreement, between Hempacco Co., Inc. and Sandro Piancone, dated August 29, 2022 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on September 2, 2022)
10.38	Indemnification Agreement, between Hempacco Co., Inc. and Neville Pearson, dated August 29, 2022 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on September 2, 2022)
10.39	Indemnification Agreement, between Hempacco Co., Inc. and Jorge Olson, dated August 29, 2022 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on September 2, 2022)
10.40	Indemnification Agreement, between Hempacco Co., Inc. and Stuart Titus, dated August 29, 2022 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on September 2, 2022)
10.41	Indemnification Agreement, between Hempacco Co., Inc. and Jerry Halamuda, dated August 29, 2022 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on September 2, 2022)
10.42	Indemnification Agreement, between Hempacco Co., Inc. and Miki Stephens, dated August 29, 2022 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on September 2, 2022)
10.43	Independent Director Agreement, between Hempacco Co., Inc. and Miki Stephens, dated August 29, 2022 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on September 2, 2022)
10.44

Broker Representation Agreement between Hempacco Co., Inc. and Wizards and Kings LLC, dated November 23, 2021 (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to Registration Statement on Form S-1 filed on May 3, 2022)

10.45

Asset Purchase Agreement between Hempacco Co., Inc. and Nery’s Logistics, Inc., dated July 12, 2022 (incorporated by reference to Exhibit 10.40 to Amendment No. 4 to Registration Statement on Form S-1 filed on August 5, 2022)

10.46	8% 90 Day Note issued to Jerry Halamuda, dated May 18, 2022 (incorporated by reference to Exhibit 10.41 to Amendment No. 4 to Registration Statement on Form S-1 filed on August 5, 2022)
10.47

Promissory Note Agreement Amendment 1 between Hempacco Co., Inc. and Jerry Halamuda, dated June 18, 2022 (incorporated by reference to Exhibit 10.42 to Amendment No. 4 to Registration Statement on Form S-1 filed on August 5, 2022)

10.48

Joint Venture Agreement between Hempacco Co., Inc. and Sonora Paper Co., Inc., dated October 2, 2022 (incorporated by reference to Exhibit 10.48 to Registration Statement on Form S-1 filed on February 3, 2023)

10.49

Joint Venture Agreement between Hempacco Co., Inc. and High Sierra Technologies, Inc., dated November 10, 2022  (incorporated by reference to Exhibit 10.49 to Registration Statement on Form S-1 filed on February 3, 2023)

10.50

Operating Agreement between Hempacco Co., Inc., Alfalfa Holdings, LLC, and HPDG, LLC, dated January 24, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 2, 2023)

10.51

Underwriting Agreement, between Hempacco Co., Inc. and Boustead Securities, LLC, dated August 29, 2022 (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed on September 2, 2022)

10.52

Underwriting Agreement, dated February 9, 2023, by and between Hempacco Co., Inc. and Boustead Securities, LLC (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed on February 15, 2023)

10.53	Purchase Agreement, by and between Hempacco Co., Inc., and Viva Veritas LLC, dated July 10, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 28, 2023)
10.54

Securities Purchase Agreement, dated October 18, 2023, entered into between Hempacco Co., Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 25, 2023)

66

10.55

Registration Rights Agreement, dated October 18, 2023, entered into between Hempacco Co., Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 25, 2023)

10.56

Promissory Note, dated October 18, 2023, by Hempacco Co., Inc. to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 25, 2023)

10.57

Common Stock Purchase Warrant, dated October 18, 2023, by Hempacco Co., Inc. to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on October 25, 2023)

10.58

Securities Purchase Agreement, dated October 19, 2023, entered into between Hempacco Co., Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on October 25, 2023)

10.59

Registration Rights Agreement, dated October 19, 2023, entered into between Hempacco Co., Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on October 25, 2023)

10.60	Promissory Note, dated October 19, 2023, by Hempacco Co., Inc. to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on October 25, 2023)
10.61	Common Stock Purchase Warrant, dated October 19, 2023, by Hempacco Co., Inc. to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed on October 25, 2023)
10.62

Securities Purchase Agreement, dated December 11, 2023, entered into between Hempacco Co., Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 14, 2023)

10.63

Registration Rights Agreement, dated December 11, 2023, entered into between Hempacco Co., Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 14, 2023)

10.63	Promissory Note, dated December 11, 2023, by Hempacco Co., Inc. to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on December 14, 2023)
10.64

Common Stock Purchase Warrant, dated December 11, 2023, by Hempacco Co., Inc. to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on December 14, 2023)

10.62

Securities Purchase Agreement, dated December 18, 2023, entered into between Hempacco Co., Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 20, 2023)

10.63

Registration Rights Agreement, dated December 18, 2023, entered into between Hempacco Co., Inc. and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 20, 2023)

10.63

Promissory Note, dated December 18, 2023, by Hempacco Co., Inc. to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on December 20, 2023)

10.64

Common Stock Purchase Warrant, dated December 18, 2023, by Hempacco Co., Inc. to FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on December 20, 2023)

10.65

Purchase Agreement, by and between Hempacco Co., Inc., and Green Globe International, Inc., dated December 31, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 4, 2024)

14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to Registration Statement on Form S-1 filed on March 24, 2022)
23.1*	Consent of dbbmckennon
23.2*	Consent of Brunson Chandler & Jones, PLLC (include in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1

Settlement Agreement and Mutual Release between Hempacco Co., Inc. and Titan General Agency Ltd., dated September 6, 2022 (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-1 filed on February 3, 2023)

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment.

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(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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a.	If the registrant is relying on Rule 430B:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 29, 2024.

Hempacco Co., Inc.

By:	/s/ Sandro Piancone
Sandro Piancone Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandro Piancone as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sandro Piancone	Chief Executive Officer (principal executive officer), President and Director	January 29, 2024
Sandro Piancone

/s/ Neville Pearson	Chief Financial Officer (principal financial and accounting officer)	January 29, 2024
Neville Pearson

/s/ Jorge Olson	Chief Marketing Officer and Director	January 29, 2024
Jorge Olson

/s/ Jerry Halamuda	Director	January 29, 2024
Jerry Halamuda

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